                                                                   EXHIBIT 10.20

                            PARTICIPATION AGREEMENT

     This Participation Agreement ("Agreement") is made and entered into as of this 10th day of March, 2001 by and between HAY EXPLORATION, INC., hereinafter referred to as "Hay" a Kentucky Corporation, located at 4353 Willard Drive, Ashland, Kentucky 41102, and IVANHOE ENERGY (USA) INC., hereinafter referred to as "Ivanhoe", a Nevada Corporation, located at 1200 Discovery Drive, Suite 301, P.O. Box 9279, Bakersfield, California 93389-9279, sometimes referred to as a "Party" and collectively as the "Parties".

                                  WITNESSETH:

     WHEREAS, Hay represents that it is the owner and holder of certain oil and gas leases, farmouts and oil and gas rights, covering approximately 15,000 net mineral acres, hereinafter called the "Area of Interest" or "AOI" in Elliott, Morgan and Carter Counties, Kentucky as described on Exhibit "A" attached hereto and made a part hereof; and

     WHEREAS, Hay and Ivanhoe are interested in participating jointly to evaluate, explore and develop the subject leasehold for oil and/or gas development within the Area of Interest, shown on Exhibit "B", attached hereto and made a part hereof. An "Area of Mutual Interest" (AMI) will be further defined, by mutual agreement, upon the completion of the first three (3) exploration wells, as hereinafter described; and

     WHEREAS, Ivanhoe is an experienced oil and gas operator and is interested in participating with Hay to explore, develop and produce hydrocarbon substances from the AOI; and,

     NOW THEREFORE, in consideration of the premise and covenants set out hereinafter, the Parties agree as follows:


                                  SECTION ONE

                      DUE DILIGENCE AND WELL COMMENCEMENT

1.1 Ivanhoe shall have access to any all land records and title information relative to the leases in the AOI, and Hay agrees to assist Ivanhoe in accessing said records and all data relating to such leases and the AOI, including but not limited to oil and gas leases; farmouts, drilling contracts, gas contracts, land records and maps, title opinions, geological and geophysical data, well production data, and historical information relating to such data and the AOI.

1.2 On or before the 25th day of March 2001, Hay will have applied for drilling permits and have ready a minimum of three (3) drilling locations, being one each for each prospect area hereinafter described. Hay shall commence drilling operations as soon as a rig is available.

                                  SECTION TWO

                                 PROSPECT COST

2.1 Upon execution of this Agreement, Ivanhoe will tender to Hay an advance payment of Four Hundred Fifty Thousand Dollars ($450,000.00) (said amount being the equivalent of Thirty dollars ($30.00) per acre, times the total net mineral acres within the three (3) prospect areas). Said payment is to cover the costs associated with identifying and acquiring the subject leaseholds, any proprietary seismic, gravity and aeromagnetic data, and facilitating the acquisitions of leases for each prospect located within the AOI and each prospect area. In exchange therefore, Ivanhoe shall have earned an undivided one half interest (1/2) in each prospect area.


                                 SECTION THREE

                                   PROSPECTS

3.1 This prospects consist of three (3) separate leaseholds, each requiring one (1) well each to penetrate the Rome Sand horizon, as identified on the Litho-Density log of the Lawson #1 Well, located in 7-S-78, 114 feet from the South line and 703 feet from the West line, Carter Coordinates, Elliott County, Kentucky, at a depth of 6024 feet to 7312 feet below the surface of the ground. The prospects are known as the Jenkins a/k/a Dingus, Beetle a/k/a Carter and Burk Prospects. Each prospect requires that an exploratory well to be drilled to penetrate the Rome formation, be commenced as soon as a rig is available after the execution of this Agreement. It is further agreed by the Parties hereto that the drilling rig will proceed from the Jenkins Prospect test well, to commence drilling the Beetle Prospect test well, and then the Burk Prospect test well, in that order. It is also understood and agreed that one (1) well per year in each of the three (3) prospects thereafter will be required to maintain the continuous drilling provisions, as provided under the Farmout Agreements attached hereto as Exhibits "A-1", "A-2" and "A-3".

3.2 UNLEASED INTEREST: In the event that any drill site has an unleased interest, and after all reasonable efforts have been made to secure a lease on the unleased interest, that may be located outside the existing subject leasehold, but directly adjacent thereto, all working interest owners will participate proportionately by reducing their interest to cover said unleased interest for any well drilled.

3.3 WORKING INTEREST PARTICIPATION UNDER THIS AGREEMENT: Hay and Ivanhoe shall each participate for a Fifty Percent (50%) working interest, subject to the terms and conditions set out hereinafter. This respective working interest ownerships shall apply to all depths penetrated and all test wells drilled within the AOI, save and except those wells existing upon the subject leaseholds as of the date of this Agreement.

3.4 Should Equitable Production-Eastern States, Inc., "Equitable" exercise its option to become a Thirty Percent (30%) working interest owner in future wells, pursuant to the terms of the Farmout Agreements attached hereto, such Thirty Percent shall be deducted from Hay's interest only. Ivanhoe's Fifty Percent (50%) interest will not be affected thereby.


                                  SECTION FOUR

                                   ASSIGNMENT

4.1 ASSIGNMENT OF SUBJECT LEASES AND FARMOUT AGREEMENT: In the event Hay and Ivanhoe drill the test wells pursuant to this Agreement, Hay agrees to and shall execute an assignment to Ivanhoe (the "Assignment") of a Fifty Percent (50%) working interest, in and to all of the one hundred and sixty
      (160) acres, embraced within the unit as designated by the governing agency having jurisdiction, or as mandated by state spacing requirements, down to and including One Hundred Feet (100') below the base of the deepest horizon penetrated. The net revenue interest for all leaseholds are subject to landowner royalty and Farmout Agreement overriding royalty, and Hay agrees to deliver a net revenue interest to Ivanhoe of Eighty and One-Half percent (80.5%) on all three prospects identified within each AOI.


                                  SECTION FIVE

                              OPERATING AGREEMENT

5.1 FORM OF AGREEMENT: Except as otherwise provided, all operations conducted under this Agreement shall be governed by the AAPL Form 610-1989 Operating Agreement (JOA), attached hereto as Exhibit "C", including the COPAS Accounting Procedures. Hay shall be designated Operator under the Operating Agreement, and shall manage and oversee lease acquisitions and all drilling programs, on behalf of the Parties. In the event any provisions of the JOA conflict with or are inconsistent with provisions of this Agreement, the terms of this Agreement shall control. Notwithstanding anything to the contrary, in the event wells are drilled and completed on any land subject to any Farmout Agreement and the JOA under such Farmout Agreement becomes effective, all future operations shall be conducted under such other Farmout JOA.


                                  SECTION SIX

                               TERM OF AGREEMENT

6.1 This Agreement shall remain in effect until the latter of April 18, 2002, or as provided in Article XIII, Option #1 of the JOA.


                                 SECTION SEVEN

                                    NOTICES

7.1 All notices under this Agreement between the Parties, unless otherwise specifically provided, shall be in writing and delivered by the United States mail, courier service, telegram, telex, telecopier facsimile, or any other form of electronic written communication, postage prepaid, and addressed to such Party at the addresses shown below:

          Hay Exploration, Inc.              Ivanhoe Energy (USA) Inc.
          4353 Willard Drive                 P.O. Box 9279
          Ashland, Kentucky 41102            Bakersfield, California 93389-9279
          Attention Monte Hay                Attention Roger Narinian
          Telephone: (606) 324-7971          Telephone: (661) 869-8344
          Fax: (606) 324-6340                Fax: (661) 325-2961

          The Keeton Group, LLC
          3012 Merideth Circle
          Lexington, Kentucky 40513
          Attention Chester Keeton
          Telephone: (859) 224-0962
          Fax: (859) 223-2199


                                 SECTION EIGHT

                      GEOLOGICAL AND GEOPHYSICAL ACTIVITY

8.1 For the benefit of this Agreement, Hay shall manage the acquisition and interpretation of all Geological and Geophysical (G&G) work, including but not limited to all seismic acquisition, processing and interpretation. Either Party may propose the acquisition of G&G data by submitting a proposal to the other Party. In the event a Party proposes acquisitions of seismic data, and the other Party elects not to participate in such acquisition, the proposing Party shall have the right to proceed with the acquisition of the data; the cost of such acquisition shall not be an expense under this Agreement, and shall be borne solely by the proposing Party, and the data shall be owned or controlled solely by the proposing Party. If a test well is drilled within one mile of any such seismic line, the purchasing Party shall have the right to recover One Hundred Percent (100%) of the cost of such seismic out of non-owners share of production of hydrocarbon substances.


                                  SECTION NINE

                                  WELL COST(S)

9.1 The three (3) initial test wells contemplated by this Agreement shall be drilled pursuant to the estimated cost on the attached Authority For Expenditure (AFE), attached as Exhibits "D-1", "D-2" and "D-3". The completion cost shall be born equally by each working interest owner in direct proportion to their interest owned. Any completion attempt shall be made under the terms of the JOA, Article VI.(b).2. Estimated completion costs are included in the AFEs attached, and the actual cost will be born by each working interest owner in direct proportion to its interest owned. All costs are subject to the attached AAPL Joint Operating Agreement and COPAS.

9.2 The initial three (3) Rome Sand test wells contemplated by this agreement shall be drilled to a depth of approximately Eight Thousand Feet (8000') or sufficient to test the Rome Sand formation, whatever is the lesser depth. Any and all pipeline expenses shall be born equally by Hay and Ivanhoe.


                                  SECTION TEN

                                 MISCELLANEOUS

10.1 ACQUISITION OF ACREAGE: Either party may separately acquire any oil and gas interest within the AOI. The term "oil and gas interest" shall mean any oil and gas lease or unleased fee and mineral interest and any agreement, option or other right to acquire such lease or interest, pertaining to lands contained within the AOI. Within thirty (30) days of such acquisition, the acquiring Party shall promptly make a written offer to assign to the other Party an undivided Fifty Percent (50%) of its interest in any such separately acquired oil and gas interest. The Party receiving such an offer shall respond in writing within Fifteen (15) days of receipt electing to accept or refuse the offer. Failure to respond within said Fifteen (15) days shall be deemed an election to refuse the offer. The Party acquiring the interest and making the offer shall provide the other Party with copies of all title information in its possession relating to the interest to be acquired. If the offer is accepted the offering Party shall, within Thirty (30) days of acceptance, make an assignment of an undivided Fifty Percent (50%) of its interest in the oil and gas interest acquired to the other Party. Upon receipt of the assignment and invoice, the receiving Party shall reimburse the offering Party for Fifty Percent (50%) of the acquisition cost of the oil and gas interest assigned. Said assignment shall be without warranty of title either express or implied and subject to each Party paying its proportionate share of all delay rentals and all royalties, overriding royalties, production payments and other lease burdens in existence as of the effective date of the initial acquisition of the oil and gas interest and shall be proportionately reduced in relation to the interest of the assigning Party in the entire oil and gas interest. If a Party refuses or is deemed to have refused an offer as described above, the oil and gas interest offered shall no longer be subject to this Agreement.

10.2 SUCCESSOR AND ASSIGNS: The terms, covenants and conditions hereof shall extend to and be binding upon and shall inure to the benefit of the Parties hereto, and their respective heirs, legal representatives, successors and assigns. Any assignment of interest in and to this Agreement shall be made expressly subject to this Agreement.

10.3 ARBITRATION: Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, which cannot be amicably resolved by the Parties, shall be settled by arbitration before three arbitrators, one to be appointed by each Party, and the two so appointed shall appoint the third arbitrator, in accordance with the Arbitration Rules of the American Arbitration Association, as amended from time to time. The laws of the State of Kentucky shall be applied in any such arbitration proceedings, without regard to principles of conflict of laws that would refer the matter to the laws of another jurisdiction. Arbitration shall be held in Lexington, Kentucky, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect. Each Party shall share equally in the costs of any arbitration, however, each Party shall pay its own costs and attorney fees irrespective of which Party prevails in the arbitration.

10.4 Schedule of Exhibits: For convenient use, the following is a schedule of exhibits included with this Agreement":

      Exhibit "A":       Oil and Gas Leases
      Exhibit "A-1":     Equitable Farmout Agreement dated 8/22/2000
                         (Jenkins aka Dingus)
      Exhibit "A-2":     Equitable Farmout Agreement dated 8/22/2000
                         (Beetle a/k/a Carter)
      Exhibit "A-3":     Equitable Farmout Agreement dated 8/22/2000
                         (Burk)
      Exhibit "B":       Area of Interest (AOI)
      Exhibit "C":       AAPL Form 610-1989 Joint Operating Agreement with
                         1984 COPAS Accounting Procedure
      Exhibit "D":       Authority For Expenditure -- Test well for
                         ___Jenkins_(Dingus)_Prospect
      Exhibit "D-1":     Authority For Expenditure -- Test well for
                         ___Beetle (aka Carter) Prospect
      Exhibit "D-2":     Authority For Expenditure -- Test well for
                         ___Burke Prospect

IN WITNESS WHEREOF, this Agreement is executed and shall be effective as of the date first above written.


     Hay Exploration, Inc.                        Ivanhoe Energy (USA), Inc.

     By: /s/ Monte Hay                            By: /s/ Joseph M. McKniff
     -----------------------------                ------------------------------
             Monte Hay                                    Joseph M. McKniff
             Its President                                Its Vice President



                                ACKNOWLEDGEMENTS

                                                            [IVANHOE LEGAL SEAL]


State of Kentucky
County of Boyd

The foregoing instrument was acknowledged before me this 10th day of March 2001, by Monte Hay, President of Hay Exploration, Inc., on behalf of said corporation as its duly authorized officer.

My Commission Expires: 11-12-2003                 /s/ Sheliah S. Hay
                                                  ------------------------------
                                                      Notary Public



State of California )
                    )  SS
County of Kern      )

On this 21st day of March, 2001, before me, Leigh Gulley, a Notary Public, personally appeared Joseph M. McKniff personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal

                                                  /s/ Leigh Gulley
                                                  ------------------------------

Notary Public in and for said State

[LEIGH GULLEY SEAL]

                                                                       EXHIBIT A

JENKINS/AKS DINGUS LEASES                                                 PAGE 1

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90092201   EVANS, LYNN S.                                                      ACTIVE   12/31/99     5/21/01       100        28.67
90092202   SCHMITT, MARY D. AND EDWARD A., W/H                                 ACTIVE   12/31/99     5/23/01       100        28.67
90092203   MCCARTNEY, GLADYS EVANS                                             ACTIVE   12/31/99     2/12/02       100        21.33
90092204   HINTON, THOMAS EVANS, SR., BY TRUSTEES                              ACTIVE   12/31/99      3/5/02       100         7.11
90092205   LANE, DREW E. SR.                                                   ACTIVE   12/31/99      3/5/02       100         7.11
90092206   LANE, W.C., III, AND GAIL W.                                        ACTIVE   12/31/99      3/5/02       100         7.11
90093000   JOHNSON, FRANKIE & AUDREY                                           ACTIVE   12/31/99     6/26/01        50           50
90093100   HOWARD, CAROL A.                                                    ACTIVE    7/19/99     7/19/04       100          100
90093200   HOWARD, JIMMY WALTER & BARBARA JEAN                                 ACTIVE   12/31/99     6/26/99       100          100
90094100   WILLIAMS, WOODROW & ARLENE W.                                       ACTIVE   12/31/99     6/24/01        57           57
90094601   PORTER, NORMA JEAN                                                  ACTIVE   12/31/99     6/26/01       110         92.5
90094602   WILLIAMS, ARNOLD C. AND LUCY STEWARD, H/W                           ACTIVE   12/31/99      5/7/02       110         17.5
90094701   PATTERSON, ELIZABETH SEIFER & JOHN PAUL                             ACTIVE   12/31/99     6/26/01       672          224
90094702   SOLLEY, BARBARA SEIFER & ROBERT H.                                  ACTIVE   12/31/99     6/26/01       672          224
90094703   LANE, DIANA SEIFER                                                  ACTIVE   12/31/99     6/26/01       672          224
90095701   PERKINS, GARY                                                       ACTIVE   12/31/99     7/16/01       105        89.69
90095800   GILLIAM, DONNIE & ESTHER                                            ACTIVE   12/31/99     7/14/01       150          150
90096000   JENKINS, RALEIGH & ELVA                                             ACTIVE   12/31/99     7/17/01       350          350
90096100   CANTRELL, CLYDE & DIANA                                             ACTIVE   12/31/99     7/17/01        80           80
90096400   SMITH, ROBERT, INDIVIDUALLY & AS ATTORNEY-IN-FACT                   ACTIVE   12/31/99      7/5/01      82.5         82.5
90096500   CRAMER, JAMES & PEGGY                                               ACTIVE   12/31/99     6/25/01       107          107
90097500   WRIGHT, BEN & OEDITH                                                ACTIVE   12/31/99     7/23/99       336          336
90097502   MULLINS, REBECCA                                                    ACTIVE     7/5/99     7/23/02        96           96
90097800   ISON, MARY JANE                                                     ACTIVE   12/31/99     7/29/01        75           75
90098900   HAMILTON, ELLIS B. AND THELMA J., H/W                               ACTIVE   12/31/99      8/6/01       100          100
90099200   SMITH, DARRIS & SANDY                                               ACTIVE    8/25/96     8/25/01        80           80
90099801   MCCLAIN, JESSIE                                                     ACTIVE   12/31/99     8/26/01        80        17.78
90099802   BECULHIMER, IVAN & REVA                                             ACTIVE   12/31/99     3/31/02        80        17.78
90099803   BRADLEY, THELMA                                                     ACTIVE   12/31/99     5/14/02        80         17.8
90099804   NICKELL, BEULAH                                                     ACTIVE   12/31/99     5/27/02        80         13.3
90099805   BRADLEY, POLLY                                                      ACTIVE   12/31/99     5/27/02        80        13.33
90100600   BECULHIMER, DWIGHT D. ET AL                                         ACTIVE   12/31/99     9/24/01       150          150
90100701   BECULHIMER, ORVILLE II AND NINA, H/W                                ACTIVE   12/31/99     9/22/01       125         62.5
90100702   BECULHIMER, IVAN AND REVA, H/W                                      ACTIVE   12/31/99     9/10/01       125         62.5

                                                                 EXHIBIT A CONT.

JENKINS/AKS DINGUS LEASES                                                 PAGE 2

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90100801   MCCLAIN, JESSIE                                                     ACTIVE   12/31/99     9/25/01        20       4.36
90100802   BECULHIMER, REVA AND IVAN, W/H                                      ACTIVE   12/31/99     9/10/01        20       4.37
90100803   BRADLEY, THELMA                                                     ACTIVE   12/31/99     5/14/02        20       4.37
90100804   BRADLEY, POLLY                                                      ACTIVE   12/31/99     5/27/02        20       3.45
90100805   NICKELL, BEULAH                                                     ACTIVE   12/31/99     5/27/02        20       3.45
90106600   BRADLEY, EARL, WIDOWER, AND TRUSTEE FOR WILLIAMS C                  ACTIVE   12/31/99     2/13/02       104        104
90106901   HUTCHINSON, REVA, WIDOW                                             ACTIVE   12/31/99     2/19/02        75         15
90106902   CASKEY, RUBY, WIDOW                                                 ACTIVE   12/31/99     2/19/02        75         15
90106903   HAMILTON, ARDENE, WIDOW, MITCHELL D., SINGLE AND M                  ACTIVE   12/31/99     2/26/02        75         15
90106904   FEYFFE, LORENE AND HARRY                                            ACTIVE   12/31/99      3/3/02        75          5
90106905   FERGUSON, PATRICIA AND JEARLD                                       ACTIVE   12/31/99      3/3/02        75          5
90106906   HAMILTON, RICKY L AND TERESA A., H/W                                ACTIVE   12/31/99     3/10/02        75          5
90106907   LITTERAL, EDRA H. AND RICHARD D., W/H                               ACTIVE   12/31/99     2/27/02        75        7.5
90107000   WRIGHT ENTERPRISE INC.,                                             ACTIVE   12/31/99     2/13/02       125        125
90107300   WRIGHT, WILLIAM E. AND REVA C., H/W                                 ACTIVE   12/31/99     2/21/02       200        200
90107601   SMITH, CLIFFORD AND LOLETA, H/W                                     ACTIVE   12/31/99     2/20/02       115         95
90107602   BRADLEY, OTTIS, SINGLE                                              ACTIVE    3/21/00     3/21/02        40         10
90107801   SMITH EARNEST D. AND VICKI                                          ACTIVE   12/31/99     2/24/02       155        105
90107802   TAYLOR, CLAUDINE AND C. TAYLOR, JR.                                 ACTIVE   12/31/99     2/24/02       155         50
90108201   HILL, GWANA & TOMMY                                                 ACTIVE   12/31/99     2/18/02       100      33.33
90108202   CONLEY, MILDRED                                                     ACTIVE   12/31/99     2/18/02       100      33.33
90108203   CONLEY, LORAN C. & PAMELA                                           ACTIVE   12/31/99     2/18/02       100      33.33
90109801   WILLIAMS, PAUL E. AND JEWELL, H/W                                   ACTIVE    3/28/97     3/28/00       275      45.83
90109802   WILLIAMS, LOWELL D. AND NANCY, H/W                                  ACTIVE    3/28/97     3/28/00       275      45.84
90109803   WILLIAMS, ARCHIE C. AND SARA KAY, H/W                               ACTIVE    3/28/97     3/28/00       275      45.83
90109804   YOUNG, ESKIL B. AND MARY, H/W                                       ACTIVE   12/31/99     5/13/02       275        100
90110101   LANE, DIANA SEIFER                                                  ACTIVE   12/31/99     6/26/01    221.75      73.91
90110102   PATTERSON, ELIZABETH SEIFER & JOHN PAUL                             ACTIVE   12/31/99     6/26/01    221.75      73.92
90110103   SOLLEY, BARBARA SEIFER AND ROBERT H., W/H                           ACTIVE   12/31/99     6/26/01    221.75      73.92
90110201   SMITH, ETHEL MAE, WIDOW                                             ACTIVE   12/31/99     2/26/02       120         65
90110401   FRALEY, ESTA                                                        ACTIVE   12/31/99      4/2/02       150      18.75
90110402   SPRADLIN, KATHY AND GARY, W/H                                       ACTIVE   12/31/99      4/2/02       150       0.38
90110403   RAAB, BONNIE & MELVIN                                               ACTIVE   12/31/99      4/2/02       150       2.68
90110404   CONSCHAFSKY, ANITA, SINGLE                                          ACTIVE   12/31/99      4/2/02       150       0.38
90110405   IRICK, CHARLENE CAROLYN & ROGER W.                                  ACTIVE   12/31/99      4/2/02       150      21.43

                                                                 EXHIBIT A CONT.

JENKINS/AKS DINGUS LEASES                                                 PAGE 3

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90110406   TURNER, DELORES & VAUGHN                                            ACTIVE   12/31/99      4/2/02       150        6.25
90110407   RIDDLEBARGER, FLORENCE                                              ACTIVE   12/31/99      4/2/02       150       18.75
90110408   SHERMAN, BERT & AUDREY                                              ACTIVE   12/31/99      4/2/02       150        4.69
90110409   LEESBURG, LAVONDA AND CHARLES A., W/H                               ACTIVE   12/31/99      4/2/02       150        6.25
90110410   PHILLIPS, KAREN AND GREG, W/H                                       ACTIVE   12/31/99      4/2/02       150        0.89
90110410   PHILLIPS, KAREN AND GREG, W/H                                       ACTIVE   12/31/99      4/2/02       150        0.89
90110412   SHERMAN, DONALD, SINGLE                                             ACTIVE   12/31/99      4/2/02       150        4.69
90110413   BAILEY, EUGENE AND IVORY, H/W                                       ACTIVE   12/31/99      4/2/02       150        6.25
90110414   LEFFEL, CANDY AND MARK, W/H                                         ACTIVE   12/31/99      4/2/02       150        0.38
90110415   PACHE, BELLIE AND JOE, W/H                                          ACTIVE   12/31/99      4/2/02       150        2.68
90110416   COLLIER, KENNETH, SINGLE                                            ACTIVE   12/31/99      4/2/02       150        0.38
90110417   WOLCOSKI, DONNA JEAN, SINGLE                                        ACTIVE   12/31/99      4/2/02       150        0.89
90110418   WOOLDRIDGE, JUDY, SINGLE                                            ACTIVE   12/31/99      4/2/02       150        0.89
90110419   LINARES, KATHY ELAINE AND MAURICIO, W/H                             ACTIVE   12/31/99      4/2/02       150        0.33
90110420   DAY, WANDA, WIDOW                                                   ACTIVE   12/31/99      4/2/02       150        1.34
90110421   FLAIG, TAMI LEE, SINGLE                                             ACTIVE   12/31/99      4/2/02       150        0.33
90110422   DAY, MICHAEL RICHARD AND MARTHA, H/W                                ACTIVE   12/31/99      4/2/02       150        0.33
90110423   DAY, HOMER AND BERNADINE, H/W                                       ACTIVE   12/31/99      4/2/02       150        2.68
90110424   OGILVIE, DARLENE AND PAUL, W/H                                      ACTIVE   12/31/99      4/2/02       150        4.69
90110425   HOWELL, JOSEPH W., GUARDIAN FOR AUDREY HOWELL, INC                  ACTIVE   12/31/99      4/2/02       150        4.69
90110426   SMITH, LINDA AND BILL, W/H                                          ACTIVE   12/31/99      4/2/02       150        0.38
90110427   ADAMS, PEGGY AND BOBBY, W/H                                         ACTIVE   12/31/99      4/2/02       150        0.38
90110428   PAYTON, BRENDA AND RANDY, W/H                                       ACTIVE   12/31/99      4/2/02       150        0.38
90111201   ABBOTT, DOROTHY AND MICHAEL, SR., W/H                               ACTIVE   12/31/99     4/16/02       360        22.5
90111202   PRICHARD, HARLAN B. & ELIZABETH ET AL                               ACTIVE   12/31/99     4/16/02       360          90
90111203   PRICHARD, HERBERT L. AND LOIS ET AL                                 ACTIVE   12/31/99     4/16/02       360        67.5
90111204   MADDIX, JUDITH C. AND LARRY GREGORY, W/H                            ACTIVE   12/31/99     5/15/02       360       31.88
90111205   STOREY, JOAN C.                                                     ACTIVE   12/31/99     5/16/02       360       13.13
90111206   STAPLETON, MARCELLA AND WILLIAM E., W/H ET AL                       ACTIVE   12/31/99     5/27/02       360       112.5
90111700   BECULHIMER, JAMES AND DELENA G., H/W                                ACTIVE   12/31/99     3/25/02      17.5        17.5
90111801   THOMPSON, VIOLET BRADLEY, WIDOW                                     ACTIVE   12/31/99     3/19/02    466.25         230
90111802   BRADLEY, THOMAS R, SINGLE.                                          ACTIVE   12/31/99     3/19/02    466.25         115
90111803   BRADLEY, CHARLES A. AND LORETTA, H/W                                ACTIVE   12/31/99     3/19/02    466.25         115
90112600   WRIGHT, FLOYD                                                       ACTIVE   12/31/99     4/29/02        12          12
90113101   SMITH, CLIFFORD AND LOLETA, H/W                                     ACTIVE   12/31/99      5/9/02        60         6.7

                                                                 EXHIBIT A CONT.

JENKINS/AKS DINGUS LEASES                                                 PAGE 4

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90113102   STEVENSON, DESSIE AND GILBERT, W/H                                  ACTIVE   12/31/99    5/12/02       60         6.7
90113103   HANKEY, ESSIE, WIDOW                                                ACTIVE   12/31/99    5/12/02       60         6.7
90113104   RAPTON, CASSIE ANN AND JOHN,  W/H                                   ACTIVE   12/31/99    5/12/02       60         6.7
90113105   PRATER, LASSIE, WIDOW                                               ACTIVE   12/31/99    5/12/02       60         6.7
90113500   BRADLEY, THELMA                                                     ACTIVE   12/31/99    5/22/02      150         150
90113700   CANTRELL, JOHNNY D. AND BEVERLY                                     ACTIVE    6/15/00    6/15/03        5           5
90114000   HUFF, WAYNE & RUTH                                                  ACTIVE   12/31/99    5/16/02      160         160
90114301   O'HAGAN, MARY ALICE BRAND AND JOH P., W/H                           ACTIVE   12/31/99    4/25/02     1200        37.5
90114302   BRAND, LAWRENCE, JR., AND MARGARET M., H/W                          ACTIVE    4/25/97    4/25/02     1200        37.5
90115000   HARLOW, CONNIE LYNN (CAUDILL)                                       ACTIVE   12/31/99    6/17/02       67          67
90115501   UTZ, HATTIE                                                         ACTIVE   12/31/99     7/2/02       35        22.5
90115502   BAKER, ROBERT, WIDOWER                                              ACTIVE   12/31/99    7/10/02       35         1.6
90115503   RIGSBY, PHYLLIS ND RONALD, W/H                                      ACTIVE   12/31/99    7/10/02       35         1.6
90115504   BRADLEY, DARRELL AND JUDY RENEE, H/W                                ACTIVE   12/31/99    8/19/02       35         1.6
90115505   BRADLEY, JEAN, WIDOW                                                ACTIVE   12/31/99    8/25/02       35         0.8
90115506   BRADLEY, PAUL E., JR., AND LAURA E., H/W                            ACTIVE   12/31/99    8/25/02       35         0.2
90115507   FERRELL, MADONNA AND DALE                                           ACTIVE   12/31/99    8/25/02       35         0.2
90115508   BRADLEY, ANTHONY A. AND DIANE, H/W                                  ACTIVE   12/31/99    8/25/02       35         0.2
90115509   FRAZIER, MESCHELLE AND CHARLES                                      ACTIVE   12/31/99    8/25/02       35         0.2
90115601   MCCOMBS, NITA J. AND ROGER E.,  W/H                                 ACTIVE   12/31/99     7/8/02      395          33
90115602   THOMPSON, LOIS M. AND PHILIP D., W/H                                ACTIVE   12/31/99     7/8/02      395          33
90115603   SCRAGG, SALLY AND ALVA B., W/H                                      ACTIVE   12/31/99    7/15/02      395          99
90115604   MORTON, JOYCE E. AND GEORGE S., W/H                                 ACTIVE   12/31/99     7/8/02      395          33
90115605   HOLBROOK, WILLIAM G. AND PAMELA B., H/W                             ACTIVE   12/31/99    8/10/02      395       31.25
90115606   HOLBROOK, LENVILLE E., SINGLE                                       ACTIVE   12/31/99    8/10/02      395       33.25
90115607   HOLBROOK, DENNIE AND KATHLEEN, H/W                                  ACTIVE   12/31/99    7/15/02       50        12.5
90117500   HOLBROOK, LENVILLE E.                                               ACTIVE   12/31/99    8/20/02      132         132
90118101   GINGERICH, CLARA C. AND DAVID                                       ACTIVE   12/31/99    8/19/02      150          50
90118102   ROBERTS, MARJORIE C.                                                ACTIVE   12/31/99    8/19/02      150          50
90118103   HILL, BETTIE JEAN AND RICHARD                                       ACTIVE   12/31/99    8/19/02      150          50
90118500   COMMERCIAL BANK                                                     ACTIVE   12/31/99    8/26/02      100         100
90118600   COMMERCIAL BANK                                                     ACTIVE   12/31/99    8/26/02       90          90
90118800   COMMERCIAL BANK                                                     ACTIVE   12/31/99    9/30/02      100         100
90119001   CASKEY, OSHIE WIDOW, AND JAY RICHARD CASKEY, SINGLE                 ACTIVE   12/31/99    10/2/02      100        8.34
90119002   HAWKINS, JOY SUE AND KENNETH W., W/H                                ACTIVE   12/31/99    10/2/02      100           0

                                                                 EXHIBIT A cont.

JENKINS/AKS DINGUS LEASES                                                 PAGE 5

                                                                                                   EXPIRATION    GROSS       NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES      ACRES
---------  ------                                                              ------  ----------  ----------   -------   ---------
90119003   PATRICK, JAMES B., WIDOWER                                          ACTIVE   12/31/99     9/30/02       100         8.34
90119004   WINGO, GOVER C., JR., MARRIED                                       ACTIVE   12/31/99     9/30/02       100         8.34
90119005   WINGO, PAULINE, MARRIED                                             ACTIVE   12/31/99    10/30/02       100            0
90119006   KEISKER, DIANA AND VICTOR N., W/H                                   ACTIVE   12/31/99     10/8/02       100         8.34
90119701   SMITH, CLYDE R. AND CAROLYN                                         ACTIVE   12/31/99     9/11/02       100         12.5
90119702   STORY, DIANA GAIL                                                   ACTIVE   12/31/99     9/11/02       100         12.5
90119703   SMITH, MARY O., WIDOW                                               ACTIVE   12/31/99     9/11/02       100           25
90119704   SMITH, CARL                                                         ACTIVE   12/31/99     9/10/02       100           50
90119901   JENKINS, MINTHA FAY AND DAVID, W/H                                  ACTIVE   12/31/99     10/7/02        50          3.6
90119902   ISON, MONNIE GAY, SINGLE                                            ACTIVE   12/31/99     10/7/02        50          3.6
90119903   ISON, DOUGLAS AND WILMA, H/W                                        ACTIVE   12/31/99     10/7/02        50          3.6
90119904   ISON, DEWIE AND DANA, H/W                                           ACTIVE   12/31/99     10/7/02        50          3.6
90119905   ISON, G. DALE AND JOAN, H/W                                         ACTIVE   12/31/99     10/7/02        50          3.6
90119906   ISON, LESLIE DEE, SINGLE                                            ACTIVE   12/31/99     10/7/02        50          3.6
90119907   ISON, DAVID AND MARY JANE, H/W                                      ACTIVE   12/31/99     10/7/02        50          3.6
90120400   COMMERCIAL BANK                                                     ACTIVE   12/31/99    10/28/02        40           40
                                                                                                                            -------
           SUB TOTAL NET ACREAGE                                                                                            6,995.9
                                                                                                                            =======

                                                                 EXHIBIT A CONT.

BEETLE/AKS CARTER LEASES                                                  PAGE 7

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90113401   FLAUGHER, BERTIE ET AL                                              ACTIVE   12/31/99     5/14/02        34        25.5
90113402   FLAUGHER, DERON J. ET AL                                            ACTIVE   12/31/99     5/14/02        34         8.5
90113600   KRETZER, JAMES D. AND SHARON, H/W                                   ACTIVE   12/31/99     5/27/02       120         120
90113800   ROBINSON, M. B.                                                     ACTIVE    7/13/00     7/13/03       150         150
90114200   JACKSON, RAYMOND AND SUNNY, H/W                                     ACTIVE   12/31/99     6/16/02        86          86
90114401   GEE, RAMONA AND WALTER, W/H                                         ACTIVE   12/31/99     6/11/02       115          23
90114501   CARMICHAEL, KATE MILLER ET AL                                       ACTIVE   12/31/99      6/4/02       176         132
90114502   ROGERS, MADGE M. AND BILLY, W/H                                     ACTIVE   12/31/99      6/4/02       176          22
90114503   SULLIVAN, WANDA                                                     ACTIVE     6/4/97      6/4/02       176          22
90114600   MCDAVID, RONALD F. AND GLENNA K., H/W                               ACTIVE   12/31/99     6/20/02        93          93
90114800   ROGERS, HAROLD V. & MENNIE                                          ACTIVE   12/31/99     6/30/02        94          94
90114900   SAMPSON, JEWELL A. & WARREN                                         ACTIVE   12/31/99     6/17/02        54          54
90115000   HARLOW, CONNIE LYNN (CAUDILL)                                       ACTIVE   12/31/99     6/17/02        67          67
90115100   GEE, ELAINE M, WIDOW.                                               ACTIVE   12/31/99      7/7/02       225         225
90115200   ROGERS, HAROLD V. & MENNIE                                          ACTIVE   12/31/99     6/30/02        80          80
90115300   HOUCK, IRENE                                                        ACTIVE   12/31/99      7/9/02        52          52
90115400   HARPER, BILLY G. & RHODA                                            ACTIVE   12/31/99      7/9/02       140         140
90115800   MAGGARD, LINVILLE AND MELANIE                                       ACTIVE   12/31/99     7/20/02        46          46
90115900   WOODS, EVELYN LORRAINE                                              ACTIVE   12/31/99     7/23/02        82          82
90116000   BLEVINS, NANCY                                                      ACTIVE   12/31/99     6/30/02       106         106
90116500   RAY, DORA H. AND GEORGE K., W/H                                     ACTIVE   12/31/99     7/30/02        45          45
90117100   KOUNS, GAYLORD AND BERTHA                                           ACTIVE   12/31/99     8/12/02        35          35
90117200   KIRK, JOHN AND RUTH                                                 ACTIVE   12/31/99     8/14/02        64          64
90117400   MCDAVID, WESLEY AND VIRGINIA                                        ACTIVE   12/31/99     8/20/00       100         100
90117600   BRADFORD, MAXINE A. AND BILLY                                       ACTIVE   12/31/99     8/20/02        74          74
90117700   BRADFORD, MAXINE A. AND BILLY                                       ACTIVE   12/31/99     8/20/02        40          40
90117800   GOLLIHUE, JOHNNY K. AND SHARRON                                     ACTIVE   12/31/99     8/28/02        10          10
90117900   ISAACS, MICHAEL R. AND VIRGINIA                                     ACTIVE   12/31/99     8/28/02        50          50
                                                                                                                         ---------
           SUB-TOTAL NET ACREAGE                                                                                          5,476.51
                                                                                                                         =========

                                                                EXHIBIT A CONT.

BEETLE/AKS CARTER LEASES                                                 PAGE 6

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90090700   PORTER, CARRIE                                                      ACTIVE   12/31/99     7/15/02       51         51
90109000   SCOTT, M. ELW00D AND ROBERTA JEANNE, H/W                            ACTIVE   12/31/99      3/7/02      315        315
90109100   WALKER, LEONDAS E. & HELEN                                          ACTIVE   12/31/99     3/11/02       56         56
90109200   WALKER, LEONDAS E. & HELEN                                          ACTIVE   12/31/99     3/11/02       43         43
90109300   WALKER, LEONDAS E. & HELEN                                          ACTIVE   12/31/99     3/11/02       19         19
90109400   BLEVINS, JAMES T. AND JANIE L., H/W                                 ACTIVE   12/31/99     3/12/02      212        212
90109501   MAGGARD, SHIRLEY ET AL                                              ACTIVE   12/31/99     3/11/02      118      53.11
90109502   WALKER, CALVIN W. AND VIVIAN, H/W                                   ACTIVE   12/31/99     3/11/02      118      21.63
90109503   WALKER, GAINES EDGAR                                                ACTIVE   12/31/99     3/11/02      118      21.63
90109504   CRAWFORD, ARLENE W.                                                 ACTIVE   12/31/99     3/11/02      118      21.63
90110500   CORNETT PROPERTIES INC.,                                            ACTIVE   12/31/99     3/31/02      763        763
90110600   CORNETT PROPERTIES INC.,                                            ACTIVE   12/31/99     3/31/02      203        203
90111100   MCDAVID, EMORY E. & HELEN L.                                        ACTIVE   12/31/99     4/21/02       96         96
90111201   ABBOTT, DOROTHY AND MICHAEL, SR., W/H                               ACTIVE   12/31/99     4/16/02      360       22.5
90111202   PRICHARD, HARLAN B. & ELIZABETH ET AL                               ACTIVE   12/31/99     4/16/02      360         90
90111203   PRICHARD, HERBERT L. AND  LOIS ET AL                                ACTIVE   12/31/99     4/16/02      360       67.5
90111204   MADDIX, JUDITH C. AND LARRY GREGORY, W/H                            ACTIVE   12/31/99     5/15/02      360      31.88
90111205   STOREY, JOAN C.                                                     ACTIVE   12/31/99     5/16/02      360      13.13
90111206   STAPLETON, MARCELLA AND WILLIAM E., W/H ET AL                       ACTIVE   12/31/99     5/27/02      360      112.5
90111300   RUCKER, BILLIE AND CAROL                                            ACTIVE   12/31/99     4/21/02      360        360
90111401   PRICHARD, HARLEN B. AND ELIZABETH, H/W ET AL                        ACTIVE   12/31/99     4/16/02       88         44
90111402   PRICHARD, HERBERT L. AND LOIS, H/W ET AL                            ACTIVE   12/31/99     4/16/02       88         33
90111403   ABBOTT, DOROTHY AND MICHAEL, SR., W/H                               ACTIVE   12/31/99     4/16/02       88         11
90112101   FIELDS, WILLIAM C. AND CLARA E., H/W                                ACTIVE   12/31/99     4/28/02      120        106
90112200   HALL, BILL RONNIE & LILLIE                                          ACTIVE   12/31/99     4/30/02       75         75
90112300   MENEFEE, CHARLES F. & BETTY SUE                                     ACTIVE   12/31/99     4/29/02      125        125
90112700   BOWLING, MARY                                                       ACTIVE   12/31/99      5/7/02       82         82
90112900   FLAUGHER, BERTIE ET AL                                              ACTIVE   12/31/99     5/14/02      111        111
90113000   FLAUGHER, BERTIE                                                    ACTIVE   12/31/99     5/14/02       57         57
90113201   FLAUGHER, BERTIE ET AL                                              ACTIVE   12/31/99     5/14/02      173     129.75
90113202   FLAUGHER, DERON J. ET AL                                            ACTIVE   12/31/99     5/14/02      173      43.25
90113301   FLAUGHER, BERTIE ET AL                                              ACTIVE   12/31/99     5/14/02       40         30
90113302   FLAUGHER, DERON J. ET AL                                            ACTIVE   12/31/99     5/14/02       40         10

                                                                 EXHIBIT A CONT.

BURKE LEASE                                                               PAGE 8

                                                                                                    EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS   LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------   ----------  ----------   -------  ---------
90083901   JOHN KEVIN ROBERTS                                                  ACTIVE   12/15/99     12/15/04      2082       1041
90083902   YOST, MARY LOU, WIDOW                                               ACTIVE   12/31/99      3/23/00      2082       1041
90083903   WILLIAM RUSSELL ROBERTS                                             ACTIVE   12/15/99     12/15/04      2082          0
90083904   WENDY ROBERTS                                                       ACTIVE   12/15/99     12/15/04      2082          0
90090000   SPARKS, CARL                                                        ACTIVE   12/31/99     12/31/99       137          0
90092400   LEWIS, LAWRENCE & WANDA                                             ACTIVE   12/31/99       6/4/01       210        210
90093901   FRALEY, MERLE                                                       ACTIVE   12/31/99      6/21/01    146.25      73.12
90093902   LITTLETON, TERRY & WILMA                                            ACTIVE   12/31/99       8/7/01    146.25      73.13
90094201   WHITT, DONALD & DOROTHY                                             ACTIVE   12/31/99      6/22/01        70         35
90094202   HALL, ARTHUR L. & VADA                                              ACTIVE   12/31/99       9/9/01        70         35
90094300   LEWIS, BEECHER & OPAL                                               ACTIVE   12/31/99      6/26/01        35         35
90094401   LEWIS, MICHAEL & SANDY                                              ACTIVE   12/31/99      6/25/01        50         25
90094500   JUSTICE, RAYMOND & GLADYS                                           ACTIVE   12/31/99      6/26/01       110        110
90094800   GILLUM, MAY, ET AL                                                  ACTIVE   12/31/99       7/9/01        85         85
90094901   FRALEY, ELMA FAYE & DANNY                                           ACTIVE   12/31/99      7/10/01        35       17.5
90094902   ROSSI, MAUDE AND RONALD A. W/H                                      ACTIVE   12/31/99      7/10/01        35       17.5
90095001   GILLUM, ALBERT ET AL                                                ACTIVE   12/31/99       7/9/01       260        130
90095002   ROSSI, MAUDE AND RONALD A. W/H                                      ACTIVE   12/31/99       7/9/01       260        130
90095101   GILLUM, ALBERT ET AL                                                ACTIVE   12/31/99       7/9/01        87       43.5
90095102   ROSSI, MAUDE & RONALD                                               ACTIVE   12/31/99       7/9/01        87       43.5
90095201   GILLUM, ALBERT & MAY & ELMA & DANNY FRALEY                          ACTIVE   12/31/99       7/9/01       130         65
90095202   ROSSI, MAUDE                                                        ACTIVE   12/31/99       7/9/01       130         65
90095301   GILLUM, ALBERT ET AL                                                ACTIVE   12/31/99       7/9/01        30      26.25
90095302   ROSSI, MAUDE AND ROLAND A. W/H                                      ACTIVE   12/31/99       7/9/01        30       3.75
90095500   LEWIS, WILBUR & LONDEAN                                             ACTIVE   12/31/99      7/11/01        75         75
90095601   GRIFFITH, MAI & LOWELL                                              ACTIVE   12/31/99      7/11/01       100         75
90095602   LEWIS, DA, JR. AND VIOLA, H/W                                       ACTIVE   12/31/99       8/9/01       100         25
90095701   PERKINS, GARY                                                       ACTIVE   12/31/99      7/16/01       105      89.69
90097300   KIDD, SALLY ISON AND DANA, W/H                                      ACTIVE   12/31/99      7/23/01       107        107
90098501   BARKER, JERRY C. AND JUNICE M., H/W                                 ACTIVE   12/31/99      8/14/01       125        100
90098502   BARKER, CLARENCE AND ITLE, H/W                                      ACTIVE   12/31/99      8/14/01       125         25
90098600   DICKERSON, DELMAINE D. AND CAROLE, H/W                              ACTIVE   12/31/99       8/8/01       100        100
90098800   BARKER, JERRY C. AND JUNICE M., H/W                                 ACTIVE   12/31/99      8/14/01        52         52

                                                                 EXHIBIT A CONT.

BURKE LEASE                                                      PAGE 9

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90099300   PORTER, CHARLES & LIDDIA                                            ACTIVE   12/31/99      8/23/01      100       100
90099400   GREENE, JAMES A. AND BARBARA L., H/W                                ACTIVE   12/31/99      8/26/01      250       250
90099500   GREENE, JAMES A. AND BARBARA L., H/W                                ACTIVE   12/31/99      8/26/01      130       130
90099701   ISON, BERTHEL & DOROTHY                                             ACTIVE   12/31/99       9/7/01       75     18.75
90100201   STEPHENS, JEWELL AND EMORY, W/H, AND MARIE STEPHEN                  ACTIVE   12/31/99      9/23/01      308       154
90100301   STEPHENS, JEWELL AND EMORY, W/H                                     ACTIVE   12/31/99      9/23/01      142      99.4
90100501   GILLUM, DELPHIA                                                     ACTIVE   12/31/99      9/17/01       42        21
90100502   GILLUM, DAVID & SANDRA                                              ACTIVE   12/31/99      9/17/01       42        21
90101200   COPLEY                                                              ACTIVE   12/31/99     10/21/01      175       175
90101400   BOWMAN, BERNICE ET AL                                               ACTIVE   12/31/99     10/16/01       91        91
90101500   STAFFORD, LINDA D. AND PAUL, W/H                                    ACTIVE   12/31/99     10/23/01       50        50
90101600   GILLUM, ALLEN AND CAROLYN                                           ACTIVE   12/31/99      10/1/01      150       150
90101801   LEWIS, DEWEY AND MARGARET ET AL                                     ACTIVE   12/31/99     10/31/01      165     35.37
90101802   LEWIS, JOE H. AND ELVA, H/W                                         ACTIVE   12/31/99     11/11/01      165     11.79
90101803   WORKMAN, VADA, WIDOW                                                ACTIVE   12/31/99     11/22/01      165     11.79
90101804   WILLIAMS, BARBARA AND FRANKLIN                                      ACTIVE   12/31/99     11/25/01      165      3.93
90101805   RICHEY, PATRICIA AND WILLIAM, W/H                                   ACTIVE   12/31/99     11/25/01      165      3.93
90101806   HUMMITSCH, MARY L. AND KIM C., W/H                                  ACTIVE   12/31/99     11/25/01      165      3.93
90101807   LEWIS, J.B. AND DOROTHY                                             ACTIVE   12/31/99     11/22/01      165     11.79
90102101   LOGAN, LILLIAN                                                      ACTIVE   12/31/99     10/31/01       75     18.75
90102102   LEWIS, JOHN L. JR. AND JUDY, H/W                                    ACTIVE   12/31/99      11/6/01       75      3.13
90102103   LEWIS, ALLIE L. AND HELEN, H/W                                      ACTIVE   12/31/99      11/6/01       75      3.13
90102104   MIDKIFF, PATTIE L. AND DAN, W/H                                     ACTIVE   12/31/99      11/6/01       75      3.13
90102105   GRESHAM, DORIS L. AND GEORGE C., W/H                                ACTIVE   12/31/99      11/7/01       75      3.13
90102106   SCHMIDT, RAMONA K. AND CHARLES E., W/H                              ACTIVE   12/31/99     11/20/01       75      3.13
90102107   LEWIS, JAMES M. AND NORMA LEE, H/W                                  ACTIVE   12/31/99      11/6/01       75      3.13
90102108   BRADFORD, JAMES AND JOAN, H/W                                       ACTIVE   12/31/99     11/27/01       75      3.75
90102701   WILLIAMS ,BARBARA AND FRANKLIN                                      ACTIVE   12/31/99     11/25/01       50      1.19
90102702   WORKMAN, VADA                                                       ACTIVE   12/31/99     11/22/01       50      3.57
90102703   RICHEY, PATRICIA AND WILLIAM                                        ACTIVE   12/31/99     11/25/01       50      1.19
90102704   HUMMITSCH, MARY L. AND KIM C., W/H                                  ACTIVE   12/31/99     11/25/01       50      1.19
90102705   LEWIS, J.B. AND DOROTHY                                             ACTIVE   12/31/99     11/22/01       50      3.57
90102706   LEWIS, JOE H. AND ELVA ET AL                                        ACTIVE   12/31/99      11/8/01       50     14.29
90102801   ISON, PRICIE AND LESTER                                             ACTIVE   12/31/99     11/11/01    844.5    227.06

                                                                 EXHIBIT A CONT.

BURKE LEASE                                                              PAGE 10

                                                                                                   EXPIRATION    GROSS      NET
LEASE NO.  LESSOR                                                              STATUS  LEASE DATE     DATE       ACRES     ACRES
---------  ------                                                              ------  ----------  ----------   -------  ---------
90102802   KAZEE, IVETTA ET AL                                                 ACTIVE   12/31/99    11/12/01     844.5       227.06
90103300   MAMMO, ROBERT N. AND BONNIE L., H/W                                 ACTIVE   12/31/99    11/25/01       105          105
90103400   PORTER, GERALD W. AND PATTY D., H/W                                 ACTIVE   12/31/99    11/26/01        62           62
90103500   WORKMAN, JOYCE AND JAMES E., W/H                                    ACTIVE   12/31/99    11/20/01        68           68
90103700   FERGUSON, FRANCES                                                   ACTIVE   12/31/99    11/22/01        65           65
90104000   RAYGOZA, CATHY ADDINGTON AND JIM A., W/H                            ACTIVE   12/31/99    12/19/01        55           55
90104800   FANNIN, LEONARD                                                     ACTIVE   12/31/99     1/20/02       127          127
90108701   CLICK, JEAN ISON, WIDOW ET AL                                       ACTIVE   12/31/99     2/25/02       120        17.14
90108702   ISON, LOUIS SHERMAN AND ROSE, H/W                                   ACTIVE   12/31/99     2/25/02       120         8.57
90108703   BESANCON, GLADYS LEE AND ROBERT, W/H                                ACTIVE   12/31/99     2/25/02       120         8.57
90108704   ISON, OLLIE ELWOOD, WIDOWER                                         ACTIVE   12/31/99     2/25/02       120         8.57
90108705   WILLIS, WILLA DEAN, A MARRIED WOMAN, AND SAMUEL R.                  ACTIVE   12/31/99     2/25/02       120         8.57
90108706   BOGGS, EDNA L., WIDOW ET AL                                         ACTIVE   12/31/99    12/17/02       120        20.63
90108707   DICKERSON, EDITH AND CLAVIS, W/H ET AL                              ACTIVE   12/31/99    12/17/02       120         5.63
90108708   TABOR, JUDY A. AND BILL W., W/H ET AL                               ACTIVE   12/31/99    12/17/02       120         3.75
90109600   LOWMAN, HARRY KING ESTATE                                           ACTIVE   12/31/99     3/13/02        87           87
90112400   STAPLETON, R. W. & HELEN                                            ACTIVE    4/18/97     4/18/00       100          100
90112500   GILLIAM, WILBUR, WIDOWER                                            ACTIVE   12/31/99      4/1/02        55           55
90120200   CORNETT, ELLIS AND VIRGINIA A., H/W                                 ACTIVE   12/31/99     11/3/02        84           84
                                                                                                                          ---------
           SUB TOTAL NET ACREAGE                                                                                           6,706.45
                                                                                                                          =========



NEW LEASE

           Alma Land                                                           ACTIVE   11/30/00    11/29/01       100          100
           George Adams, Jr.                                                   ACTIVE   11/16/01    11/15/01        50           50
           George Adams, Jr.                                                   ACTIVE   11/16/00    11/15/01        50           50
                                                                                                                          ---------
           SUB TOTAL NET ACREAGE                                                                                                200
                                                                                                                          ---------
           SUB TOTAL NET ACREAGE                                                                                          19,378.86
                                                                                                                          =========

                                                                      Exhibit A1

                                FARMOUT AGREEMENT
                        DINGUS PROSPECT AREA OF INTEREST
                     ELLIOTT AND MORGAN COUNTIES, KENTUCKY

THIS AGREEMENT, made and entered into this 22 day of August, 2000, by and between EQUITABLE PRODUCTION - EASTERN STATES, INC. with an address of 1710 Pennsylvania Avenue, Charleston, West Virginia, 25302, hereinafter referred to as FARMOR, and HAY EXPLORATION, INC., with an address of 4353 Willard Drive, Ashland, Kentucky, 41102, hereinafter referred to as FARMEE,

                                WITNESSETH THAT:

          WHEREAS, FARMOR is the owner of certain leasehold rights in the Oil and Gas Leases that are depicted on Exhibit A, estimated to contain 4,000 gross acres, more or less, located in Elliott and Morgan Counties, Kentucky, attached hereto and by reference made a part hereof; and

          WHEREAS, FARMOR has agreed to farmout the Oil and Gas Leases or portions thereof as shown on Exhibit A to FARMOR subject to the terms and conditions contained herein; and

          WHEREAS, the parties hereto wish to establish a contract area within which such leases are located. FARMEE shall operate said contract area which shall be identified as the AREA OF INTEREST (AOI). Such AOI shall be all of the land area and leaseholds situate within the Carter Coordinate Sections depicted on Exhibit A. The AOI shall further be defined as all existing leases and lands and future leases and lands that fall within the following Carter Coordinates:

Carter Coordinate                 Sections
-----------------                 --------
R-77                              21, 22, 23 & 24
R-78                              16, 17(W/2), 24(W/2) & 25
Q-77                              1, 2, 3, 4, 7(N/2), 8(N/2), 9(N/2) & 10
Q-78                              4(W/2), 5, 6, 7(W/2), 14(NW/4) & 15(N/2)

          All of the lease and lands within such AOI shall hereinafter be known as the Farmout Acreage.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:

          1. TITLES: FARMOR does not warrant the title to the Farmout Acreage but it shall, upon request, make available to FARMEE for review, such abstracts and all other pertinent title documents, without warranty or liability, as it has in its files. There shall be no obligation on the part of FARMOR to secure new or supplemental abstracts nor secure any curative instruments in connection with the title to the Farmout Acreage. Furthermore, FARMEE shall promptly furnish to FARMOR free of all costs, copies of all abstracts or title opinions FARMEE acquires on the Farmout Acreage.

          2. PRIOR TO DRILLING: Prior to the date that any well is commenced under this Agreement, FARMEE shall furnish FARMOR with 1) a copy of the related drilling permit, 2) its accompanying location plat 3) copies of title opinions and curative if needed and 4) copies of any state regulatory proceedings if applicable. FARMEE shall also inform FARMOR 1) when the location for said well is staked, 2) when the material for the drilling thereof is moved to the location, 3) of the expected time of spud [at least twenty-four (24) hours in advance of such spud] and 4) when the well is actually spud. After actual drilling has been commenced, FARMEE shall furnish FARMOR with drilling and geological information as more fully set forth in Exhibit "B", attached hereto and by reference made a part hereof.

          3. EXPLORATORY DEEP WELL: FARMEE agrees to spud an Exploratory Deep Well to a depth sufficient to penetrate the Tomstown Carbonate bed near the base of the Rome sequence (Contract Depth), in search of oil and/or gas on or before November 30, 2000, at a legal location of FARMEE's choice on Farmout Acreage. FARMEE shall complete the drilling of said Exploratory Deep Well within sixty
(60) days after commencement, and shall operate with due diligence and in a good and workmanlike manner in the conduct of the operations.

          The Exploratory Deep Well to be drilled by FARMEE as hereinabove provided, as well as all operations incident thereto, shall be at the sole risk, cost and expense of FARMEE. FARMOR shall not be subject to any obligation or liability whatsoever in connection therewith, however, FARMOR shall own a 7.5% Carried Working Interest, (as defined below), through Completion (as defined below) of said Exploratory Deep Well. For the purposes of this Agreement, a Carried Working Interest shall be defined as a cost-free Working Interest in which the FARMEE shall bear FARMOR's proportionate share of costs and expenses. The term Completion shall be defined as such time when a well has been completed, turned in line and any commercial hydrocarbon is flowing to the gathering line or to the tanks.

          If said Exploratory Deep Well proves to be capable of producing oil or gas in commercial quantities at Contract Depth, it shall be equipped for production by FARMEE in a diligent and workmanlike manner.

          If such Exploratory Deep Well does not encounter commercially producible quantities of hydrocarbons at Contract Depth, but encounters potentially commercial quantities of hydrocarbons at some shallower depth, FARMEE shall have the option, but not the obligation, to test and thereafter complete the well if it proves capable of producing commercial quantities of gas at such shallower depth.

          If said Exploratory Deep Well proves to be incapable of producing oil or gas in commercial quantities at Contract Depth or at any shallower depth, FARMEE shall plug and abandon said well(s), within ninety (90) days after commencement of same, in accordance with the rules and regulations of any regulatory body having jurisdiction, but not until FARMOR has had the option to take over the well, as more fully described herein. FARMEE shall be responsible for restoring the premises to its original condition as nearly as practicable and settle and dispose of all claims for damage to the surface of the Farmout Acreage.

          FARMEE shall independently undertake to secure any and all rights of access and surface rights at the drillsite location and along all of its proposed pipeline right of ways upon the Farmout Acreage. FARMEE additionally agrees to hold harmless FARMOR from any claims for damage or negligence that may arise as a result of FARMEE's conduct of operations upon any severed mineral tracts upon the Farmout Acreage.

          FARMEE agrees to indemnify and hold harmless FARMOR from any claim(s) or lien(s) asserted by any person or persons as a direct or indirect result of FARMEE's operations and to pay promptly all invoices for labor, materials and other items as they occur. FARMEE agrees to carry, or require any contractor to carry, insurance as more fully set forth on Exhibit "C".

          4. SUBSTITUTE WELL: In the event the Exploratory Deep Well, while being drilled to Contract Depth, encounters impenetrable substances or other hole conditions which make further drilling impractical, FARMEE may discontinue drilling THE Exploratory Deep Well before the Contract Depth requirement therefor is satisfied. In such event, FARMEE shall have the right, but not the obligation, to drill another well ("Substitute Well") at a location of FARMEE's choice on the Farmout Acreage, provided the actual drilling of said Substitute Well is commenced not later than sixty (60) days after operations cease on the Exploratory Deep Well and such Substitute Well is drilled within the same unit as for the Exploratory Deep Well. Such Substitute Well shall be drilled in the manner and to the depth specified for the Exploratory Deep Well it is to replace and must be drilled with due diligence. If a Substitute Well is commenced, drilled, and completed as herein provided, it shall be deemed for the purposes of this Agreement to be the Exploratory Deep Well to the same extent as if the Exploratory Deep Well had been commenced, drilled, and completed in accordance herewith.

          5. SUBSEQUENT WELLS: By virtue of drilling the Exploratory Deep Well and/or Substitute Well to Contract Depth as hereinbefore specified, FARMEE shall earn the right and option to drill Subsequent Wells within the AO1 on the Farmout Acreage provided no more than nine (9) months elapse between the release of the drilling rig on the previous well and the spudding of a Subsequent Well on the Farmout Acreage.

          If the Exploratory Deep Well was drilled and completed in a formation shallower than Contract Depth, FARMEE shall drill Subsequent Wells to test Contract Depth. However, if FARMEE wishes to drill and complete Subsequent Wells targeting formations shallower than Contract Depth, prior written consent of FARMOR is required.

          Any time after the Exploratory Deep Well has been drilled, Subsequent Wells may be proposed by either FARMOR or FARMEE on the Farmout Acreage subject to and under the same terms and conditions and time constraints as for the Exploratory Deep Well and in accordance with the provisions of Article VI.B. of Exhibit "D" attached hereto. If such Subsequent Wells are drilled in compliance with this Agreement (and Exhibit "D"), and result in a well(s) capable of producing oil and/or gas, FARMEE shall earn assignments of leasehold rights in the manner and under the same terms and conditions as provided for herein under Provision 13. In the event such Subsequent Well(s) are completed as dry holes or wells which did not reach Contract Depth, the time between wells will be limited to the time constraints governing the Substitute Wells as provided above. Failure by FARMEE to continuously drill the Farmout Acreage as provided herein will result in FARMEE forfeiting the right to further develop the Farmout Lands and to earn further Assignments under this Agreement and a reversion to FARMOR of all Farmout Acreage not previously earned by FARMEE pursuant to this Agreement shall automatically occur.

          6. PARTICIPATION RIGHTS: FARMOR reserves the right and option to participate for a 30% Working Interest in each Subsequent Well proposed within the AOI. FARMOR shall notify FARMEE by AFE and Well Location Plat, at least thirty (30) days prior to the spudding of any Subsequent Well, and FARMOR shall have thirty (30) days after receipt of such notice to make its participation election in the subject well(s). The joint participation in the drilling and completion of each such well shall be subject to the terms of that certain Operating Agreement attached hereto as Exhibit "D". FARMOR shall have the right to operate any wells in which FARMOR elects to participate. If FARMOR elects to operate any wells, FARMOR shall be subject to the same terms and conditions as contained in Exhibit D, attached hereto, attributable to Operator therein.

          If FARMOR elects not to participate in a Subsequent Well, FARMOR shall, through completion and turn in line through tanks, retain a 7.5% Carried Working Interest in each such well.

          7. OPTION TO TAKE OVER WELLS: If at any time FARMEE desires to plug and abandon any well drilled on the Farmout Acreage, FARMEE shall notify FARMOR in writing. FARMOR shall have ten (10) days after receipt of such notice within which to advise FARMEE in writing whether or not FARMOR elects to take over operations as to said well for such further operations as it may wish to conduct; provided, however, if a rig is on location, then FARMOR shall have forty-eight (48) hours (exclusive of Saturdays, Sundays, and holidays) within which to advise of such election. The time allowed for FARMOR's election shall not commence until FARMEE has properly notified FARMOR that FARMEE intends to plug and abandon such well and copies of all logs of prospective pay sections in such well, together with all other information required herein, have been received by FARMOR. Failure of FARMOR to exercise the option to take over any such well as aforesaid shall be conclusively deemed an election not to take over such well and FARMEE shall plug and abandon such well at its sole cost, risk and expense.

          In the event FARMOR elects to take over any such well, FARMEE shall immediately assign to FARMOR such well and all materials and equipment placed therein and thereon by FARMEE, together with any interest in the well and production therefrom and all interest in the leases comprising the unit around the well. FARMOR shall pay FARMEE the salvage value of any material and equipment associated with the well, net of estimated costs of salvaging. Such well shall be owned by FARMOR free and clear of any burdens, encumbrances, or assignments by, through, or under FARMEE or its successors in interest. FARMEE shall, upon request of FARMOR, execute all documents necessary or useful to fully effectuate assignment of such well, materials, equipment, production and leases to FARMOR. All costs and expenses in connection with such well takeover shall be borne and paid by FARMOR. For purposes of FARMEE's earning the right to drill another well under this Agreement, however, the well which has been taken over shall be considered a dry hole.

          8. INFORMATION CONCERNING WELLS: FARMEE shall furnish FARMOR all information, and shall follow the procedures as described in the attached Drilling and Geological Requirements Exhibit "B" for wells it drills on the Farmout Acreage. All well(s) drilled on the Farmout Acreage shall be at regular and legal locations, and shall conform to the spacing guidelines governed by the state for wells drilled hereunder, unless otherwise agreed to by FARMOR and FARMEE.

          9. PROTECTION OF LEASES: FARMEE agrees to preserve and protect the leasehold estate to be assigned to FARMEE hereunder, in full compliance with the express and implied terms, conditions and covenants thereof, and give to FARMOR the full right, if it so desires, to enforce all of the terms and conditions of said lease(s), both express and implied, either alone or in conjunction with the mineral owners. FARMEE agrees to protect and preserve said estate from any and all liens, judgments and any other claims whatsoever. Should FARMEE fail to comply with any of the terms and provisions of this paragraph, it will be subject to the default provisions contained herein.

          10. FUTURE PURCHASE OF LEASES: It is contemplated by both FARMOR and FARMEE that additional oil and gas leasing will be necessary from time to time in order to secure sufficient leasehold portions to comprise drilling units. In the event leasing becomes necessary, FARMEE shall be solely responsible for all such leasing activity and the costs related thereto. Any such leases acquired by FARMEE will be owned 100% by FARMEE.

          11. SURRENDER, EXPIRATION OR ABANDONMENT: In the event FARMEE, or its successors or assigns, after having earned an assignment under this Agreement, desires to surrender, let expire or abandon all or any portion of the Farmout Acreage, FARMEE agrees to give FARMOR at least sixty (60) days notice in writing of its intention to so surrender, let expire or abandon and shall, if requested to do so by FARMOR, reassign said Farmout Acreage insofar as it covers the portion being surrendered, expiring or abandoned to FARMOR free of any encumbrances suffered by, through or under FARMEE, in which event FARMOR shall have the option if it so desires to purchase any casing and other equipment in any well or wells that may be situated thereon at the prevailing market price for second hand material of like quality and kind.

          12. LEASE DELAY RENTAL PAYMENTS: In the event delay rental payments are necessary to maintain all or a part of the leases comprising the Farmout Acreage, FARMOR will make such payment and FARMEE agrees to reimburse FARMOR for 100% of such rentals within twenty (20) days after receiving an invoice. It is agreed however, that FARMOR will not be liable to FARMEE in the event through error or oversight the rental(s) are not timely or correctly paid. FARMEE's responsibility for payment shall commence with any delay rentals coming due after the date of this Agreement.

          In the event, prior to or after the delivery of an assignment by FARMOR to FARMEE hereunder, any shut-in payments are necessary to maintain any lease(s) comprising the Farmout Acreage in force and effect as a result of FARMEE's operations, FARMEE shall make such payments and advise FARMOR promptly in writing that such payments have been made. Following delivery of any assignment(s) provided for herein, FARMEE agrees to make all payments resulting from its operations, including royalties to maintain the lease(s) comprising the acreage earned by FARMEE hereunder.

          13. ASSIGNMENTS: In the event FARMEE completes a well as capable of producing oil and/or gas at Contract Depth, has provided evidence of such completion to FARMOR and has further faithfully performed all the other terms and conditions contained in this Agreement, FARMOR shall deliver to FARMEE without warranty of title express or implied, an assignment of their proportionate interest in so much of the Farmout Acreage as is included in a one hundred sixty (160) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by FARMEE in such well drilled and logged.

          If FARMEE completes a well capable of producing oil and or gas in a zone or formation above the Contract Depth such that the well will not fall within the "Deep Well" category as defined by the Commonwealth of Kentucky Department of Mines and Minerals statutes, FARMOR shall assign to FARMEE a proportionate interest in so much of the Farmout Acreage as is included in a one hundred (100) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by such well.

          14. POOLING: All wells drilled hereunder shall conform with the existing spacing pattern established for drilling to Contract Depth within the AOI which is presently on a one hundred sixty (160) acre square grid. Any proposed alteration to such spacing pattern must be approved by FARMOR in advance and thereafter presented by FARMEE to the state for final approval

          15. FORCE POOLING PROCEEDINGS: In the event FARMEE finds it necessary to pursue force pooling for any unit around any well drilled hereunder, FARMEE shall undertake to prepare the forms, submit the application to the state and attend the state force pool proceeding in preparation of securing the permit for such well. If a force pooling proceeding is necessary for any well unit in which FARMOR has elected to take a 30% working interest, FARMOR agrees to pay its proportionate 30% share of the costs associated with such undertaking after receiving an invoice therefor. If, however, FARMOR has elected to take a 7.5% Carried Working Interest in that unit which is the subject of a force pooling application, FARMEE shall bear the full cost of the entire undertaking and at no cost, risk or expense to FARMOR.

          16: FORMATIONS NOT SUBJECT TO THIS AGREEMENT: FARMOR shall, at all times, have the right of ingress and egress to any and all depths and formations not expressly covered by this Agreement, including the right to utilize in such operations any roadways or plugged and abandoned wells situated on the Farmout Acreage and to store, handle, transport and market production therefrom, as well as any and all other rights incident to or appertaining to FARMOR's ownership of same. FARMOR shall also have the right to use, free of all costs, any roads or locations built by FARMEE on the Farmout Acreage for its operations, relative to the depths and formations retained by FARMOR. FARMOR also agrees that during the term of its use of any road or location built by FARMEE, to maintain same in good condition as may be reasonably practical and to not interfere with any shared use by FARMEE.

          17. SEISMIC DATA: FARMOR agrees to make available to FARMEE any seismic data which FARMOR owns relating to the subject AOI. Such seismic data may be viewed by FARMEE in FARMOR's office during normal business hours but none of the data shall be copied or retained by FARMEE. FARMOR or FARMEE may propose to undertake additional seismic prospecting within the AOI throughout the term of this

Agreement. No annual acquisition of greater than 20 miles of seismic shall be conducted without the consent of the other party. The party who proposes to secure such seismic shall be the owner of, and have ultimate control of the data. The non-proposing party shall have the election to pay 50% of all seismic acquisition costs, including processing and interpretive costs in order to own a joint share in the data. Should the non-proposing party elect to go non-consent in the seismic acquisition, that party shall forfeit all drilling participation rights related to wells which may be proposed within 5,000 feet of any seismic line acquired under the proposal. The non-consenting party may earn the right to participate in wells within the above stated distance from any seismic line provided that party reimburses the consenting party 100% of the actual acquisition, processing and interpretive costs incurred in such seismic program.

          18. PREFERENTIAL RIGHT TO PURCHASE AND/OR MARKET GAS: FARMOR, or its designee, shall have the preferential right and option to purchase and/or market all or any part of the gas produced from or allocated to the Farmout Acreage upon the same terms (or on terms the monetary equivalent thereof) as those under which FARMEE proposes to sell or otherwise dispose of same, or FARMOR may designate the purchaser of such gas under said terms. FARMEE shall notify FARMOR in writing of each proposed sale or other disposition of the gas, which notice shall include all the terms and conditions of each bona fide offer by a prospective purchaser who is ready, willing and able to purchase the gas, or any part thereof, and FARMOR shall have thirty (30) days after receiving said written notice in which to notify FARMEE of its election either to exercise or waive its preferential right and option. No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by FARMEE until FARMOR shall have first either exercised or waived in writing its herein described preferential right and option with respect to the gas. FARMOR shall have a continuing separate right and option with respect to each and every proposed sale or other disposition of the gas, or part thereof. If FARMOR exercised its option to purchase or designate a purchaser for the gas, FARMEE agrees that, upon request, FARMEE will execute an appropriate gas sales contract. Further, if FARMOR does not exercise its option to purchase or designate a purchaser for the gas, FARMEE agrees that any subsequently executed gas sales contract made by FARMEE will describe this Agreement and will indicate that FARMEE is not authorized and does not intend to dedicate that share of the gas production owned by FARMOR. It is understood and agreed that the right to purchase hereby reserved may be assigned by FARMOR any time, at all times and from time to time without limitation. Nothing herein contained shall require FARMOR to purchase such gas from the Farmout Acreage or to provide a purchaser or market therefor.

          19. ELECTION TO CONSTRUCT GATHERING SYSTEM: FARMOR shall have a continuing right and election, but not the obligation, to construct any gas gathering lines necessary to gather and transport any or all of the gas produced within the AOI. Should FARMOR elect to construct any such gathering lines, it shall charge FARMEE its pro-rata share of a tariff that results in an 18% rate of return (Before Tax) on any capital which is employed to construct such gathering system.

          20. DEFAULT: In the event for any reason that actual drilling of the Exploratory Deep Well is not commenced by the date herein provided, or it is timely drilled but Subsequent Well(s) provided for hereunder are not timely drilled, the penalty to FARMEE shall be automatic termination of this Agreement and loss of the ability to further develop the Farmout Lands and earn leasehold rights in the Farmout Acreage not already earned by FARMEE in accordance with the terms hereof. Except as provided herein, if FARMEE fails to comply with any provisions of this Agreement, FARMOR may at any time notify FARMEE in writing giving the particulars concerning such noncompliance, whereupon FARMEE will then have thirty (30) days after receipt of such notice to satisfy FARMOR that it is in compliance with all the terms and provisions hereof. In the event of such failure by FARMEE to demonstrate compliance and reply to FARMOR's letter within the thirty (30) day time period, this Agreement will automatically terminate in its entirety, or as to any unearned portion thereof, provided that in so doing, FARMOR shall not waive or otherwise be precluded from exercising any other rights or remedies, at law, or in equity, which it may have for the breach of this Agreement by FARMEE or for FARMEE's failure to perform under this Agreement in whole or in part.

          21. NOTICE: All notices and information to be given or supplied hereunder pursuant to the provisions of this Agreement shall be given at the following addresses unless stipulated otherwise in Exhibit B:

                                     FARMOR:
                   EQUITABLE PRODUCTION - EASTERN STATES, INC.
                             Contact: Lester Zitkus
                        Address: 1710 Pennsylvania Avenue
                              Charleston, WV 25302
                            Phone No: l-304-343-9566
                             Fax No: l-304-343-7133

                                     FARMEE
                              HAY EXPLORATION, INC.
                               Contact: Monte Hay
                          Address: 4353 Willard Drive
                               Ashland, KY 41102
                            Phone No: l-606-324-7971
                             Fax No. l-606-324-6340

          22. EFFECT OF AGREEMENT: The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assigns. The said terms, covenants and conditions contained herein shall be covenants running with the Farmout Acreage covered hereby and with each transfer or assignment of said Farmout Acreage. This Agreement is not intended to create and nothing contained herein shall be construed to create an association, trust, joint venture, mining partnership, or other partnership or entity of any kind, nor to constitute FARMlEE the agent of FARMOR.

          23. APPLICATION OF LAWS: FARMEE agrees to abide by Equal Opportunity Rules and Regulations along with all valid, applicable federal, state and local laws, rules, orders and regulations of any duly constituted federal, state or local regulatory body or authority having jurisdiction thereof and all development and operations hereunder shall be conducted in conformity therewith. FARMEE also warrants and agrees to conduct all activities under this Agreement in compliance with all certificates, authorizations, permits or licenses issued to FARMEE or FARMOR for activities to be performed hereunder.

          24. PREFERENTIAL RIGHT TO PURCHASE / CONSENT TO ASSIGN: Should FARMEE desire to sell or convey all or any part of its interest in and to this Agreement, FARMEE shall first offer FARMOR the opportunity to purchase such interest. If FARMOR elects to purchase the interest, the parties hereto agree to negotiate in good faith for the purchase and sale of the interest. In the event FARMOR elects not to purchase the interest, FARMEE shall have the right to sell the interest to a third party, subject to the written consent of FARMOR. FARMEE, when requesting consent, will provide the names and addresses of the intended assignees and the interest to be assigned to each. Once the conveyance of properties has been finalized, FARMEE must provide FARMOR with a recorded copy of said conveyance within sixty (60) days of execution of said conveyance. This Agreement shall ipso facto terminate upon any such conveyance being made contrary to the provisions of the clause. In addition, should FARMEE decide to sell any of its interest in this Agreement to any other party, it shall not be free to do so until after securing the written consent of the FARMOR in advance of such transaction.

          25. INDEMNIFICATION: All operations associated with and contemplated to be conducted by FARMEE on the Farmout Acreage (or acreage pooled therewith) shall be conducted at its sole risk and liability and at no cost to FARMOR. FARMEE agrees to indemnify and hold FARMOR harmless from any claims, liability, charges, or expense arising directly or indirectly out of any and all operations conducted herewith.

          26. CONFIDENTIALITY: Without FARMOR's prior written consent,
FARMEE shall not divulge any information obtained from operations hereunder to any third party, other than to a party owning an interest under this Agreement or to a governmental authority having jurisdiction, and only to the extent required by such jurisdiction.

          27. CONFLICT: In the event there is a conflict between the terms contained in this Farmout Agreement and the terms contained in the Operating Agreement attached hereto as Exhibit D, the terms of this Farmout Agreement shall be controlling

          28. ARBITRATION: On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim, or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to, or in connection with this Agreement ("Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

          Any arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

          Any arbitration shall be conducted before one (1) arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Kentucky who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants, or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

          To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within thirty (30) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Kentucky. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

          All fees of the arbitrator and any engineer, accountant, or other consultant engaged by the arbitrator, shall be paid by Buyer and Seller equally unless otherwise awarded by the arbitrator.

          This Agreement shall be governed and construed in accordance with the laws of the State of Kentucky, without giving effect to any principles of conflicts of laws. The validity of the various conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The representations and warranties contained in such conveyances and the remedies available because of a breach of such representations and warranties shall be governed by and construed in accordance with the laws of the State of Kentucky without giving effect to the principles of conflicts of laws.

          29. EXECUTION OF AGREEMENT: This Agreement shall be null and void at the option of FARMOR if one (1) fully executed copy is not returned to FARMOR within fifteen (15) days from the date of execution below.

          This Farmout Agreement shall supersede and replace that certain Farmout Agreement entered into by Eastern States Oil & Gas, Inc., predecessor by name change of FARMOR, and FARMEE dated February 10, 2000, except as to any obligation of FARMEE to reimburse FARMOR for rental payments made prior to the date of this Agreement.

Executed this 22 day of August, 2000.
EQUITABLE PRODUCTION - EASTERN STATES, INC.       WITNESS


By: /s/ Lester A. Zitkuc                          /s/ Michele L. Weber
    ------------------------------                ------------------------------
    Lester A. Zitkus
    Attorney-In-Fact


Executed this 28 day of August, 2000.
HAY EXPLORATION, INC.                             WITNESS


By: /s/ Monte Hay                                 /s/ Michele L. Weber
    ------------------------------                ------------------------------
    Monte Hay
    President

                                    EXHIBIT B
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000

                      DRILLING AND GEOLOGICAL REQUIREMENTS

Any well drilled pursuant to the terms and conditions hereinafter stated and of the agreement to which this exhibit is attached, shall be located and drilled in compliance with all federal and state laws, executive orders, rules and regulations of any legally constituted regulatory body of the state in which operations are being performed and any other governing body having jurisdiction thereof.

MINIMUM COMPLETION STANDARDS

Casing shall be properly set and the well tested and such other preparations made as necessary to conduct satisfactory tests of the showing(s). FARMEE, or its operator, shall properly test each prospective oil or gas horizon and, upon encountering such horizon in the drilling of any well, shall notify FARMOR when such horizon is to be tested to allow FARMOR sufficient time to have a representative present when such horizon is tested. FARMEE also agrees to notify FARMOR in ample time to have a representative present when conducting electrical wireline surveys. If the information from any electrical wireline survey, made either before or after contract depth has been reached, and considered by itself or in conjunction with other indications or evidence from cuttings, cores or showings should make the formation appear promising of being a prospective oil or gas horizon, FARMEE shall properly test such horizon if it was not adequately tested at the time it was penetrated.

REPORTS TO BE FORWARDED TO:

EQUITABLE PRODUCTION - EASTERN STATES, INC.
Attn:      Lester Zitkus & Barbara Hubbard
Address:   1710 Pennsylvania Avenue
           Charleston, WV 25302
Phone:     l-304-343-9566
FAX:       l-304-343-7133 & l-304-343-7870

o Daily drilling reports including, but not limited to, the drilling progress, formations encountered and tops, oil or gas shows, surveys and tests. Reports to be verbally conveyed or faxed by 10:00 am for activity current through 8:00 am the same day.

o    Well test and stimulation reports

o    Well completion and recompletion reports

o    Application for AGPA well category determination

o    Plug and Abandon reports

o    Monthly reports filed with regulatory authority

o    Monthly reports of oil and gas production

REPORTS, LOGS & SAMPLES TO BE FORWARDED TO:

EQUITABLE PRODUCTION - EASTERN STATES, INC.

Attn:    ---------------------------------

Address: ---------------------------------

         ---------------------------------

Phone:   ---------------------------------  (regular pages)

FAX:     ---------------------------------  (continuous log sections)

         ---------------------------------

o Daily updated mudlog pages, when drilling through intervals being mudlogged, to be faxed by 10:00 am

o    Fax copies for all open-hole logs obtained at Total Depth

o Copies of all drill stem tests, core analyses, fluid analyses, paleontological reports and all other tests, analyses or third party reports, if made, on wells drilled

o Samples collected no less than every ten (10) feet from base of surface casing to total depth, if requested by FARMOR

o    Representative samples of fluid recovered on formation tests

                                                                       EXHIBIT B
                                                                          Page 2

o Allow FARMOR, if requested, to examine and take chips of all cores cut and recovered from such well

o Within twenty-four (24) hours (exclusive of weekends and holidays) after completion of the logging, supply FARMOR with one (1) large-scale copy of a bulk density log to the total depth of the hole and of a resistivity log through all formations of interest

o Upon completion of any well drilled hereunder, FARMEE shall furnish FARMOR with four (4) copies of all final wireline logs including, but not limited to, the following:

     Log                    From (Depth)          To (Depth)            Scale
     ---                    ------------          ----------          ---------
     Gamma Ray              Total Depth            Surface            2' = 100'
     Gamma Ray Density      Total Depth        Base Intermediate      5' = 100'
     Induction-Caliper                             Casing

o Upon FARMOR request, agree to make the hole available to FARMOR before running production casing, and at FARMOR'S expense (including cost of service and rig time), for its exclusive use in taking sidewall cores or running a photo-electric (PE) survey, a velocity survey or a dipmeter survey if FARMEE declines to run same

OTHER INFORMATION:

Upon request by FARMOR, furnish such additional information as it may reasonably require relative to any phase of the operations conducted pursuant to this Agreement. FARMOR shall have access to and copies of any and all geophysical data or seismic surveys that are conducted on or across the lease acreage during the term of this Agreement. FARMOR shall have free access during customary business hours to all records relative to such operations.

                                    EXHIBIT C
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000

                                    INSURANCE

FARMEE shall provide, at its expense and in its name, and maintain in full force and effect at all times during which operations are conducted by FARMEE on the Farmout Acreage, insurance by a duly licensed insurance company or companies of the kinds and in the minimum amounts as set forth below.

Prior to beginning any operations on the Farmout Acreage, FARMEE shall furnish certificates of insurance by FARMEE's insurers in a form satisfactory to FARMOR under all such policies as evidence that all such insurance is carried, and providing that not less than ten (10) days prior, written notice of material change in or cancellation of such insurance, or any part thereof, will be given to FARMOR.

o    Workmen's Compensation and Employer's Liability

FARMEE shall provide insurance covering FARMEE's employees engaged in operations on the lands subject to this Agreement in compliance with the laws of the state in which said lands are situated and Employers Liability Insurance of not less than $1,000,000.00 for injuries or death to any one employee and $100,000.00 for injuries or death of more than one employee resulting from any one accident;

o    General Public Liability and Property Damage Insurance

FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder with bodily injury and death limit of not less than $100,000.00 for injuries to or death of any one person resulting from any one accident, not less than $300,000.00 for injuries or death of more than one person resulting from any on.e accident, and property damage limit of not less than $100,000.00 per accident; $300,000.00 aggregate. Provided further than such property damage insurance shall not exclude FARMOR's liability for loss of or damage to property of or above the surface of the earth arising from a blowout or cratering of a gas well or an oil well; and,

o    Automobile Public Liability and Property Damage Insurance

FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder (including coverage on owned and non-owned automobile equipment) with bodily injury or death limit of not less than $100,000.00 for injuries to or death of more than one person resulting from any one accident, and property damage limit of not less than $25,000.00 per accident.

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT




                                    EXHIBIT D
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000
                                              ---------





                               OPERATING AGREEMENT

                                      DATED
                                                  2000)
                         -----------------------, -----
                                                  year


OPERATOR  HAY EXPLORATION, INC.
          ---------------------


CONTRACT AREA  DINGUS AREA OF INTEREST
               -----------------------
CONTAINING 4,000 GROSS ACRES, MORE OR LESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



COUNTY OR PARISH OF ELLIOTT AND MORGAN, STATE OF KENTUCKY
                    ------------------            --------


                      COPYRIGHT 1989 - ALL RIGHTS RESERVED
                        AMERICAN ASSOCIATION OF PETROLEUM
                         LANDMEN, 4100 FOSSIL CREEK BLVD.
                    FORT WORTH, TEXAS, 76137, APPROVED FORM.

                             A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               TABLE OF CONTENTS

Article                            Title                                                          Page
-------                            -----                                                          ----
I.       DEFINITIONS............................................................................     1
II.      EXHIBITS...............................................................................     1
III.     INTERESTS OF PARTIES...................................................................     2
         A. OIL AND GAS INTERESTS: .............................................................     2
         B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION: ......................................     2
         C. SUBSEQUENTLY CREATED INTERESTS: ....................................................     2
IV.      TITLES.................................................................................     2
         A. TITLE EXAMINATION: .................................................................     2
         B. LOSS OR FAILURE OF TITLE: ..........................................................     3
               1.  Failure of Title.............................................................     3
               2.  Loss by Non-Payment or Erroneous Payment of Amount Due.......................     3
               3.  Other Losses.................................................................     3
               4.  Curing Title.................................................................     3
V.       OPERATOR...............................................................................     4
         A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR: ......................................     4
         B. RESIGNATION OR REMOVAL OF OPERATOR AND OF SUCCESSOR: ...............................     4
               1.  Resignation or Removal of Operator...........................................     4
               2.  Selection of Successor Operator..............................................     4
               3.  Effect of Bankruptcy.........................................................     4
         C. EMPLOYEES AND CONTRACTORS: .........................................................     4
         D. RIGHTS AND DUTIES OF OPERATOR: .....................................................     4
               1.  Competitive Rates and Use of Affiliates......................................     4
               2.  Discharge of Joint Account Obligations.......................................     4
               3.  Protection from Liens........................................................     4
               4.  Custody of Funds.............................................................     5
               5.  Access to Contract Area and Records..........................................     5
               6.  Filing and Furnishing Governmental Reports...................................     5
               7.  Drilling and Testing Operations..............................................     5
               8.  Cost Estimates...............................................................     5
               9.  Insurance....................................................................     5
VI.      DRILLING AND DEVELOPMENT...............................................................     5
         A. INITIAL WELL: ......................................................................     5
         B. SUBSEQUENT OPERATIONS: .............................................................     5
               1.  Proposed Operations..........................................................     5
               2.  Operations by Less Than All Parties..........................................     6
               3.  Stand-By Costs...............................................................     7
               4.  Deepening....................................................................     8
               5.  Sidetracking.................................................................     8
               6.  Order of Preference of Operations............................................     8
               7.  Conformity to Spacing Pattern................................................     9
               8.  Paying Wells.................................................................     9
         C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK: ..................................     9
               1.  Completion...................................................................     9
               2.  Rework, Recomplete or Plug Back..............................................     9
         D. OTHER OPERATIONS: ..................................................................     9
         E. ABANDONMENT OF WELLS: ..............................................................     9
               1.  Abandonment of Dry Holes.....................................................     9
               2.  Abandonment of Wells That Have Produced......................................    10
               3.  Abandonment of Non-Consent Operations........................................    10
         F. TERMINATION OF OPERATIONS: .........................................................    10
         G. TAKING PRODUCTION IN KIND: .........................................................    10
               (Option 1) Gas Balancing Agreement...............................................    10
               (Option 2) No Gas Balancing Agreement............................................    11
VII.     EXPENDITURES AND LIABILITY OF PARTIES..................................................    11
         A. LIABILITY OF PARTIES: ..............................................................    11
         B. LIENS AND SECURITY INTERESTS: ......................................................    11
         C. ADVANCES: ..........................................................................    12
         D. DEFAULTS AND REMEDIES...............................................................    12
               1.  Suspension of Rights.........................................................    13
               2.  Suit for Damages.............................................................    13
               3.  Deemed Non-Consent...........................................................    13
               4.  Advance Payment..............................................................    13
               5.  Costs and Attorneys' Fees....................................................    13
         E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES: ..............................    13
         F. TAXES...............................................................................    13
VIII.    ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST.......................................    14
         A. SURRENDER OF LEASES: ...............................................................    14
         B. RENEWAL OR EXTENSION OF LEASES: ....................................................    14
         C. ACREAGE OR CASH CONTRIBUTIONS: .....................................................    14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                            Title                                                          Page
-------                            -----                                                          ----
         D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: .......................................    15
         E. WAIVER OF RIGHTS TO PARTITION.......................................................    15
         F. PREFERENTIAL RIGHT TO PURCHASE: ....................................................    15
IX.      INTERNAL REVENUE CODE ELECTION.........................................................    15
X.       CLAIMS AND LAWSUITS....................................................................    15
XI.      FORCE MAJEURE..........................................................................    16
XII.     NOTICES................................................................................    16
XIII.    TERM OF AGREEMENT......................................................................    16
XIV.     COMPLIANCE WITH LAWS AND REGULATIONS...................................................    16
         A. LAWS, REGULATIONS AND ORDERS: ......................................................    16
         B. GOVERNING LAW: .....................................................................    16
         C. REGULATORY AGENCIES: ...............................................................    16
XV.      MISCELLANEOUS..........................................................................    17
         A. EXECUTION: .........................................................................    17
         B. SUCCESSORS AND ASSIGNS: ............................................................    17
         C. COUNTERPARTS........................................................................    17
         D. SEVERABILITY........................................................................    17
XVI.     OTHER PROVISIONS.......................................................................    17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between HAY EXPLORATION, INC., hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and COLLECTIVELY AS "NON-OPERATORS."

                                   WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     As used in this agreement, the following words and terms shalt have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shalt mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shalt mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. SUCH lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shalt mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shalt mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shalt mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shalt mean the wet! required to be drilled by the parties hereto as provided in Article VI.A.

     I. The term "Non-Consent Well" shalt mean a well in which less than at! parties have conducted an operation AS provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean A PARTY WHO ELECTS NOT TO PARTICIPATE IN A proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or GASEOUS hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land tying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land tying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shalt mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     O. The term "Recompletion" or "Recomplete" shalt mean an operation whereby a Completion in one zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shalt mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, wellbore stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shalt mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shalt mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     S. THE TERM "PAYING QUANTITIES" SHALL MEAN, WITH RESPECT TO ANY WELL, QUANTITIES OF OIL AND/OR GAS PRODUCTION, THE REVENUES ATTRIBUTABLE TO WHICH, AFTER DEDUCTING THE LESSOR'S ROYALTY BURDEN ON SUCH PRODUCTION, EXCEED THE WELL'S OPERATING EXPENSES (NOT INCLUDING DRILLING OR OTHER CAPITAL COSTS), REGARDLESS OF HOW SMALL THE MARGIN, OVER A SMALL PERIOD OF TIME, NOT TO EXCEED 12 CONSECUTIVE MONTHS.

     T. THE TERM "COMMERCIAL QUANTITIES" SHALL MEAN, WITH RESPECT TO ANY WELL, QUANTITIES OF OIL AND/OR GAS PRODUCTION, THE REVENUES ATTRIBUTABLE TO WHICH, AFTER DEDUCTING ALL BURDENS ON SUCH PRODUCTION, INCLUDING WITHOUT LIMITATION, THE LESSOR'S ROYALTY BURDEN, OVERRIDING ROYALTIES, AND PRODUCTION PAYMENT, MAKE THE WELL, PROFITABLE, TAKING INTO ACCOUNT THE TOTAL COSTS ASSOCIATED WITH THE WELL OVER ITS ENTIRE LIFE, INCLUDING, WITHOUT LIMITATION, DRILLING COSTS AND OTHER CAPITAL COSTS AND OPERATING EXPENSES.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter. IT SHALL ALSO MEAN LEGAL ENTITIES SUCH AS CORPORATIONS, PARTNERSHIPS, JOINT VENTURES, SOLE PROPRIETORSHIPS, ETC.

                                  ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated ill and made a part hereof:


 X   A. Exhibit "A," shall include the Following information:
---

        (1) Description of lands subject to this agreement,

        (2) Restrictions, if any, as to depths, formations, or substances,

        (3) Parties to agreement with addresses and telephone numbers for notice purposes,

        (4) Percentages or fractional interests of parties to this agreement,

        (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

        (6) Burdens on production.

     B. Exhibit "B," Form of Lease.

 X   C. Exhibit "C," Accounting Procedure.
---

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


 X   D. Exhibit "D," Insurance.
---
 X   E. Exhibit "E," Gas Balancing Agreement.
---
 X   F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
        Facilities.

     G. Exhibit "G," Tax Partnership.
---
 X   H. Other: WELL INFORMATION REQUIREMENTS
---

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


     If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out or production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest."

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article V1I.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.

                                     TITLES

A. TITLE EXAMINATION:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Each Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS

     3. LOSSES: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                                   ARTICLE V.

                                    OPERATOR

A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

HAY EXPLORATION, INC. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

     1. RESIGNATION OR REMOVAL OF OPERATOR: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause* by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement. *Good Cause shall mean the failure or refusal on the part of the Operator to carry out its duties hereunder as acts or omissions committed by Operator that constitute gross negligence or willful misconduct.

     Subject to Article VII.D.I., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.


     2. SELECTION OF SUCCESSOR OPERATOR: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. EFFECT OF BANKRUPTCY: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A." In the event Operator plans to file bankruptcy, Operator agrees to notify all Non-Operators by mall at least ten (10) days in advance of that filing. Failure of Operator to so notify the Non-Operators as stated above shall cause this agreement to automatically terminate.

C. EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. RIGHTS AND DUTIES OF OPERATOR:


     1. COMPETITIVE RATES AND USE OF AFFILIATES: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator, the cost of which shall be billed to the Joint Account, shall be performed or supplied at competitive rate.

     2. DISCHARGE OF JOINT ACCOUNT OBLIGATIONS: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.


     3. PROTECTION FROM LIENS: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article V11.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators and Operator shall have the right to comingle such funds with its own funds.

     5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

     (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

     (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

     (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

     9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require,

     In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT

 B. SUBSEQUENT OPERATIONS:

     1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice by AFE of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proper depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal in Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to a11 parties within the time and in the manner provided in Article VI.B.6.

     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

     2. Operations by Less Than All Parties:


     (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence, Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten ( 10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.l., subject to the same extension right as provided therein.

     (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.l. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (alter deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

     (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4.
(a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this
Article VI.B.2. (b) shall apply to such party's interest.

     (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 300% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad vatorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m.
on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms or this agreement and Exhibit "C" attached hereto.

     3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specifed in Article V1.B.1 within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

     4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

     In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.l., to all parties (including Non-Consenting Parties). Thereupon, Articles V1.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles V1.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

     (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

     (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph
(a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

     5. Sidetracking: No party may participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore.

     6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI. such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving tile vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2., failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7. Conformity to Spacing Pattern. Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

     8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

   C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

     1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

     [ ] Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

     [ ] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with all accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article Vl.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made, Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing equipping of well, including necessary tankage and/or surface facilities.

 D. OTHER OPERATIONS:

     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Ten Thousand Dollars ($10,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Ten Thousand Dollars ($10,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article V1.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of LHC end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI-B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.


     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed and is capable of producing, even if such well has never in fact produced, shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

     Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or titness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B,2.(b).

 F. TERMINATION OF OPERATIONS:

     Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 51% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.I, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

 G. TAKING PRODUCTION IN KIND:

   [X]  OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

     Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

        directly from the purchaser thereof for its share of all production.

        If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten
        (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

        Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

        All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

        In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

   [ ]  OPTION NO. 2: NO GAS BALANCING AGREEMENT:

        Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

        Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

        If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10)-day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

        Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

        All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

                                  ARTICLE VII.

                      EXPENDITURES AND LIABILITY OF PARTIES

 A. LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing the operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

B. LIENS AND SECURITY INTERESTS:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of oil and/or gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by my party hereto in conjunction herewith or at any time following execution hereof, and operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of oil and gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas.

     If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of oil and gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. ADVANCES:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of all itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

 D. DEFAULTS AND REMEDIES:

    If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (3) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operator shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (a joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit 'C' attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

     3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to
Article VII.D.2.


     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit 'C,' provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.


     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid pursuant to the terms of the Farmout Agreement to which this Operating Agreement is attached. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. TAXES:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE V111.
                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. SURRENDER OF LEASES:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

     B. NEW, RENEWAL OR EXTENSION OF LEASES. THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY THE TERMS AS CONTAINED IN THE FARMOUT AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED.

C. ACREAGE OR CASH CONTRIBUTIONS:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage of cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

E. WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. PREFERENTIAL RIGHT TO PURCHASE:

[ ] (Optional; Check if applicable.) THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY THE TERMS AS CONTAINED IN THE FARMOUT AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED.

                                   ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter I, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation 1.76I. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter I, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                               CLAIMS AND LAWSUITS

    Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator, All costs and expenses of handling settling, or otherwise discharging such clam or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

            A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                                   ARTICLE XI.
                                 FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                    NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.
If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                 ARTICLE XIII.
                               TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

     [ ] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

     [X] Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of 90 days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re-completing, Plugging Back or Reworking operations are commenced within 90 days from the date of abandonment of said well.
         "Abandonment" for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.

     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A.   LAWS, REGULATIONS AND ORDERS:

     This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.   GOVERNING LAW:

     THIS AGREEMENT AND ALL MATTERS PERTAINING HERETO, INCLUDING BUT NOT LIMITED TO MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATION OR CONSTRUCTION, SHALL BE GOVERNED AND DETERMINED BY THE LAW OF THE STATE IN WHICH THE CONTRACT AREA IS LOCATED. IF THE CONTRACT AREA IS IN TWO OR MORE STATES, THE LAW OF THE STATE OF KENTUCKY SHALL GOVERN.

C.   REGULATORY AGENCIES:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any right, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

             A.A.P.L. FORM 61 MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.
                                  MISCELLANEOUS

A.   EXECUTION:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B.   SUCCESSORS AND ASSIGNS:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C.   COUNTERPARTS:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.   SEVERABILITY:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                                OTHER PROVISIONS

A. In the event there is a conflict between any provision of this Article XVI and any provision contained within that Farmout Agreement to which this agreement is attached, the provisions of the Farmout Agreement shall be controlling.

B. If any provision of this agreement is declared to be unlawful or unenforceable by a court of competent jurisdiction, this agreement shall be deemed to be amended, as of the effective date of this agreement, to delete the unlawful or unenforceable provision, and this agreement shall nevertheless remain binding as so amended. If such court's ruling is subsequently reversed or set aside by such court or by a higher court, this agreement shall be deemed to be amended, as of the effective date of this agreement, to reinstate such provision, and this agreement shall be deemed binding as so amended.

C.   PRIORITY OF OPERATIONS:

     Whenever there is more than one proposal in connection with any well subject to this Agreement, such proposal shall be considered and disposed of in the following order of priority:

     1. Drilling the well to its authorized depth or attempting a completion including testing and logging of such well at such depth shall have first priority over all operations and proposals;

     2. A proposal to plug back a well shall prevail over a proposal to deepen or to sidetrack such well; if there is more than one proposal to plug back, the proposal to plug back to the next deepest prospective interval shall have priority over proposal(s) to plug back to shallower prospective intervals;

     3. A proposal to sidetrack a well in order to reach the authorized depth shall prevail over a proposal to deepen;

     4. A proposal to deepen a well shall have last priority;

     5. Proposals of the same type and to the same depth shall be given precedence in the order in which they were made.

D.   LIMITATION ON WELL PROPOSALS

     Notwithstanding anything in this Agreement to the contrary, no more than one (1) well may be proposed for drilling, reworking, deepening or plugging back at any single time, and, until the preceding has been completed, no subsequent operation may be proposed under this agreement; provided, however, that this provision shall not apply to obligatory operations provided for herein.

 A.A.P.L. FORM 610 MODEL FORM OPERATING AGREEMENT - 1989

     IN WITNESS WHEREOF, this agreement shall be effective as of the ______ day of _________________ 2000.

EQUITABLE PRODUCTION - EASTERN STATES INC., who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception listed below, is identical to the AAPL Form 610-l989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or type-over and that are clearly recognizable, have been made to the form.

WITNESS:                                 OPERATOR

                                         HAY EXPLORATION, INC. _________________

_________________________________     By _______________________________________


_________________________________        MONTE HAY _____________________________
                                         Type or print name



                                         Title-PRESIDENT _______________________

                                         Date __________________________________


                                         Tax ID or S.S. No. ____________________



                                  NON-OPERATORS



                                         EQUITABLE PRODUCTION -
                                         EASTERN STATES, INC.___________________


_________________________________     By _______________________________________


_________________________________        LESTER A. ZITKU _______________________
                                         Type or print name



                                          Title   ATTORNEY-IN-FACT _____________


                                          Date _________________________________

                                          Tax ID or S.S. No. ___________________

A.A.P.L. FORM 610 MODEL FORM OPERATING AGREEMENT - 1989

                                    EXHIBIT A

       To Operating Agreement dated _______________________________,2000



1.  DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT

The Contract Area shall be the lands described in and covered by that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.


2.  RESTRICTIONS AS TO DEPTHS, FORMATIONS, OR SUBSTANCES

This agreement is limited to the depths and formations as specified in that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.


3.  PARTIES TO AGREEMENT WITH ADDRESS, TELEPHONE AND FAX NUMBERS

      Equitable Production - Eastern States, Inc.   Phone: 1-304-343-9566
      Attn: Lester A. Zitkus                        FAX : 1-304-343-7133
      1710 Pennsylvania Avenue
      Charleston, WV 25302

      Hay Exploration, Inc.                       Phone: 1-606-324-7971
      Attn: Monte Hay                             FAX: 1-606-324-6340
      4353 Willard Drive
      Ashland, KY 41102

4.  PERCENTAGE OR FRACTIONAL INTERESTS SUBJECT TO THIS AGREEMENT

The interest of the Parties is set out in the Farmout Agreement, to which this agreement is attached as Exhibit D.

5.  OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT

All properties identified on Exhibit A to the Farmout Agreement, to which this agreement is attached as Exhibit D.

6.  BURDENS ON PRODUCTION

None

                                                    COPAS -- 1995

                                                    Recommended by the Council
Kraftbilt 601-95 BOX 800                            of Petroleum Accountants
                 TULSA, OK 74101                    Societies


                                  EXHIBIT "C"

Attached to and made a part of that certain Operating Agreement dated          ,
2000 between Hay Exploration, Inc. and Equitable Production - Eastern States,
Inc.


                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   DEFINITIONS

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean activities required to handle specific operating conditions and problems for the exploration, development, production, protection, maintenance, abandonment, and restoration of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and that are to be shared by the Parties.

     "Operator" shall mean the Party designated to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties to this agreement other than the Operator.

     "Material" shall mean personal property, equipment, supplies, or consumables acquired or held for use on the Joint Property.

     "Controllable Material" shall mean Material that at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

     "Parties" shall mean legal entities signatory to the agreement, or their successors or assigns, to which this Accounting Procedure is attached.

     "Affiliate" shall mean, with respect to the Operator, any party directly or indirectly controlling, controlled by, or under common control with the Operator.

2.   STATEMENTS AND BILLINGS

     The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share if the joint Account for the preceding month. Such bills shall be accompanied by statements that identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be summarized by major Material classifications. Intangible drilling costs and audit exceptions shall be separately and clearly identified.

3.   ADVANCES AND PAYMENTS BY NON-OPERATORS

     A. If gross expenditures for the joint Account are expected to exceed $5,000.00 in the next succeeding month's operations, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the month's operations. Unless otherwise provided in the agreement, any billing for such advance shall be payable within 15 days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.

     B. Each Non-Operator shall pay its proportion of all bills within 15 days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly using the U.S. Treasury three-month discount rate plus 3% in effect of the last day of the month for each month that the payment is delinquent or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. Interest shall begin accruing on the first day of the month in which the payment was due.

4.   ADJUSTMENTS

     A. Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; however, all bills and statements (including payout status statements) related to expenditures rendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless within the said period a Non-Operator takes specific detailed written exception thereto and makes claim on the Operator for adjustment.









      Copyright (c) 1995 by the Council of Petroleum Accountants Societies.

     B. All adjustments initiated by the Operator except those described in (1) through (4) below are limited to the 24-month period following the end of the calendar year in which the original charge appeared or should have appeared on the joint Account statement or payout status statement. Adjustments made beyond the 24-month period are limited to the following:

        (1) a physical inventory of Controllable Material as provided for in
            Section VII

        (2) an offsetting entry (whether in whole or in part), which is the direct result of a specific joint interest audit exception granted by the Operator relating to another property

        (3) a government/regulatory audit

        (4) working interest ownership adjustments

 5.  EXPENDITURE AUDITS

     A. A Non-Operator, upon notice in writing to the Operator and other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the 24-month period following the end of such calendar year; however, conducting an audit shall not extend the time for the taking of written exception to all the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit. The lead audit company's audit report shall be issued within 180-days after completion of the audit field work; however, the 180-day time period shall not extend the 24-month requirement for taking specific detailed written exception as required in Paragraph 4.A. above. All claims shall be supported with sufficient documentation. Failure to issue the report within the prescribed time will preclude the Non-Operator from taking exception to any charge billed within the time period audited.

        A timely filed audit report or any timely submitted response thereto shall suspend the running of any applicable statute of limitations regarding claims made in the audit report. While any audit claim is being resolved, the applicable statute of limitations will be suspended; however, the failure to comply with the deadlines provided herein shall cause the statute to commence running again.

     B. The Operator shall allow or deny all exceptions in writing to an audit report within 180 days after receipt of such report. Denied exceptions should be accompanied by a substantive response. Failure to respond to an exception with substantive information on denials within the time provided will result in the Operator paying interest on that exception, if ultimately granted, from the date of the audit report. The interest charged shall be calculated in the same manner as used in Section I, Paragraph 3.B.

     C. The lead audit company shall reply to the Operator's response to an audit report within 90 days of receipt, and the Operator shall reply to the lead audit company's follow-up response within 90 days of receipt. If the lead audit company does not provide a substantive response to an exception within 90 days, that unresolved audit exception will be disallowed. If the Operator does not provide a substantive response to the lead auditor's follow-up response within 90 days, that unresolved audit exception will be allowed and credit given the Joint Account.

     D. The lead audit company or Operator may call an audit resolution conference for the purpose of resolving audit issues/exceptions that are outstanding at least 18 months after the date of the audit report. The meeting will require one month's written notice to the Operator and all audit participants, be held at the Operator's office or other mutually agreed upon location, and require the attendance of representatives of the Operator and each audit participant responsible for the area(s) in which the exceptions are based and who have authority to resolve issues on behalf of their company. Any Party who fails to attend the resolution conference shall be bound by any resolution reached at the conference. The lead audit company will coordinate the response/position of the Non-Operators and continue to maintain its traditional role throughout the audit resolution process.

        Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. An audit resolution conference may be held as often as agreed to by the Parties. Issues unresolved at one conference can be discussed at subsequent conferences until each such issue is resolved.

 6.  AFFILIATES

     Charges to the Joint Account for any services or Materials provided by an Affiliate shall not exceed average commercial rates for such services or Materials.

     Unless otherwise indicated below, Affiliates performing services or providing Materials for Joint Operations shall provide the Operator with written agreement to make their records relating to the work performed for the Joint Account available for audit upon request by a Non-Operator under this Accounting Procedure. These records shall include, but not be limited to, invoices, field work tickets, equipment use records, employee time reports, and payroll summaries relating to the work performed for the Joint Account. All audits will be conducted pursuant to Section I, Paragraph 5.

3.   MATERIAL

     Materials purchased or furnished by the Operator for use on the Joint Property as provided under Section VI.

     Only such Materials shall be purchased for or transferred to the Joint Property as may be required for immediate use and are reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.   TRANSPORTATION

     Transportation of contract personnel, and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest supply store where like Material is normally available, or railway receiving point nearest the Joint Property, unless agreed to by the Parties.

     B. If surplus Material is moved to the Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest supply store where like Material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking costs is available when the actual charge is less than the amount most recently recommended by COPAS, excluding accessorial charges. Examples of accessorial charges are listed in Bulletin 21.

     D. No charge shall be made for transportation costs associated with relocating employees, including the costs of moving their household goods and personal effects, unless agreed to by the Parties.

5.   SERVICES

     The cost of contract services, equipment, and utilities provided by sources other than the Operator.

6.   EQUIPMENT FURNISHED BY THE OPERATOR

     A. Equipment located on the Joint Property owned by the Operator shall be charged to the Joint Account at the average prevailing commercial rate for such equipment. If an average commercial rate is used to bill the Joint Account, the Operator shall adequately document and support such rate and shall periodically review and update the rate.

     B. In lieu of charges in Paragraph 6.A. above, or if a prevailing commercial rate is not available, equipment owned by the Operator will be charged to the Joint Account at the Operator's actual cost. Such costs may include all expenses that would be chargeable pursuant to this
        Section III if such equipment were jointly owned, depreciation using straight line depreciation method, interest on investment (less gross accumulated depreciation) not to exceed 12% per annum, and an element of the estimated cost to dismantle and abandon the equipment. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Actual cost shall not exceed the average prevailing commercial rate.

     C. When applicable for Operator-owned or -leased motor vehicles, the Operator shall use rates published by the Petroleum Motor Transport Association or such other organization recognized by COPAS as the official source of such rates. When such rates are not available, the Operator shall comply with the provisions of Paragraph A or B above.

7.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except those resulting from the Operator's gross negligence or willful misconduct.

8.  TAXES AND PERMITS

     All taxes and permits of every kind and nature, including penalties and interest, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties

     If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to Parties will be made in accordance with the tax value generated by each Party's working interest.

 9.  INSURANCE

     Net premiums paid for insurance required to be carried for the protection of the Parties.

     If Joint Operations are conducted at locations where the Operator acts as self-insurer, the Operator shall charge the Joint Account manual rates as regulated by the state in which the Joint Property is located, or in the case of offshore operations, the adjacent state as adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.


11.  ECOLOGICAL AND ENVIRONMENTAL

     Costs of surveys as well as pollution containment, actual control, and resulting responsibilities as required by applicable laws or resulting from statutory regulations

12.  ABANDONMENT AND RECLAMATION

     Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority.



                    IV. COSTS INCURRED OFF THE JOINT PROPERTY

The Operator shall charge the Joint Account for the following items, which are incurred off the Joint Property for Joint Operations.

1.   FACILITIES

     A. PRODUCTION-HANDLING FACILITIES

        (1) ALLOCATED

        The Operator shall allocate charges to the Joint Account on an equitable and consistent basis for facilities that handle substances extracted from or injected into the real property subject to the agreement to which this Accounting Procedure is attached if such facilities are not listed in Paragraph (2) below or covered by a separate facility agreement. Allocable charges for such facilities that are leased or rented shall be at the Operator's cost. All allocable charges for such facilities owned by the Operator shall be operating costs as defined in
        Section III incurred on the facility site plus depreciation, interest on investment (less gross accumulated depreciation) not to exceed 12% per annum, and estimated dismantling and abandonment costs. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Such rates shall not exceed average commercial rates prevailing in the area of the Joint Property.

        In lieu of charges in Paragraph 1.A.(1) above for Operator-owned facilities, the Operator may elect to charge average commercial rates prevailing in the immediate area of the Joint Property. If average commercial rates are used, the Operator shall adequately document and support the rates.

7.   APPROVAL BY PARTIES

     An affirmative vote of both Parties shall be required for all items in this Accounting Procedure requiring approval by the Parties. This vote shall be taken in writing, in a meeting, or by telephone and results shall be binding on all Parties. All votes must be confirmed in writing by each Party to the Operator within two business days. The Operator shall give notice to all Parties of the results.


                     II. METHOD OF CHARGES TO JOINT ACCOUNT


The Operator shall charge the Joint Account for the costs of Joint Operations in accordance with only one of the following options. The method of charges to the Joint Account may be changed if approved by the Parties in accordance with
Section I, Paragraph 7.

1. [X] FIXED RATE COSTS ARE INCLUDED IN THE PRODUCING WELL RATE CHARGE AS STATED IN ARTICLE V.1,A.

     Active wells are those wells that qualify for a producing overhead charge as specified in Section V, Paragraph 1.A.(3) of this procedure.

     The fixed rate will compensate the Operator for all costs applicable to Joint Operations except for royalties, ad valorem taxes, and production/severance taxes paid by the Operator for the Joint Operations and except downhole well work, Controllable Material, and all projects that qualify for drilling, construction, and/or catastrophe overhead as specified in Section V of this procedure along with all other third party costs. These exception costs shall be charged as specified in Sections III, IV, and V of this procedure.

                    III. COSTS INCURRED ON THE JOINT PROPERTY

     The Operator shall charge the Joint Account for the following items less discounts taken, which are incurred on the Joint Property for Joint Operations. Employees and contract personnel who spend substantially all their time in offices that are not Joint Property are not chargeable under this Section while working in those offices.

1.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by the Operator.

2.   ECOLOGICAL AND ENVIRONMENTAL

     Ecological and environmental costs are those that arise from compliance with governmental or regulatory requirements or prudent operations. These costs that are incurred of the Joint Property shall be

     [X] allocated directly to the Joint Account

     [ ] included in the Overhead rates provided in Section V

3.   LEGAL EXPENSE

     The Operator may not charge for services of the Operator's legal staff or fees and expense of outside attorneys unless approved by the Parties in writing. Other expenses of handling, settling, or otherwise discharging litigation, claims, liens, title examinations, and curative work necessary to protect or recover the Joint Property shall be chargeable.

5.   ENGINEERING, DESIGN, AND DRAFTING

     Engineering, design, and drafting costs associated with major construction or catastrophes, as defined in Section V, Paragraph 2, of this Accounting Procedure, may be charged to the Joint Account only when the Operator elects to charge overhead for major construction or catastrophes per
     Section V, Paragraph 2.B. Such charges shall be determined in a manner consistent with those defined in Section III, Paragraphs 2 and 5.



                                   V. OVERHEAD

The Operator shall be compensated for costs not chargeable in Section III (Costs Incurred On The Joint Property) or Section IV (Costs Incurred Off The Joint Property) that are incurred in connection with and in support of Joint Operations.

1.  OVERHEAD -- DRILLING AND PRODUCING OPERATIONS

     As compensation for overhead in connection with drilling and producing operations, the Operator shall charge on either a

     [X] Fixed Rate Basis, Paragraph 1.A., or

     [ ] Percentage Basis, Paragraph 1.B.

     A. OVERHEAD -- FIXED RATE BASIS

        (1) The Operator shall charge the Joint Account at the following rates per well.

            Drilling well rate $7,000.00 per well.

            Producing well rate per month $750.00*

     *if gas from a particular well requires treatment for H2S (wellhead gas H2S concentration exceeds 4ppm), then all costs associated with the treatment of gas from that well will be billed to all ownership based on working interests in addition to the working interest share of the fixed $750 per month producing well rate.

        (2) Application of overhead-drilling well rate shall be as follows:

            (b) Charges for wells undergoing any type of workover, recompletion, or abandonment for a period of five consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from the date workover operations, with the rig or other units used in workover, commence through the date of the rig or other unit release, except that no charges shall be made during suspension of operations for 15 or more consecutive calendar days.

        (3) Application of overhead-producing well rate shall be as follows:

            (a) An active well completion for any portion of the month shall qualify for a one-well charge for the entire month. An active completion is one that is

                [1] produced,

                [2] injected into for recovery or disposal, or

                [3] used to obtain a water supply to support production
                    operations.

            (b) Each active completion in a multi-completed well in which production is not commingled downhole shall qualify for a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

            (c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when the drilling well rate applies.

            (d) All wells not meeting the criteria set forth in this Paragraph A
                (3) (a), (b), or (c) shall not qualify for a producing overhead charge.


2.   OVERHEAD -- MAJOR CONSTRUCTION AND CATASTROPHES

     Major construction is defined as any project in excess of $5,000.00 required for the construction and installation of fixed assets, the expansion of fixed assets, or in the dismantling for abandonment of fixed assets as required for the development and operation of the Joint Property.

     Catastrophe is defined as a calamitous event bringing damage, loss, or destruction resulting from a single occurrence requiring expenditures in excess of $25,000.00 to restore the Joint Property to the equivalent condition that existed prior to the event causing the damage.

     To compensate the Operator for overhead costs incurred in connection with major construction and catastrophes, the Operator shall either negotiate a rate prior to beginning the work or shall charge the Joint Account for overhead based on the following rates:

     A. If the Operator absorbs engineering, design, and drafting costs related to the project, the overhead assessment will be 10% of total project costs.

     B. If the Operator charges engineering, design, and drafting costs related to the project directly to the Joint Account, the overhead assessment will be 10% of total project costs.

     For each project, the Operator shall provide advance notice to the Non-Operators in writing if option A or B above will be used for calculating construction or catastrophe overhead. For purposes of calculating overhead, the cost of drilling and workover wells shall be excluded and catastrophe expenditures to which these rates apply shall not be reduced by insurance recoveries. Overhead assessed under the construction and catastrophe provisions shall be in lieu of all other overhead provisions.



               VI. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator normally provides all Material for use on the Joint Property but does not warrant the Material furnished. At the Operator's option, Material may be supplied by Non-Operators.

1.   DIRECT PURCHASES

     Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. A direct purchase is determined to occur when all agreement is made between an Operator and a third party for the acquisition of Materials for a specific well site or location. Material provided by the Operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the vendor until usage, is considered a direct purchase. If Material is found to be defective or is returned to the vendor for any other reason, credit shall be passed to the Joint Account where adjustments have been received by the Operator from the manufacturer, distributor, or agent.

2.  TRANSFERS

     A transfer is determined to occur when the Operator furnishes Material from its storage facility or from another operated property. Additionally, the Operator has assumed liability for the storage costs and changes in value and has previously secured and held title to the transferred Material. Similarly, the removal of Material from a Joint Property to the Operator's facility or to another operated property is also considered a transfer. Material that is moved from the Joint Property to a temporary storage location pending disposition may remain charged to the Joint Account and is not considered a transfer.

     A. PRICING

     The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of transfer. Transfers of new Material will be priced using one of the following new Material bases:

        (1) Published prices in effect on the date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS)

            The HPMs and the associated date of published price to which they should be applied will be published by COPAS periodically.

            (a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill (Houston for special crud) carload base prices effective as of the date of movement, plus transportation cost as defined in Section VI, Paragraph 2.B.

            (b) For other Material, the published price shall be the published list price in effect at the date of movement, as listed by a supply store nearest the Joint Property or point of manufacture, plus transportation costs as defined in Section VI, Paragraph 2.B.

        (2) A price quotation that reflects a current realistic acquisition cost may be obtained from a supplier/manufacturer.

        (3) Historical purchase price may be used, providing it reflects a current realistic acquisition cost on the date of movement. Sufficient price documents should be available to Non-Operators for purposes of verifying Material transfer valuation.

        (4) As agreed to by the Parties

     B. FREIGHT

        Transportation costs should be added to the Material transfer price based on one of the following:

        (1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the railway receiving point nearest the Joint Property based on the carload weight basis as recommended by COPAS in Bulletin 21 and current interpretations.

        (2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the railway receiving point nearest the Joint Property. For transportation costs from other than eastern mills, the 30,000-pound Specialized Motor Carriers interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the Specialized Motor Carriers rate per weight of tubing transferred to the railway receiving point nearest the Joint Property.

        (3) Transportation costs for special end tubular goods shall be calculated using the 30,000-pound Specialized Motor Carriers interstate truck rate from Houston, Texas, to the railway receiving point nearest the Joint Property.

        (4) Transportation costs for Material other than that described in
            Section VI, Paragraphs 2.B(1) through (3), if applicable, shall be calculated from the supply store or point of manufacture, whichever is appropriate, to the railway receiving point nearest the Joint Property.

     C. CONDITION

        (1) Condition "A" -- New and unused Material in sound and serviceable condition shall be charged at one hundred percent of the price as determined in Section VI, paragraphs 2.A and 13. Material transferred from the Joint Property that was not placed in service on the Joint Property shall be credited as charged without gain or loss. Any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid. All refurbishing costs necessary to correct handling or transportation damages amid other related costs will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the property either through a direct purchase or transfer. Any preparation costs performed, including any internal or external coating and wrapping, will be credited on new Material provided these costs were not repeated for the receiving property.

        (2) Condition "B" -- Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined by the pricing guidelines in Section VI, Paragraphs 2.A and B. Any cost of reconditioning to return the Material to Condition B will be absorbed by the divesting property.

            If the Material was originally charged to the Joint Account as used Material and placed in service on the Joint Property, the Material will be credited at the condition percentage most recently recommended by COPAS times the price as determined in Section VI, Paragraphs 2.A and B.

            Used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

        (3) Condition "C" -- Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined in Section VI, Paragraphs 2.A and B. The cost of reconditioning shall be charged to the receiving property provided Condition C value, plus cost of reconditioning, does not exceed Condition B value.

        (4) Condition "D" -- Other Material that is no longer suitable for its original purpose but usable for some other purpose is considered Condition D Material. Included under Condition "D" is also obsolete items or Material that does not meet original specifications but still has value and can be used in other services as a substitute for items with different specifications. Due to the condition or value of other used and obsolete items, it is not possible to price these items under Section VI, Paragraph 2.A. The price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material. In some instances, it may be necessary or desirable to have the Material specially priced as agreed to by the parties.

        (5) Condition "E" -- Junk shall be priced at prevailing scrap value prices.

     D. OTHER PRICING PROVISIONS

        (1) Preparations Costs

            Costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices reflective of the Operator's actual costs of the services. Documentation must be retained to support the cost of service. New coating and/or wrapping may be charged per Section VI, Paragraph 2.A.

        (2) Loading and Unloading Costs

            Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS Bulletin 21.

3.   DISPOSITION OF SURPLUS

     Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator in surplus Material.

     Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Materials, the Operator should make good faith efforts to dispose of surplus within 12 months through buy/sale agreements, trade, sale to a third party, division in-kind, or other dispositions as agreed to by the Parties.

     An Operator may, though a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Operating Agreement to which this Accounting Procedure is attached without the prior approval of the Non-Operator. If the gross sale value exceeds the Operating Agreement expenditure limit, the disposal must be agreed to by the Parties.

     The Operator may dispose of Condition D and E Material under procedures normally utilized by the Operator without prior approval.

4.   SPECIAL PRICING PROVISIONS

     A. PREMIUM PRICING

        Whenever Material is not readily replaceable due to national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property provided notice in writing is furnished to Non-Operators of the proposed charge prior to use and to billing Non-Operators for such Material. During premium pricing periods, each Non-Operator shall have the right to furnish in-kind all or part of his share of such Material suitable for use and acceptable to the Operator by so electing and notifying the Operator within ten days after receiving notice from the Operator.

     B. SHOP-MADE ITEMS

        Shop-made items may be priced using the value of the Material used to construct the item plus labor costs. If the Material is from a scrap or junk account, the Material may be priced at either 25% of the current price as determined in Section VI, Paragraph 2.A, or scrap value, whichever is higher, plus estimated labor costs to fabricate the item.

     C. MILL REJECTS

        Mill rejects purchased as "limited service" casing or tubing shall be priced at 80% of K-55/J-55 price as determined in Section VI, Paragraphs 2.A and B, Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.



                    VII. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, as defined in the COPAS Material Classification Manual, with sufficient detail to perform the physical inventories requested unless directed otherwise by the Non-Operators.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of jointly owned Controllable Material are limited to the six months following the taking of the inventory. Charges and credits for overages or shortages will be valued for the Joint Account based on Condition B prices in effect on the date of physical inventory and determined in accordance with
Section VI, Paragraphs 2.A. and B, unless the inventorying Parties can prove another Material condition applies.

1.   DIRECTED INVENTORIES

     With an interval of not less than five years, physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators.

     Expenses of directed inventories will be borne by the Joint Account and may include the following:

     A. Audit per diem rate for each inventory person in line with the auditor rates determined, adjusted, and published each April by COPAS

        The per diem should also be applied to a reasonable number of days for pre-inventory work and for report preparation. The amount of time required for this additional work may vary from inventory to inventory.

     B. Actual travel including Operator-provided transportation and personal expenses for the inventory team

     C. Reasonable charges for report typing and processing

     The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Unless otherwise agreed, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Non-Operator incurring such costs. Any anticipated disproportionate costs should be discussed and agreed upon prior to commencement of the inventory.

     When directed inventories are performed, all Parties shall be governed by such inventory.

2.   NON-DIRECTED INVENTORIES

     A. OPERATOR INVENTORIES

        Periodic physical inventories that are not requested by the Non-Operator may be performed by the Operator at the Operator's discretion. The expenses of conducting such Operator inventories shall not be charged to the Joint Account.

     B. NON-OPERATOR INVENTORIES

        Any Non-Operator(s) may conduct a physical inventory at reasonable times with prior notification to the Operator. Such inventories shall be conducted at the sole cost and risk of the participating
        Non-Operator(s).

     C. OTHER INVENTORIES

        Other physical inventories may be taken whenever there is any sale or change of interest. When possible, the selling Party should notify all other owners 30 days prior to the anticipated closing date. When there is a change in Operator of the Joint Property, an inventory by the former and new Operator should be taken. The expenses of conducting such other inventories shall be charged to the Joint Account.

                                   EXHIBIT D
               TO OPERATING AGREEMENT DATED                ,2000


                                    INSURANCE

A. Operator shall carry, for the benefit of the joint account, insurance with responsible insurance carriers as follows:

        1.  Workmen's Compensation and Employer's Liability.

                (a) State Statutory Requirements for Workmen's Compensation

                (b) Employer's Liability - $100,000 for each person

        2.  Comprehensive General liability

                (a) Bodily Injury with limits of not less than:
                    $100,000 each person
                    $500,000 each accident

                (b) Property Damage

                (c) Such coverage shall include contractual liability

        3.  Automobile Liability (including Hired and Non-Owned Vehicles)

                (a) Bodily Injury with limits of not less than:
                    $100,000 each person
                    $500,000 each accident

                (b) Property damage with limits of not less than:
                    $500,000 each accident

        4. Not less than $2,000,000 nor more than $5,000,000 of Umbrella Liability with respect to scheduled liability policies.

        5. All other insurance, if any, which may be required by applicable law.

B. Operator shall not be obligated to carry any insurance other than that specified above. Any party may, at its own expense, acquire such insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of the operation of the Contract Area. Operator shall not be liable to Non-Operator for loss suffered on account of the insufficiency of insurance carried, or of the insurer with whom carried.

                                   EXHIBIT "E"

     Attached to and made a part of that certain Operating Agreement dated
                 ,2000 by and Hay Exploration, Inc., as Operator, and Equitable Production-Eastern States, Inc., as Non-Operator.


                             GAS BALANCING AGREEMENT


     The parties to the Operating Agreement to which this agreement is attached, own the working interest in the gas rights underlying the Contract Area covered by such Operating Agreement in accordance with the percentages of participation as set forth in Exhibit "A" to said Agreement.

     In accordance with the terms of the Operating Agreement, each party thereto has the right to take in kind its share of gas produced from the Contract Area and market or otherwise dispose of same. In the event and at any time any party hereto is not taking or marketing its full share of gas, or has contracted to sell it's share of gas produced from Contract Area to a purchaser which at any time does not take the full share of gas attributable to the interest of such party, the terms of this agreement shall automatically become operative.

     During the period when any party hereto is not marketing or otherwise disposing of its full share of gas produced from any well and/or proration unit within the Contract Area, the other party hereto shall be entitled to produce, in addition to their own share of production, that portion of such other party's share of production which said party is unable to market or otherwise dispose of and shall be entitled to take such gas production and deliver same to its or their purchaser(s). All parties hereto shall share in and own the liquid hydrocarbons recovered from such gas by lease equipment in accordance with their respective interests and subject to the aforesaid Operating Agreement, but the party or parties taking such gas shall own all of such gas delivered to its or their purchaser(s).

     A gas balance account shall be established for each party, and when it is not marketing or otherwise disposing of its full share of the gas produced, such party's account shall be credited with an amount of gas equal to its full share of the gas produced less its share of gas used in lease operations, vented, or lost, and less that portion marketed or otherwise disposed of by such party. The Operator will maintain a current gas balance account for all parties and will furnish all parties hereto monthly statements showing the total quantity of gas produced, the amount used in lease operations, vented or lost, the total quantity of liquid hydrocarbons recovered therefrom, and the monthly and cumulative gas balance of each party. (Underproduced party would show a negative gas balance and overproduced party would show a positive gas balance.)

     Notwithstanding anything to the contrary contained herein, or contained in the Operating Agreement to which this Exhibit "E" is attached, each party taking in kind a share of production hereunder shall be required to make settlement with the royalty owners for the proportionate royalties payable out of the gas so taken by such Party. Each party hereto agrees to hold each other harmless from any and all claims for royalty payments asserted by royalty owners to whom each party is accountable. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments and similar interests.

     Any party at any time may market or otherwise dispose of its full share of any gas produced. In addition to such share, any party with a negative balance in its gas balance account, after notice to the Operator and until it has balanced its gas balance account, shall be entitled to take a share of gas determined by multiplying fifty percent (50%) of the interest in the current gas production of the party having a positive balance in this gas balance account by a fraction, the numerator of which is the interest in the proration unit of such party with the negative balance and the denominator of which is the total percentage interest in such proration unit of all parties having negative balances and who are currently marketing or otherwise disposing of a portion of their negative balance in addition to their share of gas.

     Each party marketing or otherwise disposing of gas shall pay the production taxes due on such gas.

     Nothing herein shall be construed to deny any party the right, from time to time, to produce and deliver to its purchaser its full share of the allowable gas production to meet the deliverability tests required by its purchaser.


                                      - l-

     At the end of each 12 month period after the date production is first turned in line, or at such time when the production of gas from a proration unit be permanently discontinued before the gas account is balanced, a cash settlement will be made between the party credited with negative balances (underproduced party) and positive balances (overproduced party). In making such settlement, the underproduced party will be paid by the overproduced party a sum of money calculated as follows:

          for all volumes of gas for which settlement is made, the underproduced party shall be paid the lower of the price actually received by the overproduced party or the weighted average of the Inside F.E.R.C.'s Gas Market Report ("IFGMR") index price of spot gas delivered to pipelines, Columbia Gas Transmission Corporation, Appalachia (WVA, OH,
          KY), for purchases made during the prior 12 month period. Any and all applicable taxes previously paid by the overproduced party for such volumes shall be deducted from the settlement amount, as well as any reasonable marketing costs incurred directly in connection with the sale of the overproduction.

     In the event the overproduced party has paid royalties attributable to such overproduction to which the underproduced party's interest was subject, the amount of such royalties shall also be deducted from such settlement. The weighted average price paid by IFGMR for its spot purchases for the production period shall be calculated by multiplying the volumes produced by the well by the IFGMR price paid for spot purchases for each of the months in the production period, adding up the amount derived for all the months in the production period, and dividing such sum by the total gas produced by the well during the production period.

     Nothing herein shall change or affect each party's obligation to pay its proration share of all liabilities incurred, as provided in the aforesaid Operating Agreement.

     The agreement shall constitute a separate agreement as to each proration unit within the Contract Area. It shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns. It shall become effective in accordance with its terms and shall remain in force and effect as long as the Operating Agreement to which it is attached remains in effect.

                                   EXHIBIT F
     TO OPERATING AGREEMENT DATE  _________________, 2000

     Non-Discrimination and Certification of Non-Segregated Facilities


In connection with performance of work under this Operating Agreement, Operator shall comply with all of the provisions of Section 202 (1) to (7), inclusive, of Executive Order 11246 (30 F.R. 12319), which are hereby incorporated by reference in this Operating Agreement.

                                   EXHIBIT "H"
        TO OPERATING AGREEMENT DATED                 ,2000.


                          WELL INFORMATION REQUIREMENTS

NOTIFICATIONS

Non-Operator(s) will be notified of the following operational activities:

         a) Intent to spud -- 48 hours before drilling operations commence

         b) Logging, coring or drill stem testing -- 24 hours prior to commencement

         c) Casing point elections -- As per Operating Agreement

REGULATORY INFORMATION

One copy of all regulatory filings submitted to any state or federal agency will be forwarded to Non-Operator(s) by US Mail at the time they are submitted. These data will include, but are not limited to the following:

a) drilling/completion permit              d) completion reports/monthly production data
b) survey/location plat                    e) MWD logging data
c) daily drilling/completion report        f) directional survey data

Two copies of all field prints and three copies of all final prints of the following data will be provided to Non-Operator(s) as soon as it becomes available to the operator:

 a) open hole logs/surveys                e) velocity or seismic surveys
 b) geological prognosis (prior to spud)  f) bottom hole pressure or production tests
 c) DST, formation test data              g) PVT analyses; oil, gas, water analyses
 d) core description/analyses             h) computed logs (if routinely performed)

Upon written request prior to spud, the Operator will acquire drill cuttings as specified by Non-Operator(s). Samples of said cuttings will be kept on location until drilling operations are completed.

Non-Operator(s), or its authorized representatives, shall, at times and at their own risk, have access to the derrick floor, and to any and all information obtained or acquired in the course of, or as a result of drilling any well subject to this agreement.

When drilling on air, operator will take gas checks, in accordance with current industry practices, within 100 feet after drilling through any formation known to be productive of oil or gas within a two-mile radius of the drilling location. All other gas shows encountered during drilling process will be gauged immediately.

The minimum logging suite will consist of resistivity, bulk density, neutron porosity, gamma ray, and temperature (air holes only) from base of surface casing to TD. Detail logs will be acquired over zones of interest at the request of Non-Operator(s).

COMMUNICATIONS

The correspondence and data transmission required herein will be directed as follows:

    Mailing Address:    Equitable Production - Eastern States, Inc.
                        Attn: Lester A. Zitkus
                        1710 Pennsylvania Avenue
                        Charleston, WV 25302

    Telephone:          (304) 343-9566 (office)
    FAX:                (   )          (fax for regulatory and geological items)
    FAX:                (   )          (fax for continuous feed for logs)

                                                                     EXHIBIT A 2


                               FARMOUT AGREEMENT
                        CARTER PROSPECT AREA OF INTEREST
                             CARTER COUNTY, KENTUCKY

THIS AGREEMENT, made and entered into this 22 day of August, 2000, by and between EQUITABLE PRODUCTION - EASTERN STATES, INC., with an address of 1710 Pennsylvania Avenue, Charleston, West Virginia, 25302, hereinafter referred to as FARMOR, and HAY EXPLORATION, INC., with an address of 4353 Willard Drive, Ashland, Kentucky, 41102, hereinafter referred to as FARMEE,

                                WITNESSETH THAT:


     WHEREAS, FARMOR is the owner of certain leasehold rights in the Oil and Gas Leases that are depicted on Exhibit A, estimated to contain 5,900 gross acres, more or less, located in Carter County, Kentucky, attached hereto and by reference made a part hereof; and

     WHEREAS, FARMOR has agreed to farmout the Oil and Gas Leases or portions thereof as shown on Exhibit A to FARMOR subject to the terms and conditions contained herein; and

     WHEREAS, the parties hereto wish to establish a contract area within which such leases are located. FARMEE shall operate said contract area which shall be identified as the AREA OF INTEREST (AOI). Such A01 shall be all of the land area and leaseholds situate within the Carter Coordinate Sections depicted on Exhibit
A. The A01 shall further be defined as all existing leases and lands and future leases and lands that fall within the following Carter Coordinates:

     Carter Coordinate        Sections
     -----------------        --------
     v-79                     21&22
     V-80                     25 & 24 (W/2)
     u-79                     1,2,7(E/2), 8,9, 10, 11, 12, 13, 14, 17,18 & 19
     U-80                     4(W/2), 5 & 6

     All of the lease and lands within such A01 shall hereinafter be known as the Farmout Acreage.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:

     1. TITLES: FARMOR does not warrant the title to the Farmout Acreage but it shall, upon request, make available to FARMEE for review, such abstracts and all other pertinent title documents, without warranty or liability, as it has in its files. There shall be no obligation on the part of FARMOR to secure new or supplemental abstracts nor secure any curative instruments in connection with the title to the Farmout Acreage. Furthermore, FARMEE shall promptly furnish to FARMOR free of all costs, copies of all abstracts or title opinions FARMEE acquires on the Farmout Acreage.

     2. PRIOR TO DRILLING: Prior to the date that any well is commenced under this Agreement, FARMEE shall furnish FARMOR with 1) a copy of the related drilling permit, 2) its accompanying location plat 3) copies of title opinions and curative if needed and 4) copies of any state regulatory proceedings if applicable. FARMEE shall also inform FARMOR 1) when the location for said well is staked, 2) when the material for the drilling thereof is moved to the location, 3) of the expected time of spud [at least twenty-four (24) hours in advance of such spud] and 4) when the well is actually spud. After actual drilling has been commenced, FARMEE shall furnish FARMOR with drilling and geological information as more fully set forth in Exhibit "B", attached hereto and by reference made a part hereof.

     3. EXPLORATORY DEEP WELL: FARMEE agrees to spud an Exploratory Deep Well to a depth sufficient to penetrate the Tomstown Carbonate bed near the base of the Rome sequence (Contract Depth), in search of oil and/or gas on or before thirty
(30) days after Total Depth is reached in the exploratory deep well FARMEE is obligated to drill under that certain Farmout Agreement dated August 22, 2000, and referred to as the "Dingus Prospect Farmout Agreement". The Exploratory
Deep Well shall be drilled at a legal location of FARMEE's choice on Farmout Acreage. FARMEE shall complete the drilling of the Exploratory Deep Well within sixty (60) days after commencement, and shall operate with due diligence and in a good and workmanlike manner in the conduct of the operations.

     The Exploratory Deep Well to be drilled by FARMEE as hereinabove provided, as well as all operations incident thereto, shall be at the sole risk, cost and expense of FARMEE. FARMOR shall not be subject to any obligation or liability whatsoever in connection therewith, however, FARMOR shall own a 7.5% Carried Working Interest, (as defined below), through Completion (as defined below) of said Exploratory Deep Well. For the purposes of this Agreement, a Carried Working Interest shall be defined as a cost-free Working Interest in which the FARMEE shall bear FARMOR's proportionate share of costs and expenses. The term Completion shall be defined as such time when a well has been completed, turned in line and any commercial hydrocarbon is flowing to the gathering line or to the tanks.

     If the Exploratory Deep Well proves to be capable of producing oil or gas in commercial quantities at Contract Depth, it shall be equipped for production by FARMEE in a diligent and workmanlike manner.

     If the Exploratory Deep Well does not encounter commercially producible quantities of hydrocarbons at Contract Depth, but encounters potentially commercial quantities of hydrocarbons at some shallower depth, FARMEE shall have the option, but not the obligation, to test and thereafter complete the well if it proves capable of producing commercial quantities of gas at such shallower depth.

     If the Exploratory Deep Well proves to be incapable of producing oil or gas in commercial quantities at Contract Depth or at any shallower depth, FARMEE shall plug and abandon said well(s), within ninety (90) days after commencement of same, in accordance with the rules and regulations of any regulatory body having jurisdiction, but not until FARMOR has had the option to take over the well, as more fully described herein FARMEE shall be responsible for restoring the premises to its original condition as nearly as practicable and settle and dispose of all claims for damage to the surface of the Farmout Acreage.

     FARMEE shall independently undertake to secure any and all rights of access and surface rights at the drillsite location and along all of its proposed pipeline right of ways upon the Farmout Acreage. FARMEE additionally agrees to hold harmless FARMOR from any claims for damage or negligence that may arise as a result of FARMEE's conduct of operations upon any severed mineral tracts upon the Farmout Acreage.

     FARMEE agrees to indemnify and hold harmless FARMOR from any claim(s) or lien(s) asserted by any person or persons as a direct or indirect result of FARMEE's operations and to pay promptly all invoices for labor, materials and other items as they occur. FARMEE agrees to carry, or require any contractor to carry, insurance as more fully set forth on Exhibit "C".

     4. SUBSTITUTE WELL: In the event the Exploratory Deep Well, while being drilled to Contract Depth, encounters impenetrable substances or other hole conditions which make further drilling impractical, FARMEE may discontinue drilling the Exploratory Deep Well before the Contract Depth requirement therefor is satisfied. In such event, FARMEE shall have the right, but not the obligation, to drill another well ("Substitute Well") at a location of FARMEE's choice on the Farmout Acreage, provided the actual drilling of said Substitute Well is commenced not later than sixty (60) days after operations cease on the Exploratory Deep Well and such Substitute Well is drilled within the same unit as for the Exploratory Deep Well. Such Substitute Well shall be drilled in the manner and to the depth specified for the Exploratory Deep Well it is to replace and must be drilled with due diligence. If a Substitute Well is commenced, drilled, and completed as herein provided, it shall be deemed for the purposes of this Agreement to be the Exploratory Deep Well to the same extent as if the Exploratory Deep Well had been commenced, drilled, and completed in accordance herewith.

     5. SUBSEQUENT WELLS: By virtue of drilling the Exploratory Deep Well and/or Substitute Well to Contract Depth as hereinbefore specified, FARMEE shall earn the right and option to drill Subsequent Wells within the A0I on the Farmout Acreage provided no more than nine (9) months elapse between the release of the drilling rig on the previous well and the spudding of a Subsequent Well on the Farmout Acreage.

     If the Exploratory Deep Well was drilled and completed in a formation shallower than Contract Depth, FARMEE shall drill Subsequent Wells to test Contract Depth. However, if FARMEE wishes to drill and complete Subsequent Wells targeting formations shallower than Contract Depth, prior written consent of FARMOR is required.

     Any time after the Exploratory Deep Well has been drilled, Subsequent Wells may be proposed by either FARMOR or FARMEE on the Farmout Acreage subject to and under the same terms and conditions and time constraints as for the Exploratory Deep Well and in accordance with the provisions of Article VI.B. of Exhibit
"D" attached hereto. If such Subsequent Wells are drilled in compliance with this Agreement (and Exhibit "D"), and result in a well(s) capable of producing oil and/or gas, FARMEE shall earn assignments of leasehold rights in the manner and under the same terms and conditions as provided for herein under Provision
13. In the event such Subsequent Well(s) are completed as dry holes or wells which did not reach Contract Depth, the time between wells will be limited to the time constraints governing the Substitute Wells as provided above. Failure by FARMEE to continuously drill the Farmout Acreage as provided herein will result in FARMEE forfeiting the right to further develop the Farmout Lands and to earn further Assignments under this Agreement and a reversion to FARMOR of all Farmout Acreage not previously earned by FARMEE pursuant to this Agreement shall automatically occur.

     6. PARTICIPATION RIGHTS: FARMOR reserves the right and option to participate for a 30% Working Interest in each Subsequent Well proposed within the AOI. FARMOR shall notify FARMEE by AFE and Well Location Plat, at least thirty (30) days prior to the spudding of any Subsequent Well, and FARMOR shall have thirty (30) days after receipt of such notice to make its participation election in the subject well(s). The joint participation in the drilling and completion of each such well shall be subject to the terms of that certain Operating Agreement attached hereto as Exhibit "D" FARMOR shall have the right to operate any wells in which FARMOR elects to participate. If FARMOR elects to operate any wells, FARMOR shall be subject to the same terms and conditions as contained in Exhibit D, attached hereto, attributable to Operator therein.

     If FARMOR elects not to participate in a Subsequent Well, FARMOR shall, through completion and turn in line through tanks, retain a 7.5% Carried Working Interest in each such well,

     7. OPTION TO TAKE OVER WELLS: If at any time FARMEE desires to plug and abandon any well drilled on the Farmout Acreage, FARMEE shall notify FARMOR in writing. FARMOR shall have ten (10) days after receipt of such notice within which to advise FARMEE in writing whether or not FARMOR elects to take over operations as to said well for such further operations as it may wish to conduct; provided, however, if a rig is on location, then FARMOR shall have forty-eight (48) hours (exclusive of Saturdays, Sundays, and holidays) within which to advise of such election. The time allowed for FARMOR's election shall not commence until FARMEE has properly notified FARMOR that FARMEE intends to plug and abandon such well and copies of all logs of prospective pay sections in such well, together with all other information required herein, have been received by FARMOR. Failure of FARMOR to exercise the option to take over any such well as aforesaid shall be conclusively deemed an election not to take over such well and FARMEE shall plug and abandon such well at its sole cost, risk and expense.

     In the event FARMOR elects to take over any such well, FARMEE shall immediately assign to FARMOR such well and all materials and equipment placed therein and thereon by FARMEE, together with any interest in the well and production therefrom and all interest in the leases comprising the unit around the well. FARMOR shall pay FARMEE the salvage value of any material and equipment associated with the well, net of estimated costs of salvaging. Such well shall be owned by FARMOR free and clear of any burdens, encumbrances, or assignments by, through, or under FARMEE or its successors in interest. FARMEE shall, upon request of FARMOR, execute all documents necessary or useful to fully effectuate assignment of such well, materials, equipment, production and leases to FARMOR. All costs and expenses in connection with such well takeover shall be borne and paid by FARMOR. For purposes of FARMEE earning the right to drill another well under this Agreement, however, the well which has been taken over shall be considered a dry hole.

     8. INFORMATION CONCERNING WELLS: FARMEE shall furnish FARMOR all information, and shall follow the procedures as described in the attached Drilling and Geological Requirements Exhibit "B" for wells it drills on the Farmout Acreage. All well(s) drilled on the Farmout Acreage shall be at regular and legal locations, and shall conform to the spacing guidelines governed by the state for wells drilled hereunder, unless otherwise agreed to by FARMOR and FARMEE.

     9. PROTECTION OF LEASES: FARMEE agrees to preserve and protect the leasehold estate to be assigned to FARMEE hereunder, in full compliance with the express and implied terms, conditions and covenants thereof, and give to FARMOR the full right, if it so desires, to enforce all of the terms and conditions of said lease(s), both express and implied, either alone or in conjunction with the mineral owners. FARMEE agrees to protect and preserve said estate from any and all liens, judgments and any other claims whatsoever. Should FARMEE fail to comply with any of the terms and provisions of this paragraph, it will be subject to the default provisions contained herein

     10 FUTURE PURCHASE OF LEASES: It is contemplated by both FARMOR and FARMEE that additional oil and gas leasing will be necessary from time to time in order to secure sufficient leasehold portions to comprise drilling units. In the event leasing becomes necessary, FARMEE shall be solely responsible for all such leasing activity and the costs related thereto. Any such leases acquired by FARMEE will be owned 100% by FARMEE.

     11. SURRENDER, EXPIRATION OR ABANDONMENT: In the event FARMEE, or its successors or assigns, after having earned an assignment under this Agreement, desires to surrender, let expire or abandon all or any portion of the Farmout Acreage, FARMEE agrees to give FARMOR at least sixty (60) days notice in writing of its intention to so surrender, let expire or abandon and shall, if requested to do so by FARMOR, reassign said Farmout Acreage insofar as it covers the portion being surrendered, expiring or abandoned to FARMOR free of any encumbrances suffered by, through or under FARMEE, in which event FARMOR shall have the option if it so desires to purchase any casing and other equipment in any well or wells that may be situated thereon at the prevailing market price for second hand material of like quality and kind.

     12. LEASE DELAY RENTAL PAYMENTS: In the event delay rental payments are necessary to maintain all or a part of the leases comprising the Farmout Acreage, FARMOR will make such payment and FARMEE agrees to reimburse FARMOR for 100% of such rentals within twenty (20) days after receiving an invoice. It is agreed however, that FARMOR will not be liable to FARMEE in the event through error or oversight the rental(s) are not timely or correctly paid. FARMEE's responsibility for payment shall commence with any delay rentals coming due after the date of this Agreement.

     In the event, prior to or after the delivery of an assignment by FARMOR to FARMEE hereunder, any shut-in payments are necessary to maintain any lease(s) comprising the Farmout Acreage in force and effect as a result of FARMEE's operations, FARMEE shall make such payments and advise FARMOR promptly in writing that such payments have been made. Following delivery of any assignment(s) provided for herein, FARMEE agrees to make all payments resulting from its operations, including royalties to maintain the lease(s) comprising the acreage earned by FARMEE hereunder.

     13. ASSIGNMENTS: In the event FARMEE completes a well as capable of producing oil and/or gas at Contract Depth, has provided evidence of such completion to FARMOR and has further faithfully performed all the other terms and conditions contained in this Agreement, FARMOR shall deliver to FARMEE without warranty of title express or implied, an assignment of their proportionate interest in so much of the Farmout Acreage as is included in a one hundred sixty (160) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by FARMEE in such well drilled and logged.

     If FARMEE completes a well capable of producing oil and or gas in a zone or formation above the Contract Depth such that the well will not fall within the "Deep Well" category as defined by the Commonwealth of Kentucky Department of Mines and Minerals statutes, FARMOR shall assign to FARMEE a proportionate interest in so much of the Farmout Acreage as is included in a one hundred (100) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by such well.

     14. POOLING: All wells drilled hereunder shall conform with the existing spacing pattern established for drilling to Contract Depth within the A01 which is presently on a one hundred sixty (160) acre square grid. Any proposed alteration to such spacing pattern must be approved by FARMOR in advance and thereafter presented by FARMEE to the state for final approval

     15. FORCE POOLING PROCEEDINGS: In the event FARMEE finds it necessary to pursue force pooling for any unit around any well drilled hereunder, FARMEE shall undertake to prepare the forms, submit the application to the state and attend the state force pool proceeding in preparation of securing the permit for such well. If a force pooling proceeding is necessary for any well unit in which FARMOR has elected to take a 30% working interest, FARMOR agrees to pay its proportionate 30% share of the costs associated with such undertaking after receiving an invoice therefor. If, however, FARMOR has elected to take a 7.5% Carried Working Interest in that unit which is the subject of a force pooling application, FARMEE shall bear the full cost of the entire undertaking and at no cost, risk or expense to FARMOR.

     16: FORMATIONS NOT SUBJECT TO THIS AGREEMENT: FARMOR shall, at all times, have the right of ingress and egress to any and all depths and formations not expressly covered by this Agreement, including the right to utilize in such operations any roadways or plugged and abandoned wells situated on the Farmout Acreage and to store, handle, transport and market production therefrom, as well as any and all other rights incident to or appertaining to FARMOR's ownership of same. FARMOR shall also have the right to use, free of all costs, any roads or locations built by FARMEE on the Farmout Acreage for its operations, relative to the depths and formations retained by FARMOR. FARMOR also agrees that during the term of its use of any road or location built by FARMEE, to maintain same in good condition as may be reasonably practical and to not interfere with any shared use by FARMEE.

     17. SEISMIC DATA: FARMOR agrees to make available to FARMEE any seismic data which FARMOR owns relating to the subject AOI. Such seismic data may be viewed by FARMEE in FARMOR's office during normal business hours but none of the data shall be copied or retained by FARMEE. FARMOR or FARMEE may propose to undertake additional seismic prospecting within the A0I throughout the term of this Agreement. No annual acquisition of greater than 20 miles of seismic shall be conducted without the consent of the other party. The party who proposes to secure such seismic shall be the owner of, and have ultimate control of the data. The non-proposing party shall have the election to pay 50% of all seismic acquisition costs, including processing and interpretive costs in order to own a joint share in the data. Should the non-proposing party elect to go non-consent in the seismic acquisition, that party shall forfeit all drilling participation rights related to wells which may be proposed within 5,000 feet of any seismic line acquired under the proposal. The non-consenting party may earn the right to participate in wells within the above stated distance from any seismic line provided that party reimburses the consenting party 100% of the actual acquisition, processing and interpretive costs incurred in such seismic program.

     18: PREFERENTIAL RIGHT TO PURCHASE AND/OR MARKET GAS: FARMOR, or its designee, shall have the preferential right and option to purchase and/or market all or any part of the gas produced from or allocated to the Farmout Acreage upon the same terms (or on terms the monetary equivalent thereof) as those under which FARMEE proposes to sell or otherwise dispose of same, or FARMOR may designate the purchaser of such gas under said terms. FARMEE shall notify FARMOR in writing of each proposed sale or other disposition of the gas, which notice shall include all the terms and conditions of each bona fide offer by a prospective purchaser who is ready, willing and able to purchase the gas, or any part thereof, and FARMOR shall have thirty (30) days after receiving said written notice in which to notify FARMEE of its election either to exercise or waive its preferential right and option. No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by FARMEE until FARMOR shall have first either exercised or waived in writing its herein described preferential right and option with respect to the gas. FARMOR shall have a continuing separate right and option with respect to each and every proposed sale or other disposition of the gas, or part thereof. If FARMOR exercised its option to purchase or designate a purchaser for the gas, FARMEE agrees that, upon request, FARMEE will execute an appropriate gas sales contract. Further, if FARMOR does not exercise its option to purchase or designate a purchaser for the gas, FARMEE agrees that any subsequently executed gas sales contract made by FARMEE will describe this Agreement and will indicate that FARMEE is not authorized and does not intend to dedicate that share of the gas production owned by FARMOR. It is understood and agreed that the right to purchase hereby reserved may be assigned by FARMOR any time, at all times and from time to time without limitation. Nothing herein contained shall require FARMOR to purchase such gas from the Farmout Acreage or to provide a purchaser or market therefor.

     19. ELECTION TO CONSTRUCT GATHERING SYSTEM: FARMOR shall have a continuing right and election, but not the obligation, to construct any gas gathering lines necessary to gather and transport any or all of the gas produced within the AOI. Should FARMOR elect to construct any such gathering lines, it shall charge FARMEE its pro-rata share of a tariff that results in an 18% rate of return (Before Tax) on any capital which is employed to construct such gathering system.

     20. DEFAULT: In the event for any reason that actual drilling of the Exploratory Deep Well is not commenced by the date herein provided, or it is timely drilled but Subsequent Well(s) provided for hereunder are not timely drilled, the penalty to FARMEE shall be automatic termination of this Agreement and loss of the ability to further develop the Farmout Lands and earn leasehold rights in the Farmout Acreage not already earned by FARMEE in accordance with the terms hereof. Except as provided herein, if FARMEE fails to comply with any provisions of this Agreement, FARMOR may at any time notify FARMEE in writing giving the particulars concerning such noncompliance, whereupon FARMEE will then have thirty (30) days after receipt of such notice to satisfy FARMOR that it is in compliance with all the terms and provisions hereof. In the event of such failure by FARMEE to demonstrate compliance and reply to FARMOR's letter within the thirty (30) day time period, this Agreement will the data shall be copied or retained by FARMEE. FARMOR or FARMEE may propose to undertake additional seismic prospecting within the A0I throughout the term of this Agreement. No annual acquisition of greater than 20 miles of seismic shall be conducted without the consent of the other party. The party who proposes to secure such seismic shall be the owner of, and have ultimate control of the data. The non-proposing party shall have the election to pay 50% of all seismic acquisition costs, including processing and interpretive costs in order to own a joint share in the data. Should the non-proposing party elect to go non-consent in the seismic acquisition, that party shall forfeit all drilling participation rights related to wells which may be proposed within 5,000 feet of any seismic line acquired under the proposal. The non-consenting party may earn the right to participate in wells within the above stated distance from any seismic line provided that party reimburses the consenting party 100% of the actual acquisition, processing and interpretive costs incurred in such seismic program.

     18: PREFERENTIAL RIGHT TO PURCHASE AND/OR MARKL3T GAS: FARMOR, or its designee, shall have the preferential right and option to purchase and/or market all or any part of the gas produced from or allocated to the Farmout Acreage upon the same terms (or on terms the monetary equivalent thereof) as those under which FARMEE proposes to sell or otherwise dispose of same, or FARMOR may designate the purchaser of such gas under said terms, FARMEE shall notify FARMOR in writing of each proposed sale or other disposition of the gas, which notice shall include all the terms and conditions of each bona fide offer by a prospective purchaser who is ready, willing and able to purchase the gas, or any part thereof, and FARMOR shall have thirty (30) days after receiving said written notice in which to notify FARMEE of its election either to exercise or waive its preferential right and option. No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by FARMEE until FARMOR shall have first either exercised or waived in writing its herein described preferential right and option with respect to the gas. FARMOR shall have a continuing separate right and option with respect to each and every proposed sale or other disposition of the gas, or part thereof. If FARMOR exercised its option to purchase or designate a purchaser for the gas, FARMEE agrees that, upon request, FARMEE will execute an appropriate gas sales contract. Further, if FARMOR does not exercise its option to purchase or designate a purchaser for the gas, FARMEE agrees that any subsequently executed gas sales contract made by FARMEE will describe this Agreement and will indicate that FARMEE is not authorized and does not intend to dedicate that share of the gas production owned by FARMOR. It is understood and agreed that the right to purchase hereby reserved may be assigned by FARMOR any time, at all times and from time to time without limitation. Nothing herein contained shall require FARMOR to purchase such gas from the Farmout Acreage or to provide a purchaser or market therefor.

     19. ELECTION TO CONSTRUCT GATHERING SYSTEM: FARMOR shall have a continuing right and election, but not the obligation, to construct any gas gathering lines necessary to gather and transport any or all of the gas produced within the AOI. Should FARMOR elect to construct any such gathering lines, it shall charge FARMEE its pro-rata share of a tariff that results in an 18% rate of return (Before Tax) on any capital which is employed to construct such gathering system.

     20. DEFAULT: In the event for any reason that actual drilling of the Exploratory Deep Well is not commenced by the date herein provided (including FARMEE's failure to timely drill and/or complete the exploratory deep well in the Dingus Prospect Farmout Agreement), or it is timely drilled but Subsequent Well(s) provided for hereunder are not timely drilled, the penalty to FARMEE shall be automatic termination of this Agreement and loss of the ability to further develop the Farmout Lands and earn leasehold rights in the Farmout Acreage not already earned by FARMEE in accordance with the terms hereof. Except as provided herein, if FARMEE fails to comply with any provisions of this Agreement, FARMOR may at any time notify FARMEE in writing giving the particulars concerning such noncompliance, whereupon FARMEE will then have thirty (30) days after receipt of such notice to satisfy FARMOR that it is in compliance with all the terms and provisions hereof. In the event of such failure by FARMEE to demonstrate compliance and reply to FARMOR's letter within the thirty (30) day time period, this Agreement will

     25. INDEMNIFICATION: All operations associated with and contemplated to be conducted by FARMEE on the Farmout Acreage (or acreage pooled therewith) shall be conducted at its sole risk and liability and at no cost to FARMOR. FARMEE agrees to indemnify and hold FARMOR harmless from any claims, liability, charges, or expense arising directly or indirectly out of any and all operations conducted herewith.

     26 CONFIDENTIALITY: Without FARMOR's prior written consent, FARMEE shall not divulge any information obtained from operations hereunder to any third party, other than to a party owning an interest under this Agreement or to a governmental authority having jurisdiction, and only to the extent required by such jurisdiction.

     27. CONFLICT: In the event there is a conflict between the terms contained in this Farmout Agreement and the terms contained in the Operating Agreement attached hereto as Exhibit D, the terms of this Farmout Agreement shall be controlling.

     28. ARBITRATION: On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim, or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to, or in connection with this Agreement ("Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

     Any arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

     Any arbitration shall be conducted before one (1) arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Kentucky who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants, or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

     To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within thirty (30) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Kentucky. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

     All fees of the arbitrator and any engineer, accountant, or other consultant engaged by the arbitrator, shall be paid by Buyer and Seller equally unless otherwise awarded by the arbitrator.

     This Agreement shall be governed and construed in accordance with the laws of the State of Kentucky, without giving effect to any principles of conflicts of laws. The validity of the various conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The representations and warranties contained in such conveyances and the remedies available because of a breach of such representations and warranties shall be governed by and construed in accordance with the laws of the State of Kentucky without giving effect to the principles of conflicts of laws.

     29. EXECUTION OF AGREEMENT: This Agreement shall be null and void at the option of FARMOR if one (1) fully executed copy is not returned to FARMOR within fifteen (15) days from the date of execution below.

     This Farrnout Agreement shall supersede and replace that certain Farrnout Agreement entered into by Eastern States Oil & Gas, Inc., predecessor by name change of FARMOR , and FARMEE dated February 10, 2000, except as to any obligation of FARMEE to reimburse FARMOR for rental payments made prior to the date of this Agreement.

Executed this 22 day of August, 2000
EQUITABLE PRODUCTION - EASTERN STATES, INC.                              WITNESS


BY: /s/ Lester A. Zitkus                       /s/ Michele L. Weber
   -------------------------------             -------------------------------
        Lester A. Zitkus                           Michele L. Weber
        Attorney-In-Fact


Executed this 28 day of August, 2000
HAY EXPLORATION, INC.                                                    WITNESS


BY: /s/ Monte Hay                              /s/ Michele L. Weber
   -------------------------------             -------------------------------
        Monte Hay                                  Michele L. Weber
        President

                                    EXHIBIT B
                   TO FARMOUT AGREEMENT DATED August 22, 2000

                      DRILLING AND GEOLOGICAL RETIREMENTS

Any well drilled pursuant to the terms and conditions hereinafter stated and of the agreement to which this exhibit is attached, shall be located and drilled in compliance with all federal and state laws, executive orders, rules and regulations of any legally constituted regulatory body of the state in which operations are being performed and any other governing body having jurisdiction thereof.

MINIMUM COMPLETION STANDARDS
Casing shall be properly set and the well tested and such other preparations made as necessary to conduct satisfactory tests of the showing(s). FARMEE, or its operator, shall properly test each prospective oil or gas horizon and, upon encountering such horizon in the drilling of any well, shall notify FARMOR when such horizon is to be tested to allow FARMOR sufficient time to have a representative present when such horizon is tested. FARMEE also agrees to notify FARMOR in ample time to have a representative present when conducting electrical wireline surveys. If the information from any electrical wireline survey, made either before or after contract depth has been reached, and considered by itself or in conjunction with other indications or evidence from cuttings, cores or showings should make the formation appear promising of being a prospective oil or gas horizon, FARMEE shall properly test such horizon if it was not adequately tested at the time it was penetrated.

REPORTS TO BE FORWARDED TO:

EQUITABLE PRODUCTION - EASTERN STATES, INC.
Attn: Lester Zitkus & Barbara Hubbard
Address: 1710 Pennsylvania Avenue
         Charleston, WV 25302
Phone: l-304-343-9566
FAX: l-304-343-7133 & l-304-343-7870

- Daily drilling reports including, but not limited to, the drilling progress, formations encountered and tops, oil or gas shows, surveys and tests. Reports to be verbally conveyed or faxed by 10:00 am for activity current through 8:00 am the same day.
-    Well test and stimulation reports
-    Well completion and recompletion reports
-    Application for AGPA well category determination
-    Plug and Abandon reports
-    Monthly reports filed with regulatory authority
-    Monthly reports of oil and gas production


REPORTS, LOGS & SAMPLES TO BE FORWARDED TO:
EQUITABLE PRODUCTION - EASTERN STATES, INC.

Attn:
     ------------------------------------------
Address:
        ---------------------------------------
Phone:
      -----------------------------------------
FAX:
    -------------------------------------------           (regular pages)
                                                (continuous log sections)
    -------------------------------------------


- Daily updated mudlog pages, when drilling through intervals being mudlogged, to be faxed by 10:00 am

-    Fax copies for all open-hole logs obtained at Total Depth

- Copies of all drill stem tests, core analyses, fluid analyses, paleontological reports and all other tests, analyses or third party reports, if made, on wells drilled

- Samples collected no less than every ten (10) feet from base of surface casing to total depth, if requested by FARMOR

-    Representative samples of fluid recovered on formation tests

                                                                       Exhibit B
                                                                          Page 2

- Allow FARMOR, if requested, to examine and take chips of all cores cut and recovered 1 - from such well

- Within twenty-four (24) hours (exclusive of weekends and holidays) after(completion of the logging, supply FARMOR with one (1) large-scale copy of a bulk density log to the total depth of the hole and of a resistivity log through all formations of interest

- Upon completion of any well drilled hereunder, FARMEE shall furnish FARMOR with four (4) copies of all final wireline logs including, but not limited to, the following:

     Loa                     From (Depth)         To (Depth)         Scale
     ---                     ------------         ----------         -----
     Gamma Ray               Total Depth           Surface         2" = 100'
     Gamma Ray Density       Total Depth     Base Intermediate     5" = 100'
     Induction-Caliper                             Casing

- Upon FARMOR request, agree to make the hole available to FARMOR before running production casing. and at FARMOR'S expense (including cost of service and rig time), for A its exclusive use& taking sidewall cores or runmng a photo-e ectric (FE) survey, a velocity survey or a dipmeter survey if FARMEE declines to run same

OTHER INFORMATION:
Upon request by FARMOR, furnish such additional information 1s it may reasonably require relative to any phase of the operations conducted pursuant to this Agreement. FARMOR shall have access to and copies of any and all geophysical data or seismic surveys that are conducted on or across the lease acreage during the term of this Agreement. FARMOR shall have free access during customary business hours to all records relative to such operations.

                                    EXHIBIT C
                   TO FARMOUT AGREEMENT DATED August 22, 2000

                                    INSURANCE

FARMEE shall provide, at its expense and in its name, and maintain in full force and effect at all times during which operations are conducted by FARMEE on the Farmout Acreage, insurance by a duly licensed insurance company or companies of the kinds and in the minimum amounts as set forth below.

Prior to beginning any operations on the Farmout Acreage, FARMEE shall furnish certificates of insurance by FARMEE's insurers in a form satisfactory to FARMOR under all such policies as evidence that all such insurance is carried, and providing that not less than ten (10) days prior, written notice of material change in or cancellation of such insurance, or any part thereof, will be given to FARMOR.

-    Workmen's Compensation and Employer's Liability
     FARMEE shall provide insurance covering FARMEE's employees engaged in operations on the lands subject to this Agreement in compliance with the laws of the state in which said lands are situated and Employers Liability Insurance of not less than $1,000,000.00 for injuries or death to any one employee and $100,000.00 for injuries or death of more than one employee resulting from any one accident;

-    General Public Liability and Property Damage Insurance
     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder with bodily injury and death limit of not less than $100,000.00 for injuries to or death of any one person resulting from any one accident, not less than $300,000.00 for injuries or death of more than one person resulting from any one accident, and property damage limit of not less than $1,000,000.00 per accident; $300,000.00 aggregate. Provided further than such property damage insurance shall not exclude FARMOR's liability for loss of or damage to property of or above the surface of the earth arising from a blowout or cratering of a gas well or an oil well; and,

-    Automobile Public Liability and Property Damage Insurance
     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder (including coverage on owned and non-owned automobile equipment) with bodily injury or death limit of not less than $100,000.00 for injuries to or death of more than one person resulting from any one accident, and property damage limit of not less than $25,000.00 per accident.

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGFTEEMENT

                                    EXHIBIT D

                    TO FARMOUT AGREEMENT DATED August 22, 2000







                               OPERATING AGREEMENT


                                      DATED

                       -------------------------, 2000 ,
                                                  YEAR

OPERATOR       HAY EXPLORATION, INC.
        ------------------------------------------------------------------------


CONTRACT AREA  CARTER PROSPECT - AREA OF INTEREST
             -------------------------------------------------------------------
               CONTAINING 5,900 GROSS ACRES, MORE OR LESS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COUNTY OR PARISH OF         CARTER            , STATE OF KENTUCKY
                   ---------------------------           -----------------------

























                  COPYRIGHT 1989 - ALL RIGHTS RESERVED
                       AMERICAN ASSOCIATION OF PETROLEUM
                  LANDMEN, 4100 FOSSIL CREEK BLVD.
                    FORT WORTH, TEXAS, 76137, APPROVED FORM.

                             A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                   Title                                                    PAGE
-------                   -----                                                    ----
I.       DEFINITIONS                                                                 1
II.      EXHIBITS                                                                    1
III.     INTERESTS OF PARTIES                                                        2
         A.  OIL AND GAS INTERESTS:                                                  2
         B.  INTERESTS OF PARTIES IN COSTS AND PRODUCTION:                           2
         C.  SUBSEQUENTLY CREATED INTERESTS:                                         2
IV.      TITLES                                                                      2
         A.  TITLE EXAMINATION:                                                      2
         B.  LOSS OR FAILURE OF TITLE:                                               3
             1. Failure of Title                                                     3
             2. Loss by Non-Payment or Erroneous Payment of Amount Due               3
             3. Other Losses                                                         3
             4. Curing Title                                                         3
V.       OPERATOR                                                                    4
         A.  DESIGNATION AND RESPONSIBILITIES OF OPERATOR:                           4
         B.  RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:          4
             1. Resignation or Removal of Operator                                   4
             2. Selection of Successor Operator                                      4
             3. Effect of Bankruptcy                                                 4
         C.  EMPLOYEES AND CONTRACTORS:                                              4
         D.  RIGHTS AND DUTIES OF OPERATOR:                                          4
             1. Competitive Rates and Use of Affiliates                              4
             2. Discharge of Joint Account Obligations                               4
             3. Protection from Liens                                                4
             4. Custody of Funds                                                     5
             5. Access to Contract Area and Records                                  5
             6. Filing and Furnishing Governmental Reports                           5
             7. Drilling and Testing Operations                                      5
             8. Cost Estimates                                                       5
             9. Insurance                                                            5
VI.      DRILLING AND DEVELOPMENT                                                    5
         A.  INITIAL WELL:                                                           5
         B.  SUBSEQUENT OPERATIONS:                                                  5
             1. Proposed Operations                                                  5
             2. Operations by Less Than All Parties                                  6
             3. Stand-By Costs                                                       7
             4. Deepening                                                            8
             5. Sidetracking                                                         8
             6. Order of Preference of Operations                                    8
             7. Conformity to Spacing Pattern                                        9
             8. Paying Wells                                                         9
         C.  COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:                       9
             1. Completion                                                           9
             2. Rework, Recomplete or Plug Back                                      9
         D.  OTHER OPERATIONS:                                                       9
         E.  ABANDONMENT OF WELLS:                                                   9
             1. Abandonment of Dry Holes                                             9
             2. Abandonment of Wells That Have Produced                             10
             3. Abandonment of Non-Consent Operations                               10
         F.  TERMINATION OF OPERATIONS:                                             10
         G.  TAKING PRODUCTION IN
KIND:                                             10
             (Option 1) Gas Balancing Agreement                                     10
             (Option 2) No Gas Balancing Agreement                                  11
VII.     EXPENDITURES AND LIABILITY OF PARTIES                                      11
         A.  LIABILITY OF PARTIES:                                                  11
         B.  LIENS AND SECURITY INTERESTS:                                          11
         C.  ADVANCES:                                                              12
         D.  DEFAULTS AND REMEDIES:                                                 12
             1. Suspension of Rights                                                13
             2. Suit for Damages                                                    13
             3. Deemed Non-Consent                                                  13
             4. Advance Payment                                                     13
             5. Costs and Attorneys' Fees                                           13
         E.  RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:                  13
         F.  TAXES:                                                                 13
VIII.    ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST                           14
         A.  SURRENDER OF LEASES:                                                   14
         B.  RENEWAL OR EXTENSION OF LEASES:                                        14
         C.  ACREAGE OR CASH CONTRIBUTIONS:                                         14

A.A.P.L. FORM 610 - MODEL OPERATING AGREEMENT - 1989


                                TABLE OF CONTENTS

         D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:                            15
         E. WAIVER OF RIGHTS TO PARTITION:                                          15
         F. PREFERENTIAL RIGHT TO PURCHASE:                                         15
IX.      INTERNAL REVENUE CODE ELECTION                                             15
X.       CLAIMS AND LAWSUITS                                                        15
XI.      FORCE MAJEURE                                                              16
XII.     NOTICES                                                                    16
XIII.    TERM OF AGREEMENT                                                          16
XIV.     COMPLIANCE WITH LAWS AND REGULATIONS                                       16
         A. LAWS, REGULATIONS AND ORDERS:                                           16
         B. GOVERNING LAW:                                                          16
         C. REGULATORY AGENCIES:                                                    16
XV.      MISCELLANEOUS                                                              17
         A. EXECUTION:                                                              17
         B. SUCCESSORS AND ASSIGNS:                                                 17
         C. COUNTERPARTS:                                                           17
         D. SEVERABILITY:                                                           17
XVI.     OTHER PROVISIONS                                                           17

     THIS AGREEMENT, entered into by and between HAY EXPLORATION, Inc, hereinafter designated and referred to as "Operator," and the signatory party parties other than Operator, sometimes hereinafter referred to individuals as "Non-Operator," and collectively as "Non-Operator."

                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided.

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule not any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article V1.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     0. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     S. The term "Paying Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting the lessor's royalty burden on such production, exceed the well's operating expenses (not including drilling or other capital costs), regardless of how small the margin, over a small period of time, not to exceed 12 consecutive months.

     T. The term "Commercial Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting all burdens on such production, including without limitation, the lessor's royalty burden, overriding royalties, and production payment, make the well profitable, taking into account the total costs associated with the well over its entire life, including, without limitation, drilling costs and other capital costs and operating expenses.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular and any gender includes the masculine, feminine, and neuter. It shall also mean legal entities such as corporations, partnerships, joint ventures, sole proprietorships, etc.

                                  ARTICLE II.
                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X    A. Exhibit "A," shall include the following information:
        (1) Description of lands subject to this agreement,
        (2) Restrictions, if any, as to depths, formations, or substances,
        (3) Parties to agreement with addresses and telephone numbers for notice purposes,
        (4) Percentages or fractional interests of parties to this agreement,
        (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
        (6) Burdens on production.

     B. Exhibit "B," Form of Lease.
X    C. Exhibit "C," Accounting Procedure.

 X    D. Exhibit "ID," Insurance.
---
 X    E. Exhibit "E," Gas Balancing Agreement.
---
 X    F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
---      Facilities.
      G. Exhibit "G," Tax Partnership.
---
 X    H. Other: WELL INFORMATION REQUIREMENTS
---

A.A.P.L. FORM 610 - MODEL FROM OPERATING AGREEMENT - 1989

     If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interest in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden, payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest."

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES

A. TITLE EXAMINATION:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS

     3. Losses: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

                                   ARTICLE V.
                                    OPERATOR

A.   DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

     HAY EXPLORATION, INC. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

     1. Resignation or removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause* by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement. *GOOD CAUSE SHALL MEAN THE FAILURE OR REFUSAL ON THE PART OF THE OPERATOR TO CARRY OUT ITS DUTIES HEREUNDER AS ACTS OR OMISSIONS COMMITTED BY OPERATOR THAT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     Subject to Article VII.D. I., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator: upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A." IN THE EVENT OPERATOR PLANS TO FILE FOR BANKRUPTCY, OPERATOR AGREES TO NOTIFY ALL NON-OPERATORS BY MAIL AT LEAST TEN
(10) DAYS IN ADVANCE OF THAT FILING. FAILURE OF OPERATOR TO SO NOTIFY THE NON-OPERATORS AS STATED ABOVE SHALL CAUSE THIS AGREEMENT TO AUTOMATICALLY TERMINATE.

C. EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. RIGHTS AND DUTIES OF OPERATOR:

     1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator, the cost of which shall be billed to the Joint Account, shall be performed or supplied at competitive rates.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators and operator shall have the right to comingle such funds with its own funds.

     5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and sha11 not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish topics to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

     (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

     (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

     (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement.

     9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile liability insurance is specified in said Exhibit "D" or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VI.
                            DRILLING AND DEVELOPMENT


B.   Subsequent Operations

     1. Proposed Operations: If any party hereto should desire to drill any will on the Contract Area or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice by AFE of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

2.   Operations by Less Than All Parties:

     (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.I. OR VI.C.I. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract
Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.I., subject to the same extension right as provided therein.

     (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     Deepening, Recompleting or Plugging Back, or a Completion pursuant to
Article VI.C.I. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

     (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and


     (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article
VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2.(b) shall apply to such party's interest.

     (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 300% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

     3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L. FORM 610 - MODEL FROM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

     4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

     In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right lo participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.


     (a) if the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

     (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph
(a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.


     5. Sidetracking: No party may participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore.

     6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

A.A.P.L. FORM 610 - MODEL FROM OPERATING AGREEMENT - 1989


initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7. Conformity to Spacing Pattern. Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

     8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C.   COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

     1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

     [ ] Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

     [X] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D.   OTHER OPERATIONS:

     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Ten Thousand Dollars ($10,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Ten Thousand Dollars ($10,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option
No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E.   ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. all such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. ABANDONMENT OF WELLS THAT HAVE PRODUCED: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed and is capable of producing, even if such well has never in fact produced shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

     Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's available material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's available material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. ABANDONMENT OF NON-CONSENT OPERATIONS: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B,2.(b).

F.   TERMINATION OF OPERATIONS:

     Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 51% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G.   TAKING PRODUCTION IN KIND:

     [X]  OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

          Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

          Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

          If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

          Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

          All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

          In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

     [ ] OPTION NO. 2: NO GAS BALANCING AGREEMENT:

          Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

          Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VIIB., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

          If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (1O) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10)-day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

          Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

          All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

                                  ARTICLE VII.
                      EXPENDITURES AND LIABILITY OF PARTIES

A.   LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing the operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B.   LIENS AND SECURITY INTERESTS:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article V1I.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or alter such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas.

     If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and alter the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the event permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C.   ADVANCES:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.   DEFAULTS AND REMEDIES:

     If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights. Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

     3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to
Article VII.D.2.

     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E.   RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid pursuant to the terms of the Farmout Agreement to which this Operating Agreement is attached. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.   TAXES:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE VIII.

                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.   SURRENDER OF LEASES:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced and from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B.   NEW, RENEWAL OR EXTENSION OF LEASES:

     The terms of this paragraph are governed by the terms as contained in the Farmout Agreement to which this Operating Agreement is attached.

C.   ACREAGE OR CASH CONTRIBUTIONS:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support or any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

E.   WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.   PREFERENTIAL RIGHT TO PURCHASE:

[X] (Optional: Check if applicable) The terms of this paragraph are governed by the terms as contained in the Farmont Agreement to which this Operating Agreement is attached.

                                   ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation ss.1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 9, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                              CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed TEN THOUSAND Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989



                                   ARTICLE XI.
                                  FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                     NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.
If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                  ARTICLE XIII.
                               TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

     [ ] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.


     [X] Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of 90 days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Recompleting, Plugging Back or Reworking operations are commenced within 90 days from the date of abandonment of said well. "Abandonment" for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.

     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its Financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A. LAWS, REGULATIONS AND ORDERS:

     This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.   GOVERNING LAW:

     This agreement and all matters pertaining hereto, including but not limited to matters of performance, nonperformance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. if the Contract Area is in two or more states the law of the State of Kentucky shall govern.

C.   REGULATORY AGENCIES:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L. FORM 610 MODEL FORM AGREEMENT - 1989


orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or, production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.
                                  MISCELLANEOUS

A.   EXECUTION:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to a11 Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B.   SUCCESSORS AND ASSIGNS:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C.   COUNTERPARTS:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.   SEVERABILITY:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                                OTHER PROVISIONS

A.   In the event there is a conflict between any provision of this Article
     XVI and any provision contained within that Farmout Agreement to which this agreement is attached, the provisions of the Farmout Agreement shall be controlling.

B. If any provision of this agreement is declared to be unlawful or unenforceable by a court of competent jurisdiction, this agreement shall be deemed to be amended, as of the effective date of this agreement, to delete or unenforceable provisions and this agreement shall nevertheless remain binding as so amended. If such court's ruling is subsequently reversed or set aside by such court or by a higher court, this agreement shall be deemed to be amended, as of the effective date of this agreement, to reinstate such provision, and this agreement shall be deemed binding as so amended.

C.   PRIORITY OF OPERATIONS:

     Whenever there is more than one proposal in connection with any well subject to this Agreement, such proposal shall be considered and disposed of in the following order of priority:

     1. Drilling the well to its authorized depth or attempting a completion including testing and logging of such well at such depth shall have first priority over all operations and proposals;

     2. A proposal to plug back a well shall prevail over a proposal to deepen or to sidetrack such well; if there is more than one proposal to plug back, the proposal; to plug back to the next deepest prospective interval shall have priority over proposals to plug back to shallower prospective intervals;

     3. A proposal to sidetrack a well in order to reach the authorized depth shall prevail over a proposal to deepen;

     4. A proposal to deepen a well shall have last priority;

     5. Proposals of the same type and to the same depth shall be given precedence in the order in which they were made.

D.   LIMITATION ON WELL PROPOSAL

     Notwithstanding anything in this Agreement to the contrary, no more than one (1) well may be proposed for drilling reworking, deepening or plugging back at any single time, and, until the preceding has been completed, no subsequent operation may be proposed under this agreement; provided, however, that this provision shall not apply to obligatory operations provided for herein,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


     IN WITNESS WHEREOF, this agreement shall be effective as of the ___________________day of _____________________________ , 2000.

EQUITABLE PRODUCTION - EASTERN STATES INC., who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alternations, or modifications, other than those made by strikethrough and/or type-over and that are clearly recognizable
, have been made to the form.



WITNESS:                             OPERATOR

                                     HAY EXPLORATION, INC.
                                                          ----------------------

                                  By
--------------------------------     -------------------------------------------
                                     MONTE HAY
--------------------------------     -------------------------------------------
                                     Type or print name


                                     Title-President
                                                     ---------------------------
                                     Date
                                           -------------------------------------
                                     Tax ID or S.S. No.
                                                       -------------------------


                                 NON-OPERATORS


                                     EQUITABLE PRODUCTION - EASTERN STATES, INC.

                                  By
--------------------------------     -------------------------------------------
                                     LESTER A. ZITKUS
--------------------------------     -------------------------------------------
                                     Type or print name



                                     Title ATTORNEY-IN-FACT
                                                            --------------------
                                     Date
                                          --------------------------------------
                                     Tax ID or S.S. No.
                                                        ------------------------

                                    EXHIBIT A
           To Operating Agreement dated ________________________,2000

1. DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT
The Contract Area shall be the lands described in and covered by that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.

2. RESTRICTIONS AS TO DEPTHS, FORMATIONS, OR SUBSTANCES
This agreement is limited to the depths and formations as specified in that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.

3. PARTIES TO AGREEMENT WITH ADDRESS, TELEPHONE AND FAX NUMBERS

     Equitable Production - Eastern States, Inc.   Phone: l-304-343-9566
     Attn: Lester A. Zitkus                        FAX: l-304-343-7133
     1710 Pennsylvania Avenue
     Charleston, WV 25302


     Hay Exploration, Inc.                         Phone: 1-606-324-9971
     Attn: Monte Hay                               FAX: l-606-324-6340
     4353 Willard Drive
     Ashland, KY 41102


4. PERCENTAGE OR FRACTIONAL INTERESTS SUBJECT TO THIS AGREEMENT
The interest of the Parties is set out in the Farmout Agreement, to which this agreement is attached as Exhibit D.

5. OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT
All properties identified on Exhibit A to the Farmout Agreement, to which this agreement is attached as Exhibit D.

6. BURDENS ON PRODUCTION
None

Kraftbilt 601-95 BOX 800                         COPAS-1995
                 TULSA, OK 74101                 Recommended by the Council of
                                                 Petroleum Accountants Societies

                                   EXHIBIT "C"

Attached to and made a part of that certain Operating Agreement dated ____________________, 2000 between Hay Exploration, Inc. and Equitable Production - Eastern States, Inc.

                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   DEFINITIONS

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean activities required to handle specific operating conditions and problems for the exploration, development, production, protection, maintenance, abandonment, and restoration of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and that are to be shared by the Parties.

     "Operator" shall mean the Party designated to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties to this agreement other than the Operator.

     "Material" shall mean personal property, equipment, supplies, or consumables acquired or held for use on the Joint Property.

     "Controllable Material" shall mean Material that at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

     "Parties" shall mean legal entities signatory to the agreement, or their successors or assigns, to which this Accounting Procedure is attached.

     "Affiliate" shall mean, with respect to the Operator, any party directly or indirectly controlling, controlled by, or under common control with the Operator.

2.   STATEMENTS AND BILLINGS

     The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be summarized by major Material classifications. Intangible drilling costs and audit exceptions shall be separately and clearly identified.

3.   ADVANCES AND PAYMENTS BY NON-OPERATORS

     A. If gross expenditures for the Joint Account are expected to exceed $5,OOO.OO in the next succeeding month's operations, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the month's operations. Unless otherwise provided in the agreement, any billing for such advance shall be payable within 15 days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.

     B. Each Non-Operator shall pay its proportion of all bills within 15 days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly using the U.S. Treasury three-month discount rate plus 3% in effect on the first day of the month for each month that the payment is delinquent or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. Interest shall begin accruing on the first day of the month in which the payment was due.

4.   ADJUSTMENTS

     A. Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; however, all bills and statements (including payout status statements) related to expenditures rendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless within the said period a Non-Operator takes specific detailed written exception thereto and makes claim on the Operator for adjustment.

      Copyright (C) 1995 by the Council of Petroleum Accountants Societies.

     B.   All adjustments initiated by the Operator except those described in
          (1) through (4) below are limited to the 24-month period following the end of the calendar year in which the original charge appeared or should have appeared on the Joint Account statement or payout status statement. Adjustments made beyond the 24-month period are limited to the following:
          (1) a physical inventory of Controllable Material as provided for in
          Section VII
          (2) an offsetting entry (whether in whole or in part), which is the direct result of a specific joint interest audit exception granted by the Operator relating to another property
          (3) a government/regulatory audit
          (4) working interest ownership adjustments

5.   EXPENDITURE AUDITS

     A. A Non-Operator, upon notice in writing to the Operator and other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the 24-month period following the end of such calendar year; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit. The lead audit company's audit report shall be issued within 180 days after completion of the audit field work; however, the 180 day time period shall not extend the 24-month requirement for taking specific detailed written exception as required in Paragraph 4.A. above.
          All claims shall be supported with sufficient documentation. Failure to issue the report within the prescribed time will preclude the Non-Operator from taking exception to any charge billed within the time period audited.

          A timely filed audit report or any timely submitted response thereto shall suspend the running of any applicable statute of limitations regarding claims made in the audit report. While any audit claim is being resolved, the applicable statute of limitations will be suspended; however, the failure to comply with the deadlines provided herein shall cause the statute to commence running again.

     B. The Operator shall allow or deny all exceptions in writing to an audit report within 180 days after receipt of such report. Denied exceptions should be accompanied by a substantive response. Failure to respond to an exception with substantive information on denials within the time provided will result in the Operator paying interest on that exception, if ultimately granted, from the date of the audit report. The interest charged shall be calculated in the same manner as used in Section I, Paragraph 3.B.

     C. The lead audit company shall reply to the Operator's response to an audit report within 90 days of receipt, and the Operator shall reply to the lead audit company's follow-up response within 90 days of receipt. If the lead audit company does not provide a substantive response to an exception within 90 days, that unresolved audit exception will be disallowed. If the Operator does not provide a substantive response to the lead auditor's follow-up response within 90 days, that unresolved audit exception will be allowed and credit given the Joint Account.

     D. The lead audit company or Operator may call an audit resolution conference for the purpose of resolving audit issues/exceptions that are outstanding at least 18 months after the date of the audit report. The meeting will require one month's written notice to the Operator and all audit participants, be held at the Operator's office or other mutually agreed upon location, and require the attendance of representatives of the Operator and each audit participant responsible for the area(s) in which the exceptions are based and who have authority to resolve issues on behalf of their company. Any Party who fails to attend the resolution conference shall be bound by any resolution reached at the conference. The lead audit company will coordinate the response/position of the Non-Operators and continue to maintain its traditional rote throughout the audit resolution process.

          Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. An audit resolution conference may be held as often as agreed to by the Parties. Issues unresolved at one conference can be discussed at subsequent conferences until each such issue is resolved.

6.   AFFILLATES

     Charges to the Joint Account for any services or Materials provided by an Afliliate shall not exceed average commercial rates for such services or Materials.

     Unless otherwise indicated below, Affiliates performing services or providing Materials for Joint Operations shall provide the Operator with written agreement to make their records relating to the work performed for the Joint Account available for audit upon request by a Non-Operator under this Accounting Procedure. These records shall include, but not be limited to, invoices, field work tickets, equipment use records, employee time reports, and payroll summaries relating to the work performed for the Joint Account. All audits will be conducted pursuant to Section I, Paragraph 5.

3.   MATERIAL

     Materials purchased or furnished by the Operator for use on the Joint Property as provided under Section VI


     Only such Materials shall be purchased for or transferred to the Joint Property as may be required for immediate use and are reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.   TRANSPORTATION

     Transportation of contract personnel, and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest supply store where like Material is normally available, or railway receiving point nearest the Joint Property, unless agreed to by the Parties.

     B. If surplus Material is moved to the Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest supply store where like Material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking costs is available when the actual charge is less than the amount most recently recommended by COPAS, excluding accessorial charges. Examples of accessorial charges are listed in Bulletin 21.

     D. No charge shall be made for transportation costs associated with relocating employees, including the costs of moving their household goods and personal effects, unless agreed to by the Parties.

5.   SERVICES

     The cost of contract services, equipment, and utilities provided by sources other than the Operator

6.   EQUIPMENT FURNISHED BY THE OPERATOR


     A. Equipment located on the Joint Property owned by the Operator shall be charged to the Joint Account at the average prevailing commercial rate for such equipment. If an average commercial rate is used to bill the Joint Account, the Operator shall adequately document and support such rate and shall periodically review and update the rate.


     B. In lieu of charges in Paragraph 6.A. above, or if a prevailing commercial rate is not available, equipment owned by the Operator will be charged to the Joint Account at the Operator's actual cost. Such costs may include all expenses that would be chargeable pursuant to this Section III if such equipment were jointly owned, depreciation using straight line depreciation method, interest on investment (less gross accumulated depreciation) not to exceed 12% per annum, and an element of the estimated cost to dismantle and abandon the equipment. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Actual cost shall not exceed the average prevailing commercial rate.

     C. When applicable for Operator-owned or -leased motor vehicles, the Operator shall use rates published by the Petroleum Motor Transport Association or such other organization recognized by COPAS as the official source of such rates. When such rates are not available, the Operator shall comply with the provisions of Paragraph A or B above.

7.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except those resulting from the Operator's gross negligence or willful misconduct

8.   TAXES AND PERMITS

     All taxes and permits of every kind and nature, including penalties and interest, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties

     If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to Parties will be made in accordance with the tax value generated by each Party's working interest.

9.   INSURANCE

     Net premiums paid for insurance required to be carried for the protection of the Parties

     If Joint Operations are conducted at locations where the Operator acts as self-insurer, the Operator shall charge the Joint Account manual rates as regulated by the state in which the Joint Property is located, or in the case of offshore operations, the adjacent state as adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

11.  ECOLOGICAL AND ENVIRONMENTAL

     Costs of surveys as well as pollution containment, actual control, and resulting responsibilities as required by applicable laws or resulting from statutory regulations

12.  ABANDONMENT AND RECLAMATION

     Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority

                    IV. COSTS INCURRED OFF THE JOINT PROPERTY


The Operator shall charge the Joint Account for the following items, which are incurred off the Joint Property for Joint Operations.

1.   FACILITIES

     A.   PRODUCTION-HANDLING FACILITIES

          (1)  ALLOCATED

               The Operator shall allocate charges to the Joint Account on an equitable and consistent basis for facilities that handle substances extracted from or injected into the real property subject to the agreement to which this Accounting Procedure is attached if such facilities are not listed in Paragraph (2) below or covered by a separate facility agreement. Allocable charges for such facilities that are leased or rented shall be at the Operator's cost. All allocable charges for such facilities owned by the Operator shall be operating costs as defined in Section III incurred on the facility site plus depreciation, interest on investment (less gross accumulated depreciation) not to exceed 12% per annum, and estimated dismantling and abandonment costs. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Such rates shall not exceed average commercial rates prevailing in the area of the Joint Property.

               In lieu of charges in Paragraph 1.A.(1) above for Operator-owned facilities, the Operator may elect to charge average commercial rates prevailing in the immediate area of the Joint Property. If average commercial rates are used, the Operator shall adequately document and support the rates.

7.   APPROVAL BY PARTIES

     An affirmative vote of both Parties shall be required for all items in this Accounting Procedure requiring approval by the Parties. This vote shall be taken in writing, in a meeting, or by telephone and results shall be binding on all Parties. All votes must be confirmed in writing by each Party to the Operator within two business days. The Operator shall give notice to all parties of the results.

                     II. METHOD OF CHARGES TO JOINT ACCOUNT


The Operator shall charge the Joint Account for the costs of Joint Operations in accordance with only one of the following options. The method of charges to the Joint Account may be changed if approved by the Parties in accordance with
Section 1, Paragraph 7.

1. [X] FIXED RATE COSTS ARE INCLUDED IN THE PRODUCING WELL RATE CHARGE AS STATED IN ARTICLE V.1.A.

     Active wells are those wells that qualify for a producing overhead charge as specified in Section V, Paragraph 1.A.(3) of this procedure.

     The fixed rate will compensate the Operator for all costs applicable to Joint Operations except for royalties, ad valorem taxes, and production/ severance taxes paid by the Operator for the Joint Operations and except downhole well work, Controllable Material, and all projects that qualify for drilling, construction, and/or catastrophe overhead as specified in Section V of this procedure along with all other third party costs. These exception costs shall be charged as specified in Sections III, IV, and V of this procedure.

                    III. COSTS INCURRED ON THE JOINT PROPERTY

The Operator shall charge the Joint Account for the following items less discounts taken, which are incurred on the Joint Property for Joint Operations. Employees and contract personnel who spend substantially all their time in offices that are not Joint Property are not chargeable under this Section while working in those offices.

1.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by the Operator.

2.   ECOLOGICAL AND ENVIRONMENTAL

     Ecological and environmental costs are those that arise from compliance with governmental or regulatory requirements or prudent operations. These costs that are incurred off the Joint Property shall be

     [X]  allocated directly to the Joint Account

     [ ]  included in the Overhead rates provided in Section V

3.   LEGAL EXPENSE

     The Operator may not charge for services of the Operator's legal staff or fees and expense of outside attorneys unless approved by the Parties in writing. Other expenses of handling, settling, or otherwise discharging litigation, claims, liens, title examinations, and curative work necessary to protect or recover the Joint Property shall be chargeable.

5.   ENGINEERING, DESIGN, AND DRAFTING

     Engineering, design, and drafting costs associated with major construction or catastrophes, as defined in Section V, Paragraph 2, of this Accounting Procedure, may be charged to the Joint Account only when the Operator elects to charge overhead for major construction or catastrophes per
     Section V, Paragraph 2.B. Such charges shall be determined in a manner consistent with those defined in Section III, Paragraphs 2 and 5.

                                   V. OVERHEAD

The Operator shall be compensated for costs not chargeable in Section III (Costs Incurred on the Joint Property) or Section IV (Costs Incurred off the Joint Property) that are incurred in connection with and in support of Joint Operations.

1.   OVERHEAD-DRILLING AND PRODUCING OPERATIONS

     As compensation for overhead in connection with drilling and producing operations, the Operator shall charge on either a

     [X]  Fixed Rate Basis, Paragraph 1.A., or

     [ ]  Percentage Basis, Paragraph 1.B.

     A.   OVERHEAD-FIXED RATE BASIS

          (1) The Operator shall charge the Joint Account at the following rates per well.

               Drilling well rate $7,000.00 per well.
               Producing well rate per month $750.00*

* if gas from a particular well requires treatment for H2S (wellhead gas H2S concentration exceeds 4ppm), then all costs associated with the treatment of gas from that well will be billed to all ownership based on Working Interests in addition to the Working Interest share of the fixed $750 per month producing well rate.

     (2)  Application of overhead-drilling well rate shall be as follows:

          (a) Charges for wells undergoing any type of workover, recompletion, or abandonment for a period of five consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from the date workover operations, with the rig or other units used in workover, commence through the date of the rig or other unit release, except that no charges shall be made during suspension of operations for 15 or more consecutive calendar days.

     (3)  Application of overhead-producing well rate shall be as follows:

          (a) An active well completion for any portion of the month shall qualify for a one-well charge for the entire month. An active completion is one that is

               [1]  produced,

               [2]  injected into for recovery or disposal, or

               [3] used to obtain a water supply to support production operations.

          (b) Each active completion in a multi-completed well in which production is not commingled downhole shall qualify for a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

          (c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when the drilling well rate applies.

          (d)  All wells not meeting the criteria set forth in this Paragraph
               A (3)(a), (b), or (c) shall not qualify for a producing overhead charge.

2.   OVERHEAD -- MAJOR CONSTRUCTION AND CATASTROPHES

     Major construction is defined as any project in excess $5,000.00 required for the construction and installation of fixed assets, the expansion of fixed assets, or in the dismantling for abandonment of fixed assets as required for the development and operation of the Joint Property.

     Catastrophe is defined as a calamitous event bringing damage, loss, or destruction resulting from a single occurrence requiring expenditures in excess of $25,000.00 to restore the Joint Property to the equivalent condition that existed prior to the event causing the damage.

     To compensate the Operator for overhead costs incurred in connection with major construction and catastrophes, the Operator shall either negotiate a rate prior to beginning the work or shall charge the Joint Account for overhead based on the following rates:

     A. If the Operator absorbs engineering, design, and drafting costs related to the project, the overhead assessment will be 10% of total project costs.

     B. If the Operator charges engineering, design, and drafting costs related to the project directly to the Joint Account, the overhead assessment will be 10% of total project costs.

     For each project, the Operator shall provide advance notice to the Non-Operators in writing if option A or B above will be used for calculating construction or catastrophe overhead. For purposes of calculating overhead, the cost of drilling and workover wells shall be excluded and catastrophe expenditures to which these rates apply shall not be reduced by insurance recoveries. Overhead assessed under the construction and catastrophe provisions shall be in lieu of all other overhead provisions.

               VI. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator normally provides all Material for use on the Joint Property but does not warrant the Material furnished. At the Operator's option, Material may be supplied by Non-Operators.

1.   DIRECT PURCHASES

     Direct purchases shall, be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. A direct purchase is determined to occur when an agreement is made between an Operator and a third party for the acquisition of Materials for a specific well site or location. Material provided by the operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the vendor until usage, is considered a direct purchase. If Material is found to be defective or is returned to the vendor for any other reason, credit shall be passed to the Joint Account when adjustments have been received by the Operator from the manufacturer, distributor, or agent.

2.   TRANSFERS

     A transfer is determined to occur when the Operator furnishes Material from its storage facility or from another operated property. Additionally, the Operator has assumed liability for the storage costs and changes in value and has previously secured and held title to the transferred Material. Similarly, the removal of Material from a Joint Property to the Operator's facility or to another operated property is also considered a transfer. Material that is moved from the Joint Property to a temporary storage location pending disposition may remain charged to the Joint Account and is not considered a transfer.

     A.   PRICING

          The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of transfer. Transfers of new Material will be priced using one of the following new Material bases:

          (1) Published prices in effect on the date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS)

               The HPMs and the associated date of published price to which they should be applied will be published by COPAS periodically.

               (a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill (Houston for special end) carload base prices effective as of the date of movement, plus transportation cost as defined in Section VI, Paragraph 2.B.

               (b) For other Material, the published price shall be the published list price in effect at the date of movement, as listed by a supply store nearest the Joint Property or point of manufacture, plus transportation costs as defined in Section VI, Paragraph 2.B.

          (2) A price quotation that reflects a current realistic acquisition cost may be obtained from a supplier/manufacturer.

          (3) Historical purchase price may be used, providing it reflects a current realistic acquisition cost on the date of movement. A Sufficient price documents should be available to Non-Operators for purposes of verifying Material transfer valuation.

          (4)  As agreed to by the Parties

     B.   FREIGHT

          Transportation costs should be added to the Material transfer price based on one of the following:

          (1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the railway receiving point nearest the Joint Property based on the carload weight basis as recommended by COPAS in Bulletin 21 and current interpretations.

          (2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the railway receiving point nearest the Joint Property. For transportation costs from other than eastern mills, the 30,000-pound Specialized Motor Carriers interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the Specialized Motor Carriers rate per weight of tubing transferred to the railway receiving point nearest the Joint Property.

          (3) Transportation costs for special end tubular goods shall be calculated using the 30,000-pound Specialized Motor Carriers interstate truck rate from Houston, Texas, to the railway receiving point nearest the Joint Property.

     (4) Transportation costs for Material other than that described in Section VI, Paragraphs 2.B(l) through (3), if applicable, shall be calculated from the supply store or point of manufacture, whichever is appropriate, to the railway receiving point nearest the Joint Property.

     C.   CONDITION

     (1) Condition "A"-New and unused Material in sound and serviceable condition shall be charged at one hundred percent of the price as determined in Section VI, Paragraphs 2.A and B. Material transferred from the Joint Property that was not placed in service on the Joint Property shall be credited as charged without gain or loss. Any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid. All refurbishing costs necessary to correct handling or transportation damages and other related costs will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the property either through a direct purchase or transfer. Any preparation costs performed, including my internal or external coating and wrapping, will be credited on new Material provided these costs were not repeated for the receiving property.

     (2) Condition "B"-Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined by the pricing guidelines in Section VI, Paragraphs 2.A and B. Any cost of reconditioning to return the Material to Condition B will be absorbed by the divesting property.

          If the Material was originally charged to the Joint Account as used Material and placed in service on the Joint Property, the Material will be credited at the condition percentage most recently recommended by COPAS times the price as determined in Section VI, Paragraphs 2.A and B.

          Used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

     (3) Condition "C"-Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined in Section VI, Paragraphs 2.A and
          B. The cost of reconditioning shall be charged to the receiving property provided Condition C value, plus cost of reconditioning, does not exceed Condition B value.

     (4) Condition "D"-Other Material that is no longer suitable for its original purpose but usable for some other purpose is considered Condition D Material. Included under Condition "D" is also obsolete items or Material that does not meet original specifications but still has value and can be used in other services as a substitute for items with different specifications. Due to the condition or value of other used and obsolete items, it is not possible to price these items under
          Section VI, Paragraph 2.A. The price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material. In some instances, it may be necessary or desirable to have the Material specially priced as agreed to by the parties.

     (5)  Condition "E"-Junk shall be priced at prevailing scrap value prices.

     D.   OTHER PRICING PROVISIONS

     (1)  Preparations Costs

          Costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and ocher similar services will be charged to the Joint Account at prices reflective of the Operator's actual costs of the services. Documentation must be retained to support the cost of service. New coating and/or wrapping may be charged per Section VI, Paragraph 2.A.

     (2)  Loading and Unloading Costs

          Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS Bulletin 21.

3.   DISPOSITION OF SURPLUS

     Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator in surplus Material.

     Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Materials, the Operator should make good faith efforts to dispose of surplus within 12 months through buy/sale agreements, trade, sale to a third party, division in-kind, or other dispositions as agreed to by the Parties.

     An Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Operating Agreement to which this Accounting Procedure is attached without the prior approval of the Non-Operator. If the gross sale value exceeds the Operating Agreement expenditure limit, the disposal must be agreed to by the Parties.

     The Operator may dispose of Condition D and E Material under procedures normally utilized by the Operator without prior approval.

4.   SPECIAL PRICING PROVISIONS


     A. PREMIUM PRICING Whenever Material is not readily replaceable due to national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property provided notice in writing is furnished to Non-Operators of the proposed charge prior to use and to billing Non-Operators for such Material. During premium pricing periods, each Non-Operator shall have the right to furnish in-kind all or part of his share of such Material suitable for use and acceptable to the Operator by so electing and notifying the Operator within ten days after receiving notice from the Operator.

     B.   SHOP-MADE ITEMS

     Shop-made items may be priced using the value of the Material used to construct the item plus labor costs. If the material is from a scrap or junk account, the Material may be priced at either 25% of the current price as determined in Section VI, Paragraph 2.A, or scrap value, whichever is higher, plus estimated labor costs to fabricate the item.

     C.   MILL REJECTS
     Mill rejects purchased as "limited service" casing or tubing shall be priced at 80% of K-55/J-55 price as determined in Section VI, Paragraphs 2.A and B. Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.

                    VII. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, as defined in the COPAS Material Classification Manual, with sufficient detail to perform the physical inventories requested unless directed otherwise by the Non-Operators.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of jointly owned Controllable Material are limited to the six months following the taking of the inventory. Charges and credits for coverages or shortages will be valued for the Joint Account based on Condition B prices in effect on the date of physical inventory and determined in accordance with
Section VI, Paragraphs 2.A. and B, unless the inventorying Parties can Prove another Material condition applies.

1.   DIRECTED INVENTORIES

     With an interval of not less than five years, physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators.

     Expenses of directed inventories will be borne by the Joint Account and may include the following:

     A. Audit per diem rate for each inventory person in line with the auditor rates determined, adjusted, and published each April by COPAS.

          The per diem should also be applied to a reasonable number of days for pre-inventory work and for report preparation. The amount of time required for this additional work may vary from inventory to inventory.

     B. Actual travel including Operator-provided transportation and personal expenses for the inventory team.

     C.   Reasonable charges for report typing and processing

     The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Unless otherwise agreed, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Non-Operator incurring such costs. Any anticipated disproportionate costs should be discussed and agreed upon prior to commencement of the inventory.

     When directed inventories are performed, all Parties shall be governed by such inventory.

2.   NON-DIRECTED INVENTORIES

     A.   OPERATOR INVENTORIES
     Periodic physical inventories that are not requested by the Non-Operator may be performed by the Operator at the Operator's discretion. The expenses of conducting such Operator inventories shall not be charged to the Joint Account.

     B.   NON-OPERATOR INVENTORIES
     Any Non-Operator(s) may conduct a physical inventory at reasonable times with prior notification to the Operator. Such inventories shall be conducted at the sole cost and risk of the participating Non-Operator(s).

     C.   OTHER INVENTORIES
     Other physical inventories may be taken whenever there is any sale or change of interest. When possible, the selling Party should notify all other owners 30 days prior to the anticipated closing date. When there is a change in Operator of the Joint Property, an inventory by the former and new Operator should be taken. The expenses of conducting such other inventories shall be charged to the Joint Account.

                                   EXHIBIT D

           TO OPERATING AGREEMENT DATED ________________________,200O


                                    INSURANCE


A. Operator shall carry, for the benefit of the joint account, insurance with responsible insurance carriers as follows:


          1.   Workmen's Compensation and Employer's Liability.


               (a)  State Statutory Requirements for Workmen's Compensation

               (b)  Employer's Liability - $100,000 for each person


          2.   Comprehensive General liability

               (a)  Bodily Injury with limits of not less than:
                    $100,000 each person
                    $500,000 each accident

               (b)  Property Damage

               (c)  Such coverage shall include contractual liability


          3.   Automobile Liability (including Hired and Non-Owned Vehicles)


               (a)  Bodily Injury with limits of not less than:
                    $100,000 each person
                    $500,000 each accident

               (b)  Property damage with limits of not less than:
                    $500,000 each accident

          4. Not less than $2,000,000 nor more than $5,000,000 of Umbrella Liability with respect to scheduled liability policies.

          5. All other insurance, if any, which may be required by applicable law.


B. Operator shall not be obligated to carry any insurance other than that specified above. Any party may, at its own expense, acquire such insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of the operation of the Contract Area. Operator shall not be liable to Non-Operator for loss suffered on account of the insufficiency of insurance carried, or of the insurer with whom carried.

                                   EXHIBIT "E"

     Attached to and made a part of that certain Operating Agreement dated ________________, 2000 by and Hay Exploration, Inc., as Operator, and Equitable Production - Eastern States, Inc., as Non-Operator.

                             GAS BALANCING AGREEMENT

     The parties to the Operating Agreement to which this agreement is attached, own the working interest in the gas rights underlying the Contract Area covered by such Operating Agreement in accordance with the percentages of participation as set forth in Exhibit "A" to said Agreement.

     In accordance with the terms of the Operating Agreement, each party thereto has the right to take in kind its share of gas produced from the Contract Area and market or otherwise dispose of same. In the event and at any time any party hereto is not taking or marketing its full share of gas, or has contracted to sell it's share of gas produced from Contract Area to a purchaser which at any time does not take the full share of gas attributable to the interest of such party, the terms of this agreement shall automatically become operative.

     During the period when any party hereto is not marketing or otherwise disposing of its full share of gas produced from any well and/or proration unit within the Contract Area, the other party hereto shall be entitled to produce, in addition to their own share of production, that portion of such other party's share of production which said party is unable to market or otherwise dispose of and shall be entitled to take such gas production and deliver same to its or their purchaser(s). All parties hereto shall share in and own the liquid hydrocarbons recovered from such gas by lease equipment in accordance with their respective interests and subject to the aforesaid Operating Agreement, but the party or parties taking such gas shall own all of such gas delivered to its or their purchaser(s).

     A gas balance account shall be established for each party, and when it is not marketing or otherwise disposing of its full share of the gas produced, such party's account shall be credited with an amount of gas equal to its full share of the gas produced less its share of gas used in lease operations, vented, or lost, and less that portion marketed or otherwise disposed of by such party. The Operator will maintain a current gas balance account for all parties and will furnish all parties hereto monthly statements showing the total quantity of gas produced, the amount used in lease operations, vented or lost, the total quantity of liquid hydrocarbons recovered therefrom, and the monthly and cumulative gas balance of each party. (Underproduced party would show a negative gas balance and overproduced party would show a positive gas balance.)

     Notwithstanding anything to the contrary contained herein, or contained in the Operating Agreement to which this Exhibit "E" is attached, each party taking in kind a share of production hereunder shall be required to make settlement with the royalty owners for the proportionate royalties payable out of the gas so taken by such Party. Each party hereto agrees to hold each other harmless from any and all claims for royalty payments asserted by royalty owners to whom each party is accountable. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments and similar interests.

     Any party at any time may market or otherwise dispose of its full share of any gas produced. In addition to such share, any party with a negative balance in its gas balance account, after notice to the Operator and until it has balanced its gas balance account, shall be entitled to take a share of gas determined by multiplying fifty percent (50%) of the interest in the current gas production of the party having a positive balance in this gas balance account by a fraction, the numerator of which is the interest in the proration unit of such party with the negative balance and the denominator of which is the total percentage interest in such proration unit of all parties having negative balances and who are currently marketing or otherwise disposing of a portion of their negative balance in addition to their share of gas.

     Each party marketing or otherwise disposing of gas shall pay the production taxes due on such gas.

     Nothing herein shall be construed to deny any party the right, from time to time, to produce and deliver to its purchaser its full share of the allowable gas production to meet the deliverability tests required by its purchaser.

     At the end of each 12 month period after the date production is first turned in line, or at such time when the production of gas from a proration unit be permanently discontinued before the gas account is balanced, a cash settlement will be made between the party credited with negative balances (underproduced party) and positive balances (overproduced party). In making such settlement, the underproduced party will be paid by the overproduced party a sum of money calculated as follows:

     for all volumes of gas for which settlement is made, the underproduced party shall be paid the lower of the price actually received by the overproduced party or the weighted average of the Inside F.E.R.C.'s Gas Market Report ("IFGMR") index price of spot gas delivered to pipelines, Columbia Gas Transmission Corporation, Appalachia (WVA, OH, KY), for purchases made during the prior 12 month period, any and all applicable taxes previously paid by the overproduced party for such volumes shall be deducted from the settlement amount, as well as any reasonable marketing costs incurred directly in connection with the sale of the overproduction.

     In the event the overproduced party has paid royalties attributable to such overproduction to which the underproduced party's interest was subject, the amount of such royalties shall also be deducted from such settlement. The weighted average price paid by IFGMR for its spot purchases for the production period shall be calculated by multiplying the volumes produced by the well by the IFGMR price paid for spot purchases for each of the months in the production period, adding up the amount derived for all the months in the production period, and dividing such sum by the total gas produced by the well during the production period.

     Nothing herein shall change or affect each party's obligation to pay its proration share of all liabilities incurred, as provided in the aforesaid Operating Agreement.

     The agreement shall constitute a separate agreement as to each proration unit within the Contract Area. It shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns. It shall become effective in accordance with its terms and shall remain in force and effect as long as the Operating Agreement to which it is attached remains in effect.

                                    EXHIBIT F
           TO OPERATING AGREEMENT DATED _________________________,2000


        Non-Discrimination and Certification of Non-Segregated Facilities

In connection with performance of work under this Operating Agreement, Operator shall comply with all of the provisions of Section 202 (1) to (7), inclusive, of Executive Order 11246 (30 F.R. 12319), which are hereby incorporated by reference in this Operating Agreement.

                                   EXHIBIT "H"
          TO OPERATING AGREEMENT DATED _________________________, 2000.


                          WELL INFORMATION REQUIREMENTS


NOTIFICATIONS

Non-Operator(s) will be notified of the following operational activities:

a)   Intent to spud - 48 hours before drilling operations commence
b)   Logging, coring or drill stem testing - 24 hours prior to commencement
c)   Casing point elections - As per Operating Agreement

REGULATORY INFORMATION

One copy of all regulatory filings submitted to any state or federal agency will be forwarded to Non-Operator(s) by US Mail at the time they are submitted. These data will include, but are not limited to the following:

a)   drilling/completion permit

b)   survey/location plat

c)   daily drilling/completion report

d)   completion reports/monthly production data

e)   MWD logging data

f)   directional survey data

Two copies of all field prints and three copies of all final prints of the following data will be provided to Non-Operator(s) as soon as it becomes available to the operator:

a)   open hole logs/surveys

b)   geological prognosis (prior to spud)

c)   DST, formation test data

d)   core description/analyses

e)   velocity or seismic surveys

f)   bottom hole pressure or production tests

g)   PVT analyses; oil, gas, water analyses

h)   computed logs (if routinely performed)

Upon written request prior to spud, the Operator will acquire drill cuttings as specified by Non-Operator(s). Samples of said cuttings will be kept on location until drilling operations are completed.

Non-Operator(s), or its authorized representatives, shall, at times and at their own risk, have access to the derrick floor, and to any and all information obtained or acquired in the course of, or as a result of drilling any well subject to this agreement.

When drilling on air, operator will take gas checks, in accordance with current industry practices, within 100 feet after drilling through any formation known to be productive of oil or gas within a two-mile radius of the drilling location. All other gas shows encountered during drilling process will be gauged immediately.

The minimum logging suite will consist of resistivity, bulk density, neutron porosity, gamma ray, and temperature (air holes only) from base of surface casing to TD. Detail logs will be acquired over zones of interest at the request of Non-Operator(s).

COMMUNICATIONS

The correspondence and data transmission required herein will be directed as follows:

     Mailing Address: Equitable Production - Eastern States, Inc.
                      Attn: Lester A. Zitkus
                      1710 Pennsylvania Avenue
                      Charleston, WV 25302


     Telephone:       (304) 343-9566 (office)
     FAX:             (___)_________________ (fax for regulatory and
                                             geological items)
     FAX:             (___)_________________ (fax for continuous feed for logs)

                                                                      EXHIBIT A3

                                FARMOUT AGREEMENT
                         BURKE PROSPECT AREA OF INTEREST
                            ELLIOTT COUNTY, KENTUCKY

THIS AGREEMENT, made and entered into this 22 day of August, 2000, by and between EQUITABLE PRODUCTION - EASTERN STATES, INC., with an address of 1710 Pennsylvania Avenue, Charleston, West Virginia, 25302, hereinafter referred to as FARMOR, and HAY EXPLORATION, INC., with an address of 4353 Willard Drive, Ashland, Kentucky, 41102, hereinafter referred to as FARMEE,

                                WITNESSETH THAT:

     WHEREAS, FARMOR is the owner of certain leasehold rights in the Oil and Gas Leases that are depicted on Exhibit A, estimated to contain 4,500 gross acres, more or less, located in Elliott County, Kentucky, attached hereto and by reference made a part hereof; and

     WHEREAS, FARMOR has agreed to farmout the Oil and Gas Leases or portions thereof as shown on Exhibit A to FARMOR subject to the terms and conditions contained herein; and

     WHEREAS, the parties hereto wish to establish a contract area within which such leases are located. FARMEE shall operate said contract area which shall be identified as the AREA OF INTEREST (AOI). Such AO1 shall be all of the land area and leaseholds situate within the Carter Coordinate Sections depicted on Exhibit
A. The A01 shall further be defined as all existing leases and lands and future leases and lands that fall within the following Carter Coordinates:

Carter Coordinate        Sections
-----------------        ---------
T-77                     11 (S/2) & 20
T-78                     l(W/2), 2,3,4,7, 8,9 l0(W/2), ll(W/2), 12, 13,
                         14, 15(S/2), 16, 17, 18 & 19
U-78                     21(SW/4), 22(S/2) & 23(S/2)

     All of the lease and lands within such A01 shall hereinafter be known as the Farmout Acreage.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:

     1. TITLES: FARMOR does not warrant the title to the Farmout Acreage but it shall, upon request, make available to FARMEE for review, such abstracts and all other pertinent title documents, without warranty or liability, as it has in its files. There shall be no obligation on the part of FARMOR to secure new or supplemental abstracts nor secure any curative instruments in connection with the title to the Farmout Acreage. Furthermore, FARMEE shall promptly furnish to FARMOR free of all costs, copies of all abstracts or title opinions FARMEE acquires on the Farmout Acreage.

     2. PRIOR TO DRILLING: Prior to the date that any well is commenced under this Agreement, FARMEE shall furnish FARMOR with 1) a copy of the related drilling permit, 2) its accompanying location plat 3) copies of title opinions and curative if needed and 4) copies of any state regulatory proceedings if applicable. FARMEE shall also inform FARMOR 1) when the location for said well is staked, 2) when the material for the drilling thereof is moved to the location, 3) of the expected time of spud [at least twenty-four (24) hours in advance of such spud] and 4) when the well is actually spud. After actual drilling has been commenced, FARMEE shall furnish FARMOR with drilling and geological information as more fully set forth in Exhibit "B", attached hereto and by reference made a part hereof.

     3. EXPLORATORY DEEP WELL: FARMEE agrees to spud an Exploratory Deep Well to a depth sufficient to penetrate the Tomstown Carbonate bed near the base of the Rome sequence (Contract Depth), in search of oil and/or gas on or before six (6) months after the completion date of the exploratory deep well FARMEE is obligated to drill under that certain Farmout Agreement dated August 22, and referred to as the "Carter Prospect Farmout Agreement". The Exploratory Deep Well shall be drilled at a legal location of FARMEE's choice on Farmout Acreage. FARMEE shall complete the drilling of the Exploratory Deep Well within sixty
(60) days after commencement, and shall operate with due diligence and in a good and workmanlike manner in the conduct of the operations.

     The Exploratory Deep Well to be drilled by FARMEE as hereinabove provided, as well as all operations incident thereto, shall be at the sole risk, cost and expense of FARMEE. FARMOR shall not be subject to any obligation or liability whatsoever in connection therewith, however, FARMOR shall own a 7.5% Carried Working Interest, (as defined below), through Completion (as defined below) of said Exploratory Deep Well. For the purposes of this Agreement, a Carried Working Interest shall be defined as a cost-free Working Interest in which the FARMEE shall bear FARMOR's proportionate share of costs and expenses. The term Completion shall be defined as such time when a well has been completed, turned in line and any commercial hydrocarbon is flowing to the gathering line or to the tanks.

     If the Exploratory Deep Well proves to be capable of producing oil or gas in commercial quantities at Contract Depth, it shall be equipped for production by FARMEE in a diligent and workmanlike manner.

     If the Exploratory Deep Well does not encounter commercially producible quantities of hydrocarbons at Contract Depth, but encounters potentially commercial quantities of hydrocarbons at some shallower depth, FARMEE shall have the option, but not the obligation, to test and thereafter complete the well if it proves capable of producing commercial quantities of gas at such shallower depth.

     If the Exploratory Deep Well proves to be incapable of producing oil or gas in commercial quantities at Contract Depth or at any shallower depth, FARMEE shall plug and abandon said well(s), within ninety (90) days after commencement of same, in accordance with the rules and regulations of any regulatory body having jurisdiction, but not until FARMOR has had the option to take over the well, as more fully described herein FARMEE shall be responsible for restoring the premises to its original condition as nearly as practicable and settle and dispose of all claims for damage to the surface of the Farmout Acreage.

     FARMEE shall independently undertake to secure any and all rights of access and surface rights at the drillsite location and along all of its proposed pipeline right of ways upon the Farmout Acreage. FARMEE additionally agrees to hold harmless FARMOR from any claims for damage or negligence that may arise as a result of FARMEE's conduct of operations upon any severed mineral tracts upon the Farmout Acreage.

     FARMEE agrees to indemnify and hold harmless FARMOR from any claim(s) or lien(s) asserted by any person or persons as a direct or indirect result of FARMEE's operations and to pay promptly all invoices for labor, materials and other items as they occur. FARMEE agrees to carry, or require any contractor to carry, insurance as more fully set forth on Exhibit "C".

     4. SUBSTITUTE WELL: In the event the Exploratory Deep Well, while being drilled to Contract Depth, encounters impenetrable substances or other hole conditions which make further drilling impractical, FARMEE may discontinue drilling the Exploratory Deep Well before the Contract Depth requirement therefor is satisfied. In such event, FARMEE shall have the right, but not the obligation, to drill another well ("Substitute Well") at a location of FARMEE's choice on the Farmout Acreage, provided the actual drilling of said Substitute Well is commenced not later than sixty (60) days after operations cease on the Exploratory Deep Well and such Substitute Well is drilled within the same unit as for the Exploratory Deep Well. Such Substitute Well shall be drilled in the manner and to the depth specified for the Exploratory Deep Well it is to replace and must be drilled with due diligence. If a Substitute Well is commenced, drilled, and completed as herein provided, it shall be deemed for the purposes of this Agreement to be the Exploratory Deep Well to the same extent as if the Exploratory Deep Well had been commenced, drilled, and completed in accordance herewith.

     5. SUBSEQUENT WELLS: By virtue of drilling the Exploratory Deep Well and/or Substitute Well to Contract Depth as hereinbefore specified, FARMEE shall earn the right and option to drill Subsequent Wells within the A01 on the Farmout Acreage provided no more than nine (9) months elapse between the release of the drilling rig on the previous well and the spudding of a Subsequent Well on the Farmout Acreage.

     If the Exploratory Deep Well was drilled and completed in a formation shallower than Contract Depth, FARMEE shall drill Subsequent Wells to test Contract Depth. However, if FARMEE wishes to drill and complete Subsequent Wells targeting formations shallower than Contract Depth, prior written consent of FARMOR is required.

     Any time after the Exploratory Deep Well has been drilled, Subsequent Wells may be proposed by either FARMOR or FARMEE on the Farmout Acreage subject to and under the same terms and conditions and time constraints as for the Exploratory Deep Well and in accordance with the provisions of Article VI.B. of Exhibit "D" attached hereto. If such Subsequent Wells are drilled in compliance with this Agreement (and Exhibit "D"), and result in a well(s) capable of producing oil and/or gas, FARMEE shall earn assignments of leasehold rights in the manner and under the same terms and conditions as provided for herein under Provision 13. In the event such Subsequent Well(s) are completed as dry holes or wells which did not reach Contract Depth, the time between wells will be limited to the time constraints governing the Substitute Wells as provided above. Failure by FARMEE to continuously drill the Farmout Acreage as provided herein will result in FARMEE forfeiting the right to further develop the Farmout Lands and to earn further Assignments under this Agreement and a reversion to FARMOR of all Farmout Acreage not previously earned by FARMEE pursuant to this Agreement shall automatically occur.

     6. PARTICIPATION RIGHTS: FARMOR reserves the right and option to participate for a 30% Working Interest in each Subsequent Well proposed within the AOI. FARMOR shall notify FARMEE by AFE and Well Location Plat, at least thirty (30) days prior to the spudding of any Subsequent Well, and FARMOR shall have thirty (30) days after receipt of such notice to make its participation election in the subject well(s). The joint participation in the drilling and completion of each such well shall be subject to the terms of that certain Operating Agreement attached hereto as Exhibit "D". FARMOR shall have the right to operate any wells in which FARMOR elects to participate. If FARMOR elects to operate any wells, FARMOR shall be subject to the same terms and conditions as contained in Exhibit D, attached hereto, attributable to Operator therein.

     If FARMOR elects not to participate in a Subsequent Well, FARMOR shall, through completion and turn in line through tanks, retain a 7.5% Carried Working Interest in each such well.

     7. OPTION TO TAKE OVER WELLS: If at any time FARMEE desires to plug and abandon any well drilled on the Farmout Acreage, FARMEE shall notify FARMOR in writing. FARMOR shall have ten (10) days after receipt of such notice within which to advise FARMEE in writing whether or not FARMOR elects to take over operations as to said well for such further operations as it may wish to conduct; provided, however, if a rig is on location, then FARMOR shall have forty-eight (48) hours (exclusive of Saturdays, Sundays, and holidays) within which to advise of such election. The time allowed for FARMOR's election shall not commence until FARMEE has properly notified FARMOR that FARMEE intends to plug and abandon such well and copies of all logs of prospective pay sections in such well, together with all other information required herein, have been received by FARMOR. Failure of FARMOR to exercise the option to take over any such well as aforesaid shall be conclusively deemed an election not to take over such well and FARMEE shall plug and abandon such well at its sole cost, risk and expense.

     In the event FARMOR elects to take over any such well, FARMEE shall immediately assign to FARMOR such well and all materials and equipment placed therein and thereon by FARMEE, together with any interest in the well and production therefrom and all interest in the leases comprising the unit around the well. FARMOR shall pay FARMEE the salvage value of any material and equipment associated with the well, net of estimated costs of salvaging. Such well shall be owned by FARMOR free and clear of any burdens, encumbrances, or assignments by, through, or under FARMEE or its successors in interest. FARMEE shall, upon request of FARMOR, execute all documents necessary or useful to fully effectuate assignment of such well, materials, equipment, production and leases to FARMOR. All costs and expenses in connection with such well takeover shall be borne and paid by FARMOR. For purposes of FARMEE's earning the right to drill another well under this Agreement, however, the well which has been taken over shall be considered a dry hole.

     8. INFORMATION CONCERNING WELLS: FARMEE shall furnish FARMOR all information, and shall follow the procedures as described in the attached Drilling and Geological Requirements Exhibit "B" for wells it drills on the Farmout Acreage. All well(s) drilled on the Farmout Acreage shall be at regular and legal locations, and shall conform to the spacing guidelines governed by the state for wells drilled hereunder, unless otherwise agreed to by FARMOR and FARMEE.

     9. PROTECTION OF LEASES: FARMEE agrees to preserve and protect the leasehold estate to be assigned to FARMEE hereunder, in full compliance with the express and implied terms, conditions and covenants thereof, and give to FARMOR the full right, if it so desires, to enforce all of the terms and conditions of said lease(s), both express and implied, either alone or in conjunction with the mineral owners. FARMEE agrees to protect and preserve said estate from any and all liens, judgments and any other claims whatsoever. Should FARMEE fail to comply with any of the terms and provisions of this paragraph, it will be subject to the default provisions contained herein.

     10. FUTURE PURCHASE OF LEASES: It is contemplated by both FARMOR and FARMEE that additional oil and gas leasing will be necessary from time to time in order to secure sufficient leasehold portions to comprise drilling units In the event leasing becomes necessary, FARMEE shall be solely responsible for all such leasing activity and the costs related thereto. Any such leases acquired by FARMEE will be owned 100% by FARMEE.


     11. SURRENDER, EXPIRATION OR ABANDONMENT: In the event FARMEE, or its successors or assigns, after having earned an assignment under this Agreement, desires to surrender, let expire or abandon all or any portion of the Farmout Acreage, FARMEE agrees to give FARMOR at least sixty (60) days notice in writing of its intention to so surrender, let expire or abandon and shall, if requested to do so by FARMOR, reassign said Farmout Acreage insofar as it covers the portion being surrendered, expiring or abandoned to FARMOR free of any encumbrances suffered by, through or under FARMEE, in which event FARMOR shall have the option if it so desires to purchase any casing and other equipment in any well or wells that may be situated thereon at the prevailing market price for second hand material of like quality and kind.

     12. LEASE DELAY RENTAL PAYMENTS: In the event delay rental payments are necessary to maintain all or a part of the leases comprising the Farmout Acreage, FARMOR will make such payment and FARMEE agrees to reimburse FARMOR for 100% of such rentals within twenty (20) days after receiving an invoice. It is agreed however, that FARMOR will not be liable to FARMEE in the event through error or oversight the rental(s) are not timely or correctly paid. FARMEE's responsibility for payment shall commence with any delay rentals coming due after the date of this Agreement.

     In the event, prior to or after the delivery of an assignment by FARMOR to FARMEE hereunder, any shut-in payments are necessary to maintain any lease(s) comprising the Farmout Acreage in force and effect as a result of FARMEE's operations, FARMEE shall make such payments and advise FARMOR promptly in writing that such payments have been made. Following delivery of any assignment(s) provided for herein, FARMEE agrees to make all payments resulting from its operations, including royalties to maintain the lease(s) comprising the acreage earned by FARMEE hereunder.

     13. ASSIGNMENTS: In the event FARMEE completes a well as capable of producing oil and/or gas at Contract Depth, has provided evidence of such completion to FARMOR and has further faithfully performed all the other terms and conditions contained in this Agreement, FARMOR shall deliver to FARMEE without warranty of title express or implied, an assignment of their proportionate interest in so much of the Farmout Acreage as is included in a one hundred sixty (160) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by FARMEE in such well drilled and logged.

     If FARMEE completes a well capable of producing oil and or gas in a zone or formation above the Contract Depth such that the well will not fall within the "Deep Well" category as defined by the Commonwealth of Kentucky Department of Mines and Minerals statutes, FARMOR shall assign to FARMEE a proportionate interest in so much of the Farmout Acreage as is included in a one hundred
(100) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by such well.

     14. POOLING: All wells drilled hereunder shall conform with the existing spacing pattern established for drilling to Contract Depth within the A01 which is presently on a one hundred sixty (160) acre square grid. Any proposed alteration to such spacing pattern must be approved by FARMOR in advance and thereafter presented by FARMEE to the state for final approval

     15. FORCE POOLING PROCEEDINGS: In the event FARMEE finds it necessary to pursue force pooling for any unit around any well drilled hereunder, FARMEE shall undertake to prepare the forms, submit the application to the state and attend the state force pool proceeding in preparation of securing the permit for such well. If a force pooling proceeding is necessary for any well unit in which FARMOR has elected to take a 30% working interest, FARMOR agrees to pay its proportionate 30% share of the costs associated with such undertaking after receiving an invoice therefor. If, however, FARMOR has elected to take a 7.5% Carried Working Interest in that unit which is the subject of a force pooling application, FARMEE shall bear the full cost of the entire undertaking and at no cost, risk or expense to FARMOR.

     16: FORMATIONS NOT SUBJECT TO THIS AGREEMENT: FARMOR shall, at all times, have the right of ingress and egress to any and all depths and formations not expressly covered by this Agreement, including the right to utilize in such operations any roadways or plugged and abandoned wells situated on the Farmout Acreage and to store, handle, transport and market production therefrom, as well as any and all other rights incident to or appertaining to FARMOR's ownership of same, FARMOR shall also have the right to use, free of all costs, any roads or locations built by FARMEE on the Farmout Acreage for its operations, relative to the depths and formations retained by FARMOR. FARMOR also agrees that during the term of its use of any road or location built by FARMEE, to maintain same in good condition as may be reasonably practical and to not interfere with any shared use by FARMEE.

     17. SEISMIC DATA: FARMOR agrees to make available to FARMEE any seismic data which FARMOR owns relating to the subject AOI. Such seismic data may be viewed by FARMEE in FARMOR's office during normal business hours but none of the data shall be copied or retained by FARMEE. FARMOR or FARMEE may propose to undertake additional seismic prospecting within the A01 throughout the term of this Agreement. No annual acquisition of greater than 20 miles of seismic shall be conducted without the consent of the other party. The party who proposes to secure such seismic shall be the owner of, and have ultimate control of the data. The non-proposing party shall have the election to pay 50% of all seismic acquisition costs, including processing and interpretive costs in order to own a joint share in the data. Should the non-proposing party elect to go non-consent in the seismic acquisition, that party shall forfeit all drilling participation rights related to wells which may be proposed within 5,000 feet of any seismic line acquired under the proposal. The non-consenting party may earn the right to participate in wells within the above stated distance from any seismic line provided that party reimburses the consenting party 100% of the actual acquisition, processing and interpretive costs incurred in such seismic program.

     18. PREFERENTIAL RIGHT TO PURCHASE AND/OR MARKET GAS: FARMOR, or its designee, shall have the preferential right and option to purchase and/or market all or any part of the gas produced from or allocated to the Farmout Acreage upon the same terms (or on terms the monetary equivalent thereof) as those under which FARMEE proposes to sell or otherwise dispose of same, or FARMOR may designate the purchaser of such gas under said terms. FARMEE shall notify FARMOR in writing of each proposed sale or other disposition of the gas, which notice shall include all the terms and conditions of each bona fide offer by a prospective purchaser who is ready, willing and able to purchase the gas, or any part thereof, and FARMOR shall have thirty (30) days after receiving said written notice in which to notify FARMEE of its election either to exercise or waive its preferential right and option. No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by FARMEE until FARMOR shall have first either exercised or waived in writing its herein described preferential right and option with respect to the gas. FARMOR shall have a continuing separate right and option with respect to each and every proposed sale or other disposition of the gas, or part thereof. If FARMOR exercised its option to purchase or designate a purchaser for the gas, FARMEE agrees that, upon request, FARMEE will execute an appropriate gas sales contract. Further, if FARMOR does not exercise its option to purchase or designate a purchaser for the gas, FARMEE agrees that any subsequently executed gas sales contract made by FARMEE will describe this Agreement and will indicate that FARMEE is not authorized and does not intend to dedicate that share of the gas production owned by FARMOR. It is understood and agreed that the right to purchase hereby reserved may be assigned by FARMOR any time, at all times and from time to time" without limitation. Nothing herein contained shall require FARMOR to purchase such gas from the Farmout Acreage or to provide a purchaser or market therefor.


     19. ELECTION TO CONSTRUCT GATHERING SYSTEM: FARMOR shall have a continuing right and election, but not the obligation, to construct any gas gathering lines necessary to gather and transport any or all of the gas produced within the AOI. Should FARMOR elect to construct any such gathering lines, it shall charge FARMEE its pro-rata share of a tariff that results in an 18% rate of return (Before Tax) on any capital which is employed to construct such gathering system.

     20. DEFAULT: In the event for any reason that actual drilling of the Exploratory Deep Well is not commenced by the date herein provided (including FARMEE's failure to timely drill and/or complete the exploratory deep wells in the Dingus Prospect and Carter Prospect Farmout Agreements), or it is timely drilled but Subsequent Well(s) provided for hereunder are not timely drilled, the penalty to FARMEE shall be automatic termination of this Agreement and loss of the ability to further develop the Farmout Lands and earn leasehold rights in the Farmout Acreage not already earned by FARMEE in accordance with the terms hereof. Except as provided herein, if FARMEE fails to comply with any provisions of this Agreement, FARMOR may at any time notify FARMEE in writing giving the particulars concerning such noncompliance, whereupon FARMEE will then have thirty (30) days after receipt of such notice to satisfy FARMOR that it is in compliance with all the terms and provisions hereof. In the event of such failure by FARMEE to demonstrate compliance and reply to FARMOR's letter within the thirty (30) day time period, this Agreement will automatically terminate in its entirety, or as to any unearned portion thereof, provided that in so doing, FARMOR shall not waive or otherwise be precluded from exercising any other rights or remedies, at law, or in equity, which it may have for the breach of this Agreement by FARMEE or for FARMEE's failure to perform under this Agreement in whole or in part.

     21. NOTICE: All notices and information to be given or supplied hereunder pursuant to the provisions of this Agreement shall be given at the following addresses unless stipulated otherwise in Exhibit B:


                                     FARMOR:
                  EQUITABLE PRODUCTION - EASTERN STATES, INC.
                             Contact: Lester Zitkus
                        Address: 1710 Pennsylvania Avenue
                              Charleston, WV 25302
                            Phone No: l-304-343-9566
                            Fax No:   l-304-343-7133


                                     FARMEE
                              HAY EXPLORATION, INC.
                               Contact: Monte Hay
                           Address: 4353 Willard Drive
                                Ashland, KY 41102
                            Phone No: 1-606-324-7971
                            Fax No:   l-606-324-6340


     22. EFFECT OF AGREEMENT: The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assigns. The said terms, covenants and conditions contained herein shall be covenants running with the Farmout Acreage covered hereby and with each transfer or assignment of said Farmout Acreage. This Agreement is not intended to create and nothing contained herein shall be construed to create an association, trust, joint venture, mining partnership, or other partnership or entity of any kind, nor to constitute FARMEE the agent of FARMOR.

     23. APPLICATION OF LAWS: FARMEE agrees to abide by Equal Opportunity Rules and Regulations along with all valid, applicable federal, state and local laws, rules, orders and regulations of any duly constituted federal, state or local regulatory body or authority having jurisdiction thereof and all development and operations hereunder shall be conducted in conformity therewith. FARMEE also warrants and agrees to conduct all activities under this Agreement in compliance with all certificates, authorizations, permits or licenses issued to FARMEE or FARMOR for activities to be performed hereunder.

     24. PREFERENTIAL RIGHT TO PURCHASE / CONSENT TO ASSIGN: Should FARMEE desire to sell or convey all or any part of its interest in and to this Agreement, FARMEE shall first offer FARMOR the opportunity to purchase such interest. If FARMOR elects to purchase the interest, the parties hereto agree to negotiate in good faith for the purchase and sale of the interest. In the event FARMOR elects not to purchase the interest, FARMEE shall have the right to sell the interest to a third party, subject to the written consent of FARMOR. FARMEE, when requesting consent, will provide the names and addresses of the intended assignees and the interest to be assigned to each. Once the conveyance of properties has been finalized, FARMEE must provide FARMOR with a recorded copy of said conveyance within sixty (60) days of execution of said conveyance. This Agreement shall ipso facto terminate upon any such conveyance being made contrary to the provisions of the clause. In addition, should FARMEE decide to sell any of its interest in this Agreement to any other party, it shall not be free to do so until after securing the written consent of the FARMOR in advance of such transaction.

     25. INDEMNIFICATION: All operations associated with and contemplated to be conducted by FARMEE on the Farmout Acreage (or acreage pooled therewith) shall be conducted at its sole risk and liability and at no cost to FARMOR. FARMEE agrees to indemnify and hold FARMOR harmless from any claims, liability, charges, or expense arising directly or indirectly out of any and all operations conducted herewith.

     26. CONFIDENTIALITY: Without FARMOR's prior written consent, FARMEE shall not divulge any information obtained from operations hereunder to any third party, other than to a party owning an interest under this Agreement or to a governmental authority having jurisdiction, and only to the extent required by such jurisdiction.

     27. CONFLICT: In the event there is a conflict between the terms contained in this Farmout Agreement and the terms contained in the Operating Agreement attached hereto as Exhibit D, the terms of this Farmout Agreement shall be controlling

     28. ARBITRATION: On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim, or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to, or in connection with this Agreement ("Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

     Any arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

     Any arbitration shall be conducted before one (1) arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Kentucky who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants, or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

     To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within thirty (30) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Kentucky. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

     All fees of the arbitrator and any engineer, accountant, or other consultant engaged by the arbitrator, shall be paid by Buyer and Seller equally unless otherwise awarded by the arbitrator.

     This Agreement shall be governed and construed in accordance with the laws of the State of Kentucky, without giving effect to any principles of conflicts of laws. The validity of the various conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The representations and warranties contained in such conveyances and the remedies available because of a breach of such representations and warranties shall be governed by and construed in accordance with the laws of the State of Kentucky without giving effect to the principles of conflicts of laws.

     29. EXECUTION OF AGREEMENT: This Agreement shall be null and void at the option of FARMOR if one (1) fully executed copy is not returned to FARMOR within fifteen (15) days from the date of execution below.

     This Farmout Agreement shall supersede and replace that certain Farmout Agreement entered into by Eastern States Oil & Gas, Inc., predecessor by name change of FARMOR, and FARMEE dated February 10, 2000, except as to any obligation of FARMEE to reimburse FARMOR for rental payments made prior to the date of this Agreement.


Executed this 22 day of August, 2000.
EQUITABLE PRODUCTION - EASTERN STATES, INC.              WITNESS


By: /s/ Lester A. Zitkus                          /s/ Michele L Weber
    -----------------------                       -----------------------
        Lester A. Zitkus
        Attorney-In-Fact


Executed this 28 day of August, 2000.
HAY EXPLORATION, INC.                                    WITNESS


By: /s/ Monte Hay                                 /s/ Michele L Weber
    -----------------------                       -----------------------
        Monte Hay
        President

                                    EXHIBIT B
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000



                      DRILLING AND GEOLOGICAL REQUIREMENTS

Any well drilled pursuant to the terms and conditions hereinafter stated and of the agreement to which this exhibit is attached, shall be located and drilled in compliance with all federal and state laws, executive orders, rules and regulations of any legally constituted regulatory body of the state in which operations are being performed and any other governing body having jurisdiction thereof.

MINIMUM COMPLETION STANDARDS

Casing shall be properly set and the well tested and such other preparations made as necessary to conduct satisfactory tests of the showing(s). FARMEE, or its operator, shall properly test each prospective oil or gas horizon and, upon encountering such horizon in the drilling of any well, shall notify FARMOR when such horizon is to be tested to allow FARMOR sufficient time to have a representative present when such horizon is tested. FARMEE also agrees to notify FARMOR in ample time to have a representative present when conducting electrical wireline surveys. If the information from any electrical wireline survey, made either before or after contract depth has been reached, and considered by itself or in conjunction with other indications or evidence from cuttings, cores or showings should make the formation appear promising of being a prospective oil or gas horizon, FARMEE shall properly test such horizon if it was not adequately tested at the time it was penetrated.


REPORTS TO BE FORWARDED TO;

EQUITABLE PRODUCTION - EASTERN STATES, INC.

Attn:    Lester Zitkus & Barbara Hubbard
Address: 1710 Pennsylvania Avenue
         Charleston, WV 25302
Phone:   l-304-343-9566
FAX:     l-304-343-7133 & l-304-343-7870

o Daily drilling reports including, but not limited to, the drilling progress, formations encountered and tops, oil or gas shows, surveys and tests. Reports to be verbally conveyed or faxed by 10:00 am for activity current through 8:00 am the same day.

o    Well test and stimulation reports

o    Well completion and recompletion reports

o    Application for AGPA well category determination

o    Plug and Abandon reports

o    Monthly reports filed with regulatory authority

o    Monthly reports of oil and gas production

REPORTS, LOGS & SAMPLES TO BE FORWARDED TO:

EQUITABLE PRODUCTION - EASTERN STATES, INC.

Attn:    _______________________________

Address: _______________________________

Phone:   _______________________________

FAX:     _______________________________ (regular pages)

         _______________________________ (continuous log sections)


o Daily updated mudlog pages, when drilling through intervals being mudlogged, to be faxed by 10:00 am

o    Fax copies for all open-hole logs obtained at Total Depth

o Copies of all drill stem tests, core analyses, fluid analyses, paleontological reports and all other tests, analyses or third party reports, if made, on wells drilled

o Samples collected no less than every ten (10) feet from base of surface casing to total depth, if requested by FARMOR

o    Representative samples of fluid recovered on formation tests

                                                                       Exhibit B
                                                                          Page 2

o Allow FARMOR, if requested, to examine and take chips of all cores cut and recovered from such well

o Within twenty-four (24) hours (exclusive of weekends and holidays) after completion of the logging, supply FARMOR with one (1) large-scale copy of a bulk density log to the total depth of the hole and of a resistivity log through all formations of interest

o Upon completion of any well drilled hereunder, FARMEE shall furnish FARMOR with four (4) copies of all final wireline logs including, but not limited to, the following:

Log                       From (Depth)             To (Depth)            Scale
---                       ------------             ----------            -----
Gamma Ray                 Total Depth               Surface             2" = 100'
Gamma Ray Density         Total Depth           Base Intermediate       5" = 100'
Induction-Caliper                                   Casing


o Upon FARMOR request, agree to make the hole available to FARMOR before running production casing, and at FARMOR'S expense (including cost of service and rig time), for its exclusive use in taking sidewall cores or running a photo-electric (PE) survey, a velocity survey or a dipmeter survey if FARMEE declines to run same

OTHER INFORMATION:

Upon request by FARMOR, furnish such additional information as it may reasonably require relative to any phase of the operations conducted pursuant to this Agreement. FARMOR shall have access to and copies of any and all geophysical data or seismic surveys that are conducted on or across the lease acreage during the term of this Agreement. FARMOR shall have free access during customary business hours to all records relative to such operations.

                                    EXHIBIT C

                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000

                                   INSURANCE


FARMEE shall provide, at its expense and in its name, and maintain in full force and effect at all times during which operations are conducted by FARMEE on the Farmout Acreage, insurance by a duly licensed insurance company or companies of the kinds and in the minimum amounts as set forth below.

Prior to beginning any operations on the Farmout Acreage, FARMEE shall furnish certificates of insurance by FARMEE's insurers in a form satisfactory to FARMOR under all such policies as evidence that all such insurance is carried, and providing that not less than ten (10) days prior, written notice of material change in or cancellation of such insurance, or any part thereof, will be given to FARMOR.

o    Workmen's Compensation and Employer's Liability

     FARMEE shall provide insurance covering FARMEE's employees engaged in operations on the lands subject to this Agreement in compliance with the laws of the state in which said lands are situated and Employers Liability Insurance of not less than $1,000,000.00 for injuries or death to any one employee and $1OO,OOO.OO for injuries or death of more than one employee resulting from any one accident;

o    General Public Liability and Property Damage Insurance

     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder with bodily injury and death limit of not less than $100,000.00 for injuries to or death of any one person resulting from any one accident, not less than $300,000.00 for injuries or death of more than one person resulting from any one accident, and property damage limit of not less than $100,000.00 per accident; $300,000.00 aggregate. Provided further than such property damage insurance shall not exclude FARMOR's liability for loss of or damage to property of or above the surface of the earth arising from a blowout or cratering of a gas well or an oil well; and,

o Automobile Public Liability and Property Damage Insurance

     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder (including coverage on owned and non-owned automobile equipment) with bodily injury or death limit of not less than $100,000.00 for injuries to or death of more than one person resulting from any one accident, and property damage limit of not less than $25,000.00 per accident.

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT



                                    EXHIBIT D
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000







                               OPERATING AGREEMENT

                                      DATED

                                            ,  2000  ,
                        -------------------   -------
                                               year

 OPERATOR  HAY EXPLORATION, INC.
          ----------------------------------------------------------------------

 CONTRACT AREA   BURKE PROSPECT - AREA OF INTEREST
                ----------------------------------------------------------------
                 CONTAINING 4,500 GROSS ACRES, MORE OR LESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


COUNTY OR PARISH OF   ELLIOTT  , STATE OF         KENTUCKY
                   -----------             ----------------------

                          COPYRIGHT 1989 - ALL RIGHTS
                                    RESERVED
                   AMERICAN ASSOCIATION OF PETROLEUM LANDMEN,
                            4100 FOSSIL CREEK BLVD.
                    FORT WORTH, TEXAS, 76137, APPROVED FORM.

                             A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

                                TABLE OF CONTENTS


Article                         Title                                      Page
-------                         -----                                      -----

I.       DEFINITIONS                                                         1
II.      EXHIBITS                                                            1
III.     INTERESTS OF PARTIES                                                2
         A. OIL AND GAS INTERESTS:                                           2
         B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:                    2
         C. SUBSEQUENTLY CREATED INTERESTS:                                  2
IV.      TITLES                                                              2
         A. TITLE EXAMINATION:                                               2
         B. LOSS OR FAILURE OF TITLE:                                        3
            1. Failure of Title                                              3
            2. Loss by Non-Payment or Erroneous Payment of Amount Due        3
            3. Other Losses                                                  3
            4. Curing Title                                                  3
V.       OPERATOR                                                            4
         A. DESIGNATION AND RESPONSlBILITIES OF  OPERATOR:                   4
         B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:   4
            I. Resignation or Removal of Operator                            4
            2. Selection of Successor Operator                               4
            3. Effect of Bankruptcy                                          4
         C. EMPLOYEES AND CONTRACTORS:                                       4
         D. RIGHTS AND DUTIES OF OPERATOR:                                   4
            1. Competitive Rates and Use of Affiliates                       4
            2. Discharge of Joint Account Obligations                        4
            3. Protection from Liens                                         4
            4. Custody of Funds                                              5
            5. Access to Contract Area and Records                           5
            6  Filing and Furnishing Governmental Reports                    5
            7: Drilling and Testing Operations                               5
            8. Cost Estimates                                                5
            9. Insurance                                                     5
VI.      DRILLING AND DEVELOPMENT                                            5
         A. INITIAL WELL:                                                    5
         B. SUBSEQUENT OPERATIONS:                                           5
            1. Proposed Operations                                           5
            2. Operations by Less Than All Parties                           6
            3. Stand-By Costs                                                7
            4. Deepening                                                     8
            5. Sidetracking                                                  8
            6. Order of Preference of Operations                             8
            7. Conformity to Spacing Pattern                                 9
            8. Paying Wells                                                  9
         C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:                9
            1. Completion                                                    9
            2. Rework, Recomplete or Plug Back                               9
         D. OTHER OPERATIONS:                                                9
         E. ABANDONMENT OF WELLS:                                            9
            1. Abandonment of Dry Holes                                      9
            2. Abandonment of Wells That Have Produced                       10
            3. Abandonment of Non-Consent Operations                         10
         F. TERMINATION OF OPERATIONS:                                       10
         G. TAKING PRODUCTION IN KIND:                                       1O
            (Option 1) Gas Balancing Agreement                               1O
            (Option 2) No Gas Balancing Agreement                            11
VII.     EXPENDITURES AND LIABILITY OF PARTIES                               11
         A. LIABILITY OF PARTIES:                                            11
         B. LIENS AND SECURITY INTERESTS:                                    11
         C. ADVANCES:                                                        12
         D. DEFAULTS AND REMEDIES:                                           12
            1. Suspension of Rights                                          13
            2. Suit for Damages                                              13
            3. Deemed Non-Consent                                            13
            4. Advance Payment                                               13
            5. Costs and Attorneys' Fees                                     13
         E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:            13
         F. TAXES                                                            13
VIII.    ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST                    14
         A. SURRENDER OF LEASES:                                             14
         B. RENEWAL OR EXTENSION OF LEASES:                                  14
         C. ACREAGE OR CASH CONTRIBUTIONS:                                   14


A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989


                                TABLE OF CONTENTS


Article                         Title                                      Page
-------                         -----                                      -----

         D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:                     15
         E. WAIVER OF RIGHTS TO PARTITION:                                   15
         F. PREFERENTIAL RIGHT TO PURCHASE:                                  15
IX.      INTERNAL REVENUE CODE ELECTION                                      15
X.       CLAIMS AND LAWSUITS                                                 15
XI.      FORCE MAJEURE                                                       16
XII.     NOTICES                                                             16
XIII.    TERM OF AGREEMENT                                                   16
XIV.     COMPLIANCE WITH LAWS AND REGULATIONS                                16
         A. LAWS, REGULATIONS AND ORDERS:                                    16
         B. GOVERNING LAW:                                                   16
         C. REGULATORY AGENCIES:                                             16
XV.      MISCELLANEOUS                                                       17
         A. EXECUTION:                                                       17
         B. SUCCESSORS AND ASSIGNS:                                          17
         C. COUNTERPARTS:                                                    17
         D. SEVERABILITY:                                                    17
XVI.     OTHER PROVISIONS                                                    17


           A.A.P.L. FORM 61   MODEL FORM OPERATING AGREEMENT -- 1989

                              OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between HAY EXPLORATION, INC., hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."


                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided.

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete as well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" and "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The terms "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well front vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     S. The term "Paying Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting the lessor's royalty burden on such production, exceed the well's operating expenses (not including drilling or other capital costs), regardless of how small the margin, over a small period of time, not to exceed 12 consecutive months.

     T. The term "Commercial Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting all burdens on such production, including without limitation, the lessor's royalty burden, overriding royalties, and production payment, make the well profitable, taking into account the total costs associated with the well over its entire life, including, without limitation, drilling costs and other capital costs and operating expenses.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter. It shall also mean legal entities such as corporations, partnerships, joint ventures, sole proprietorships, etc.


                                  ARTICLE II.
                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

 X   A. Exhibit "A," shall include the following information:
---     (1)  Description of lands subject to this agreement,
        (2)  Restrictions, if any, as to depths, formations, or substances,
        (3) Parties to agreement with addresses and telephone numbers for notice purposes,
        (4)  Percentages or fractional interests of parties to this agreement,
        (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
        (6)  Burdens on production.

     B. Exhibit "B," Form of Lease.
---

 X   C. Exhibit "C," Accounting Procedure.
---

           A.A.P.L. FORM 61   MODEL FORM OPERATING AGREEMENT -- 1989

 X   D. Exhibit "D," Insurance.
---

 X   E. Exhibit "E," Gas Balancing Agreement.
---

 X   F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
---     Facilities.

     G. Exhibit "G," Tax Partnership.
---

 X   H. Other: Well Information Requirements.
---

     If any provision or any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.



                                  ARTICLE III.

                              INTEREST OF PARTIES


B.  INTEREST OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contact Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contact Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver or cause to be paid or delivered, all burdens on its share of the production from the Contract Area.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties undivided interest in said Leaseholds shall be deemed separate leasehold interests for the purpose of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest."

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequent Created Interest.


                                  ARTICLE IV.

                                    TITLES

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Driling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interest appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 -- MODEL FORM OPERATING AGREEMENT T- 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS

     3. LOSSES: All loses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A". This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610  MODEL FORM OPERATING AGREEMENT -- 1989

                                   ARTICLE V.
                                    OPERATOR

A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

     HAY EXPLORATION, INC.                      shall be the Operator of the
     ------------------------------------------
Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

     1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause* by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A or material failure or inability to perform its obligations under this agreement. *Good Cause shall mean the failure or refusal on the part of the Operator to carry out its duties hereunder as acts or omissions committed by Operator that constitute gross negligence or willful misconduct.

     Subject to Article VII.D.I., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor Operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A". In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A". In the event Operator plans to file for bankruptcy, Operator agrees to notify all Non-Operators by mail at least ten
(10) days in advance of that filing. Failure of Operator to so notify the Non-Operators as stated above shall cause this agreement to automatically terminate.

C. EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. RIGHTS AND DUTIES OF OPERATOR:

     1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator, the cost of which shall be billed to the Joint Account, shall be performed or supplied at competitive rates.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators and Operator shall have the right to comingle such funds with its own funds.

     5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

        (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

        (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports and well logs.

        (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

     9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a party hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VI.

                            DRILLING AND DEVELOPMENT

B. Subsequent Operations:

     1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice by AFE of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

2.   OPERATIONS BY LESS THAN ALL PARTIES:

     (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either; (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

     (b) Relinguishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.I. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

     (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4.(a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2.(b) shall apply to such party's interest.

     (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 300% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

     3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L. FORM 610  MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" beans to the total interest as shown on Exhibit "A" of all the electing parties.

     4. Deepening: If less than all parties elect to participate in a drilling. Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

     In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operating is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting Party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

     (a) if the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Non-Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

     (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, than a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Content Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

     5. Sidetracking: No party may participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore.

     6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7.   Conformity to Spacing Pattern. Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

     8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C.   COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

     1. Completion: Without the consent of all parties,; no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetrack shall include:

     [ ] Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

     [X] Option No. 2: All necessary expenditures for the drilling, Deepening or sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in
          Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt in Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that
          Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Part as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participate in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked. Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugged Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D.   OTHER OPERATIONS:

     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Ten Thousand Dollars ($10,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Ten Thousand Dollars ($10,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Article VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty
(30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interest of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E.   ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. Abandonment of Wells That have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed and is capable of producing, even if such well has never in fact produced, shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty
(60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

     Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached to Exhibit "B". The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contracts Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of the Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

     F. TERMINATION OF OPERATIONS:

     Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 51% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1., and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. TAKING PRODUCTION IN KIND:

     [ X ] OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

          Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

          Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

MODEL A.A.P.L. FORM 610 - DEL FORM OPERATING AGREEMENT - 1989

directly from the purchaser thereof for its share of all production.

     If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten
(10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

     All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

     In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

[ ] OPTION NO. 2: NO GAS BALANCING AGREEMENT:

     Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

     If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

     All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

                                  ARTICLE VII.
                     EXPENDITURES AND LIABILITY OF PARTIES

A. LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing the operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


B.   LIENS AND SECURITY INTERESTS:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas.

     If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.



C.   ADVANCES:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.   DEFAULTS AND REMEDIES:

     If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

     3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to
Article VII.D.2.

     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.


E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid pursuant to the terms of the Farmout Agreement to which this Operating Agreement is attached. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.


F. TAXES:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.


                                 ARTICLE VIII.

                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.   SURRENDER OF LEASES:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B.   NEW, RENEWAL OR EXTENSION OF LEASES:

     THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY THE TERMS AS CONTAINED IN THE FARMOUT AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED.

C.   ACREAGE OR CASH CONTRIBUTIONS:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

E.   WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.   PREFERENTIAL RIGHT TO PURCHASE:

[X] (Optional: Check if applicable.) THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY THE TERMS AS CONTAINED IN THE FARMOUT AGREEMENT TO WHICH THIS OPERATING AGREEMENT IS ATTACHED.


                                  ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter I, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation SS. 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter I, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.


                                   ARTICLE X.

                              CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed TEN THOUSAND Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE XI.
                                 FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particular concerning it; thereupon, the obligations of the party giving the notice, so for as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                    NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A". All telephone or oral notices permitted to this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                 ARTICLE XIII.
                               TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

     [ ] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

     [X] Option No. 2 In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of 90 days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re-completing, Plugging Back or Reworking operations are commenced within 90 days from the date of abandonment of said well. "Abandonment" for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.

     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A.   LAWS, REGULATIONS AND ORDERS:

     This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.   GOVERNING LAW:

     This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Kentucky shall govern.

C.   REGULATORY AGENCIES:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on targeting or adjacent to the Contract Area.

     With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owning by Operator as a result of such incorrect interpretation or application.

                                  ARTICLE XV.
                                 MISCELLANEOUS

A. EXECUTION:

     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. SUCCESSORS AND ASSIGNS:

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. COUNTERPARTS:

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. SEVERABILITY:

     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                                OTHER PROVISIONS

A. In the event there is a conflict between any provision of this Article XVI and any provision contained within that farmout agreement to which this agreement is attached, the provisions of the farmout agreement shall be controlling.

B. If any provision of this agreement is declared to be unlawful or unenforceable by a court of competent jurisdiction, this agreement shall be deemed to be amended, as of the effective date of this agreement, to delete the unlawful or unenforceable provision, and this agreements shall nevertheless remain binding as so amended. If such court's ruling is subsequently reversed or set aside by such court or by a higher court, this agreement shall be deemed to be amended, as of the effective date of this agreement, to reinstate such provision, and this agreement shall be deemed binding as so amended.

C. PRIORITY OF OPERATIONS:

   Whenever there is more than one proposal in connection with any well subject to this agreement, such proposal shall be considered and disposed of in the following order of priority:

      1. Drilling the well to its authorized depth or attempting a completion including testing and logging of such well at such depth shall have first priority over all operations and proposals;

      2. A proposal to plug back a well shall prevail over a proposal to deepen or to sidetrack such well; if there is more than one proposal to plug back, the proposal to plug back to the next deepest prospective interval shall have priority over proposal(s) to plug back to shallower prospective intervals;

      3. A proposal to sidetrack a well in order to reach the authorized depth shall prevail over a proposal to deepen;

      4. A proposal to deepen a well shall have last priority;

      5. Proposals of the same type and to the same depth shall be given precedence in the order in which they were made.

d. LIMITATION ON WELL PROPOSALS

   Notwithstanding anything in this Agreement in the contrary, no more than one
   (1) well may be proposed for drilling, reworking, deepening or plugging back at any single time, and, until the preceding has been completed, no subsequent operation may be proposed under this agreement; provided, however, that this provision shall not apply to obligatory operations provided for herein.

           A.A.P.L. FORM 610   MODEL FORM OPERATING AGREEMENT -- 1989

     IN WITNESS WHEREOF, this agreement shall be effective as of the ______ day of ____________, 2000.

EQUITABLE PRODUCTION - EASTERN STATES INC., who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or type-over and that are clearly recognizable have been made to the form.

WITNESS:                           OPERATOR

                                   HAY EXPLORATION, INC. _____________

______________________________     By ________________________________

______________________________     MONTE HAY _________________________
                                   Type or print name


                                   Title - PRESIDENT _________________

                                   Date ______________________________

                                   Tax ID or S.S. No. ________________




                                 NON-OPERATORS

                                   EQUITABLE PRODUCTION - EASTERN STATES, INC. ____________

______________________________     By ________________________________

______________________________     LESTER A. ZITKUS __________________
                                   Type or print name


                                   Title - ATTORNEY-IN-FACT __________

                                   Date ______________________________

                                   Tax ID or S.S. No. ________________

           A.A.P.L. FORM 610   MODEL FORM OPERATING AGREEMENT -- 1989

                                   EXHIBIT A

          To Operating Agreement dated _________________________, 2000


1.   DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT

The Contract Area shall be the lands described in and covered by that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.


2.   RESTRICTIONS AS TO DEPTHS, FORMATIONS, OR SUBSTANCES

This agreement is limited to the depths and formations as specified in that Farmout Agreement dated August 22, 2000, to which this agreement is attached as Exhibit D.


3.   PARTIES TO AGREEMENT WITH ADDRESS, TELEPHONE AND FAX NUMBERS

     Equitable Production -- Eastern States, Inc.      Phone: 1-304-343-9566
     Attn: Lester A. Zitkus                            FAX:   1-304-343-7133
     1710 Pennsylvania Avenue
     Charleston, WV 25302

     Hay Exploration, Inc.                             Phone: 1-606-324-7971
     Attn: Monte Hay                                   FAX:   1-606-324-6340
     4353 Willard Drive
     Ashland, KY 41102


4.   PERCENTAGE OR FRACTIONAL INTERESTS SUBJECT TO THIS AGREEMENT

The interest of the Parties is set out in the Farmout Agreement, to which this agreement is attached as Exhibit D.


5.   OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT

All properties identified on Exhibit A to the Farmout Agreement, to which this agreement is attached as Exhibit D.


6.   BURDENS ON PRODUCTION

None

Kraftbilt 601-95 Box 800 TULSA, OK 74101
                                Council of Petroleum Accountants Societies COPAS

                                  EXHIBIT "C"

Attached to and made a part of that certain Operations Agreement dated ___________, 2000 between Hay Exploration, Inc. and Equitable Production - Eastern States, Inc.



                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                             I. GENERAL PROVISIONS

1.   DEFINITIONS

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
     "Joint Operations" shall mean activities required to handle specific operating conditions and problems for the exploration, development, production, protection, maintenance, abandonment, and restoration of the Joint Property.
     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and that are to be shared by the Parties.
     "Operator" shall mean the Party designated to conduct the Joint Operations. "Non-Operator" shall mean the Parties to this agreement other than the Operator.
     "Material" shall mean personal property, equipment, supplies, or consumables acquired or held for use on the Joint Property.
     "Controllable Material" shall mean Material that at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies (COPAS). "Parties" shall mean legal entities signatory to the agreement, or their successors or assigns, to which this Accounting Procedure is attached. "Affiliate" shall mean, with respect to the Operator, any party directly or indirectly controlling, controlled by, or under common control with the Operator.

2.   STATEMENTS AND BILLINGS

     The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be summarized by major Material classifications, Intangible drilling costs and audit exceptions shall be separately and clearly identified.

3.   ADVANCES AND PAYMENTS BY NON-OPERATORS

     A. If gross expenditures for the Joint Account are expected to exceed $5,000.00 in the next succeeding month's operations, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the month's operations. Unless otherwise provided in the agreement, any billing for such advance shall be payable within 15 days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operator for such month.

     B. Each Non-Operator shall pay its proportion of all bills within 15 days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly using the U.S. Treasury three-month discount rate plus 3% in effect on the first day of the month for each month that the payment is delinquent or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. Interest shall begin accruing on the first day of the month in which the payment was due.

4.   ADJUSTMENTS

     A. Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; however, all bills and statements (including payout status statements) related to expenditures rendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless within the said period a Non-Operator takes specific detailed written exception thereto and makes claim on the Operator for adjustment.


     Copyright (C) 1995 by the Council of Petroleum Accountants Societies.

B. All adjustments initiated by the Operator except those described in (1) through (4) below are limited to the 24-month period following the end of the calendar year in which the original charge appeared or should have appeared on the Joint Account statement or payout status statement. Adjustments made beyond the 24-month period are limited to the following:

     (1) a physical inventory of Controllable Material as provided for in
     Section VII

     (2) an offsetting entry (whether in whole or in part), which is the direct result of a specific joint interest audit exception granted by the Operator relating to another property

     (3) a government/regulatory audit

     (4) working interest ownership adjustments

5.   EXPENDITURE AUDITS

A. A Non-Operator, upon notice in writing to the Operator and other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the 24-month period following the end of such calendar year; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit. The lead audit company's audit report shall be issued within 180 days after completion of the audit field work; however, the 180-day time period shall not extend the 24-month requirement for taking specific detailed written exception as required in Paragraph 4.A. above. All claims shall be supported with sufficient documentation. Failure to issue the report within the prescribed time will preclude the Non-Operator from taking exception to any charge billed within the time period audited.

     A timely filed audit report or any timely submitted response thereto shall suspend the running of any applicable statute of limitations regarding claims made in the audit report. While any audit claim is being resolved, the applicable statute of limitations will be suspended; however, the failure to comply with the deadlines provided herein shall cause the statute to commence running again.

B. The Operator shall allow or deny all exceptions in writing to an audit report within 180 days after receipt of such report. Denied exceptions should be accompanied by a substantive response. Failure to respond to an exception with substantive information on denials within the time provided will result in the Operator paying interest on that exception, if ultimately granted, from the date of the audit report. The interest charged shall be calculated in the same manner as used in Section 1, Paragraph 3.B.

C. The lead audit company shall reply to the Operator's response to an audit report within 90 days of receipt, and the Operator shall reply to the lead audit company's follow-up response within 90 days of receipt. If the lead audit company does not provide a substantive response to an exception within 90 days, that unresolved audit exception will be disallowed. If the Operator does not provide a substantive response to the lead auditor's follow-up response within 90 days, that unresolved audit exception will be allowed and credit given the Joint Account.

 D. The lead audit company or Operator may call an audit resolution conference for the purpose of resolving audit issues/exceptions that are outstanding at least 18 months after the date of the audit report. The meeting will require one month's written notice to the Operator and all audit participants, be held at the Operator's office or other mutually agreed upon location, and require the attendance of representatives of the Operator and each audit participant responsible for the area(s) in which the exceptions are based and who have authority to resolve issues on behalf of their company. Any Party who fails to attend the resolution conference shall be bound by any resolution reached at the conference. The lead audit company will coordinate the response/position of the Non-Operators and continue to maintain its traditional role throughout the audit resolution process.

     Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. An audit resolution conference may be held as often as agreed to by the Parties. Issues unresolved at one conference can be discussed at subsequent conferences until each such issue is resolved.

6.   AFFILIATES

Charges to the Joint Account for any services or Materials provided by an Affiliate shall not exceed average commercial rates for such services or Materials.

Unless otherwise indicated below, Affiliates performing services or providing Materials for Joint Operations shall provide the Operator with written agreement to make their records relating to the work performed for the Joint Account available for audit upon request by a Non-Operator under this Accounting Procedure. These records shall include, but not be limited to, invoices, field work tickets, equipment use records, employee time reports, and payroll summaries relating to the work performed for the Joint Account. All audits will be conducted pursuant to Section 1, Paragraph 5.

                                       2

                                   EXHIBIT "H"
            TO OPERATING AGREEMENT DATED ____________________, 2000.


                          WELL INFORMATION REQUIREMENTS

NOTIFICATIONS

Non-Operator(s) will be notified of the following operational activities:

     a)   Intent to spud - 48 hours before drilling operations commence
     b)   Logging, coring or drill stem testing - 24 hours prior to commencement
     c)   Casing point elections - As per Operating Agreement

REGULATORY INFORMATION

One copy of all regulatory filings submitted to any state or federal agency will be forwarded to Non-Operator(s) by US Mail at the time they are submitted. These data will include, but are not limited to the following:

     a)   drilling/completion permit
     b)   survey/location plat
     c)   daily drilling/completion report
     d)   completion reports/monthly production data
     e)   MWD logging data
     f)   directional survey data

Two copies of all field prints and three copies of all final prints of the following data will be provided to Non-Operator(s) as soon as it becomes available to the operator:

     a)   open hole logs/surveys
     b)   geological prognosis (prior to spud)
     c)   DST, formation test data
     d)   core description/analyses
     e)   velocity or seismic surveys
     f)   bottom hole pressure or production tests
     g)   PVT analyses; oil, gas, water analyses
     h)   computed logs (if routinely performed)

Upon written request prior to spud, the Operator will acquire drill cuttings as specified by Non-Operator(s). Samples of said cuttings will be kept on location until drilling operations are completed.

Non-Operator(s), or its authorized representatives, shall, at times and at their own risk, have access to the derrick floor, and to any and all information obtained or acquired in the course of, or as a result of drilling any well subject to this agreement.

When drilling on air, operator will take gas checks, in accordance with current industry practices, within 100 feet after drilling through any formation known to be productive of oil or gas within a two-mile radius of the drilling location. All other gas shows encountered during drilling process will be gauged immediately.

The minimum logging suite will consist of resistivity, bulk density, neutron porosity, gamma ray, and temperature (air holes only) from base of surface casing to TD. Detail logs will be acquired over zones of interest at the request of Non-Operator(s).

COMMUNICATIONS

The correspondence and data transmission required herein will be directed as follows:

     Mailing Address:    Equitable Production - Eastern States, Inc.
                         Attn: Lester A. Zitkus
                         17 10 Pennsylvania Avenue
                         Charleston, WV 25302

     Telephone:          (304) 343-9566 (office)
     FAX:                (   ) _______ (fax for regulatory and geological items)
     FAX:                (   ) _______ (fax for continuous feed for logs)

                                                                      EXHIBIT A3

                                FARMOUT AGREEMENT
                        BURKE PROSPECT AREA OF INTEREST
                            ELLIOTT COUNTY, KENTUCKY

THIS AGREEMENT, made and entered into this, 22 day of August by and between EQUITABLE PRODUCTION - EASTERN STATES, INC., with an address of 1710 Pennsylvania Avenue, Charleston, West Virginia, 25302, hereinafter referred to as FARMOR, and HAY EXPLORATION, INC., with an address of 4353 Willard Drive, Ashland, Kentucky, 41102, hereinafter referred to as FARMEE,

                                WITNESSETH THAT:

     WHEREAS, FARMOR is the owner of certain leasehold rights in the Oil and Gas Leases that are depicted on Exhibit A, estimated to contain 4,500 gross acres, more or less, located in Elliott County, Kentucky, attached hereto and by reference made a part hereof; and

     WHEREAS, FARMOR has agreed to farmout the Oil and Gas Leases or portions thereof as shown on Exhibit A to FARMOR subject to the terms and conditions contained herein; and

     WHEREAS, the parties hereto wish to establish a contract area within which such leases are located. FARMEE shall operate said contract area which shall be identified as the AREA OF INTEREST (AOI). Such AOI shall be all of the land area and leaseholds situate within the Carter Coordinate Sections depicted on Exhibit
A. The AOI shall further be defined as all existing leases and lands and future leases and lands that fall within the following Carter Coordinates:

     Carter Coordinate        Sections
     -----------------        --------
     T-77                     11 (S/2) & 20
     T-78                     l(W/2), 2, 3, 4, 7, 8, 9 l0(W/2), ll(W/2), 12, 13,
                              14, 15(S/2), 16, 17, 18 & 19
     U-78                     2l(SW/4), 22(S/2) & 23(S/2)

     All of the lease and lands within such AOI shall hereinafter be known as the Farmout Acreage.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:

     1. TITLES: FARMOR does not warrant the title to the Farmout Acreage but it shall, upon request, make available to FARMEE for review, such abstracts and all other pertinent title documents, without warranty or liability, as it has in its files. There shall be no obligation on the part of FARMOR to secure new or supplemental abstracts nor secure any curative instruments in connection with the title to the Farmout Acreage. Furthermore, FARMEE shall promptly furnish to FARMOR free of all costs, copies of all abstracts or title opinions FARMEE acquires on the Farmout Acreage.

     2. PRIOR TO DRILLING: Prior to the date that any well is commenced under this Agreement, FARMEE shall furnish FARMOR with 1) a copy of the related drilling permit, 2) its accompanying location plat 3) copies of title opinions and curative if needed and 4) copies of any state regulatory proceedings if applicable. FARMEE shall also inform FARMOR 1) when the location for said well is staked, 2) when the material for the drilling thereof is moved to the location, 3) of the expected time of spud [at least twenty-four (24) hours in advance of such spud] and 4) when the well is actually spud. After actual drilling has been commenced, FARMEE shall furnish FARMOR with drilling and geological information as more fully set forth in Exhibit "B", attached hereto and by reference made a part hereof.

     3. EXPLORATORY DEEP WELL: FARMEE agrees to spud an Exploratory Deep Well to a depth sufficient to penetrate the Tomstown Carbonate bed near the base of the Rome sequence (Contract Depth), in search of oil and/or gas on or before six
(6) months after the completion date of the exploratory deep well FARMEE is obligated to drill under that certain Farmout Agreement dated August 22, and referred to as the "Carter Prospect Farmout Agreement". The Exploratory Deep Well shall be drilled at a legal location of FARMEE's choice on Farmout Acreage. FARMEE shall complete the drilling of the Exploratory Deep Well within sixty
(60) days after commencement, and shall operate with due diligence and in a good and workmanlike manner in the conduct of the operations.

     The Exploratory Deep Well to be drilled by FARMEE as hereinabove provided, as well as all operations incident thereto, shall be at the sole risk, cost and expense of FARMEE. FARMOR shall not be subject to any obligation or liability whatsoever in connection therewith, however, FARMOR shall own a 7.5% Carried Working Interest, (as defined below), through Completion (as defined below) of said Exploratory Deep Well. For the purposes of this Agreement, a Carried Working Interest shall be defined as a cost-free Working Interest in which the FARMEE shall bear FARMOR's proportionate share of costs and expenses. The term Completion shall be defined as such time when a well has been completed, turned in line and any commercial hydrocarbon is flowing to the gathering line or to the tanks.

     If the Exploratory Deep Well proves to be capable of producing oil or gas in commercial quantities at Contract Depth, it shall be equipped for production by FARMEE in a diligent and workmanlike manner.

     If the Exploratory Deep Well does not encounter commercially producible quantities of hydrocarbons at Contract Depth, but encounters potentially commercial quantities of hydrocarbons at some shallower depth, FARMEE shall have the option, but not the obligation, to test and thereafter complete the well if it proves capable of producing commercial quantities of gas at such shallower depth.

     If the Exploratory Deep Well proves to be incapable of producing oil or gas in commercial quantities at Contract Depth or at any shallower depth, FARMEE shall plug and abandon said well(s), within ninety (90) days after commencement of same, in accordance with the rules and regulations of any regulatory body having jurisdiction, but not until FARMOR has had the option to take over the well, as more fully described herein FARMEE shall be responsible for restoring the premises to its original condition as nearly as practicable and settle and dispose of all claims for damage to the surface of the Farmout Acreage.

     FARMEE shall independently undertake to secure any and all rights of access and surface rights at the drillsite location and along all of its proposed pipeline right of ways upon the Farmout Acreage. FARMEE additionally agrees to hold harmless FARMOR from any claims for damage or negligence that may arise as a result of FARMEE's conduct of operations upon any severed mineral tracts upon the Farmout Acreage.

     FARMEE agrees to indemnify and hold harmless FARMOR from any claim(s) or lien(s) asserted by any person or persons as a direct or indirect result of FARMEE's operations and to pay promptly all invoices for labor, materials and other items as they occur. FARMEE agrees to carry, or require any contractor to carry, insurance as more fully set forth on Exhibit "C".

     4. SUBSTITUTE WELL: In the event the Exploratory Deep Well, while being drilled to Contract Depth, encounters impenetrable substances or other hole conditions which make further drilling impractical, FARMEE may discontinue drilling the Exploratory Deep Well before the Contract Depth requirement therefor is satisfied. In such event, FARMEE shall have the right, but not the obligation, to drill another well ("Substitute Well") at a location of FARMEE's choice on the Farmout Acreage, provided the actual drilling of said Substitute Well is commenced not later than sixty (60) days after operations cease on the Exploratory Deep Well and such Substitute Well is drilled within the same unit as for the Exploratory Deep Well. Such Substitute Well shall be drilled in the manner and to the depth specified for the Exploratory Deep Well it is to replace and must be drilled with due diligence. If a Substitute Well is commenced, drilled, and completed as herein provided, it shall be deemed for the purposes of this Agreement to be the Exploratory Deep Well to the same extent as if the Exploratory Deep Well had been commenced, drilled, and completed in accordance herewith.

     5. SUBSEQUENT WELLS: By virtue of drilling the Exploratory Deep Well and/or Substitute Well to Contract Depth as hereinbefore specified, FARMEE shall earn the right and option to drill Subsequent Wells within the AOI on the Farmout Acreage provided no more than nine (9) months elapse between the release of the drilling rig on the previous well and the spudding of a Subsequent Well on the Farmout Acreage.

     If the Exploratory Deep Well was drilled and completed in a formation shallower than Contract Depth, FARMEE shall drill Subsequent Wells to test Contract Depth. However, if FARMEE wishes to drill and complete Subsequent Wells targeting formations shallower than Contract Depth, prior written consent of FARMOR is required.

     Any time after the Exploratory Deep Well has been drilled, Subsequent Wells may be proposed by either FARMOR or FARMEE on the Farmout Acreage subject to and under the same terms and conditions and time constraints as for the Exploratory Deep Well and in accordance with the provisions of Article V1.B. of Exhibit "D" attached hereto. If such Subsequent Wells are drilled in compliance with this Agreement (and Exhibit "D"), and result in a well(s) capable of producing oil and/or gas, FARMEE shall earn assignments of leasehold rights in the manner and under the same terms and conditions as provided for herein under Provision 13. In the event such Subsequent Well(s) are completed as dry holes or wells which did not reach Contract Depth, the time between wells will be limited to the time constraints governing the Substitute Wells as provided above. Failure by FARMEE to continuously drill the Farmout Acreage as provided herein will result in FARMEE forfeiting the right to further develop the Farmout Lands and to earn further Assignments under this Agreement and a reversion to FARMOR of all Farmout Acreage not previously earned by FARMEE pursuant to this Agreement shall automatically occur.

     6. PARTICIPATION RIGHTS: FARMOR reserves the right and option to participate for a 30% Working Interest in each Subsequent Well proposed within the AOI. FARMOR shall notify FARMEE by AFE and Well Location Plat, at least thirty (30) days prior to the spudding of any Subsequent Well, and FARMOR shall have thirty (30) days after receipt of such notice to make its participation election in the subject well(s). The joint participation in the drilling and completion of each such well shall be subject to the terms of that certain Operating Agreement attached hereto as Exhibit "D". FARMOR shall have the right to operate any wells in which FARMOR elects to participate. If FARMOR elects to operate any wells, FARMOR shall be subject to the same terms and conditions as contained in Exhibit D, attached hereto, attributable to Operator therein.

     If FARMOR elects not to participate in a Subsequent Well, FARMOR shall, through completion and turn in line through tanks, retain a 7.5% Carried Working Interest in each such well.

     7. OPTION TO TAKE OVER WELLS: If at any time FARMEE desires to plug and abandon any well drilled on the Farmout Acreage, FARMEE shall notify FARMOR in writing. FARMOR shall have ten (10) days after receipt of such notice within which to advise FARMEE in writing whether or not FARMOR elects to take over operations as to said well for such further operations as it may wish to conduct; provided, however, if a rig is on location, then FARMOR shall have forty-eight (48) hours (exclusive of Saturdays, Sundays, and holidays) within which to advise of such election. The time allowed for FARMOR's election shall not commence until FARMEE has properly notified FARMOR that FARMEE intends to plug and abandon such well and copies of all logs of prospective pay sections in such well, together with all other information required herein, have been received by FARMOR. Failure of FARMOR to exercise the option to take over any such well as aforesaid shall be conclusively deemed an election not to take over such well and FARMEE shall plug and abandon such well at its sole cost, risk and expense.

     In the event FARMOR elects to take over any such well, FARMEE shall immediately assign to FARMOR such well and all materials and equipment placed therein and thereon by FARMEE, together with any interest in the well and production therefrom and all interest in the leases comprising the unit around the well. FARMOR shall pay FARMEE the salvage value of any material and equipment associated with the well, net of estimated costs of salvaging. Such well shall be owned by FARMOR free and clear of any burdens, encumbrances, or assignments by, through, or under FARMEE or its successors in interest. FARMEE shall, upon request of FARMOR, execute all documents necessary or useful to fully effectuate assignment of such well, materials, equipment, production and leases to FARMOR. All costs and expenses in connection with such well takeover shall be borne and paid by FARMOR. For purposes of FARMEE's earning the right to drill another well under this Agreement, however, the well which has been taken over shall be considered a dry hole.

     8. INFORMATION CONCERNING WELLS: FARMEE shall furnish FARMOR all information, and shall follow the procedures as described in the attached Drilling and Geological Requirements Exhibit "B" for wells it drills on the Farmout Acreage. All well(s) drilled on the Farmout Acreage shall be at regular and legal locations, and shall conform to the spacing guidelines governed by the state for wells drilled hereunder, unless otherwise agreed to by FARMOR and FARMEE.

     9. PROTECTION OF LEASES: FARMEE agrees to preserve and protect the leasehold estate to be assigned to FARMEE hereunder, in full compliance with the express and implied terms, conditions and covenants thereof, and give to FARMOR the full right, if it so desires, to enforce all of the terms and conditions of said lease(s), both express and implied, either alone or in conjunction with the mineral owners FARMEE agrees to protect and preserve said estate from any and all liens, judgments and any other claims whatsoever. Should FARMEE fail to comply with any of the terms and provisions of this paragraph, it will be subject to the default provisions contained herein.

     10. FUTURE PURCHASE OF LEASES: It is contemplated by both FARMOR and FARMEE that additional oil and gas leasing will be necessary from time to time in order to secure sufficient leasehold portions to comprise drilling units. In the event leasing becomes necessary, FARMEE shall be solely responsible for all such leasing activity and the costs related thereto. Any such leases acquired by FARMEE will be owned 100% by FARMEE.

     11. SURRENDER, EXPIRATION OR ABANDONMENT: In the event FARMEE, or its successors or assigns, after having earned an assignment under this Agreement, desires to surrender, let expire or abandon all or any portion of the Farmout Acreage, FARMEE agrees to give FARMOR at least sixty (60) days notice in writing of its intention to so surrender, let expire or abandon and shall, if requested to do so by FARMOR, reassign said Farmout Acreage insofar as it covers the portion being surrendered, expiring or abandoned to FARMOR free of any encumbrances suffered by, through or under FARMEE, in which event FARMOR shall have the option if it so desires to purchase any casing and other equipment in any well or wells that may be situated thereon at the prevailing market price for second hand material of like quality and kind.

     12. LEASE DELAY RENTAL PAYMENTS: In the event delay rental payments are necessary to maintain all or a part of the leases comprising the Farmout Acreage, FARMOR will make such payment and FARMEE agrees to reimburse FARMOR for 100% of such rentals within twenty (20) days after receiving an invoice. It is agreed however, that FARMOR will not be liable to FARMEE in the event through error or oversight the rental(s) are not timely or correctly paid. FARMEE's responsibility for payment shall commence with any delay rentals coming due after the date of this Agreement.

     In the event, prior to or after the delivery of an assignment by FARMOR to FARMEE hereunder, any shut-in payments are necessary to maintain any lease(s) comprising the Farmout Acreage in force and effect as a result of FARMEE's operations, FARMEE shall make such payments and advise FARMOR promptly in writing that such payments have been made. Following delivery of any assignment(s) provided for herein, FARMEE agrees to make all payments resulting from its operations, including royalties to maintain the lease(s) comprising the acreage earned by FARMEE hereunder.

     13. ASSIGNMENTS: In the event FARMEE completes a well as capable of producing oil and/or gas at Contract Depth, has provided evidence of such completion to FARMOR and has -further faithfully performed all the other terms and conditions contained in this Agreement, FARMOR shall deliver to FARMEE without warranty of title express or implied, an assignment of their proportionate interest in so much of the Farmout Acreage as is included in a one hundred sixty (160) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by FARMEE in such well drilled and logged.

     If FARMEE completes a well capable of producing oil and or gas in a zone or formation above the Contract Depth such that the well will not fall within the "Deep Well" category as defined by the Commonwealth of Kentucky Department of Mines and Minerals statutes, FARMOR shall assign to FARMEE a proportionate interest in so much of the Farmout Acreage as is included in a one hundred (100) acre square around each productive well, limited as to all depths and formations from the surface to One Hundred (100) feet below the total depth penetrated by such well.

     14. POOLING: All wells drilled hereunder shall conform with the existing spacing pattern established for drilling to Contract Depth within the AOI which is presently on a one hundred sixty (160) acre square grid. Any proposed alteration to such spacing pattern must be approved by FARMOR in advance and thereafter presented by FARMEE to the state for final approval.

     15. FORCE POOLING PROCEEDINGS: In the event FARMEE finds it necessary to pursue force pooling for any unit around any well drilled hereunder, FARMEE shall undertake to prepare the forms, submit the application to the state and attend the state force pool proceeding in preparation of securing the permit for such well. If a force pooling proceeding is necessary for any well unit in which FARMOR has elected to take a 30% working interest, FARMOR agrees to pay its proportionate 30% share of the costs associated with such undertaking after receiving an invoice therefor. If, however, FARMOR has elected to take a 7.5% Carried Working Interest in that unit which is the subject of a force pooling application, FARMEE shall bear the full cost of the entire undertaking and at no cost, risk or expense to FARMOR.

     16. FORMATIONS NOT SUBJECT TO THIS AGREEMENT: FARMOR shall, at all times, have the right of ingress and egress to any and all depths and formations not expressly covered by this Agreement, including the right to utilize in such operations any roadways or plugged and abandoned wells situated on the Farmout Acreage and to store, handle, transport and market production therefrom, as well as any and all other rights incident to or appertaining to FARMOR's ownership of same. FARMOR shall also have the right to use, free of all costs, any roads or locations built by FARMEE on the Farmout Acreage for its operations, relative to the depths and formations retained by FARMOR. FARMOR also agrees that during the term of its use of any road or location built by FARMEE, to maintain same in good condition as may be reasonably practical and to not interfere with any shared use by FARMEE.

     17. SEISMIC DATA: FARMOR agrees to make available to FARMEE any seismic data which FARMOR owns relating to the subject AOI. Such seismic data may be viewed by FARMEE in FARMOR's office during normal business hours but none of the data shall be copied or retained by FARMEE. FARMOR or FARMEE may propose to undertake additional seismic prospecting within the AOI throughout the term of this Agreement. No annual acquisition of greater than 20 miles of seismic shall be conducted without the consent of the other party. The party who proposes to secure such seismic shall be the owner of, and have ultimate control of the data. The non-proposing party shall have the election to pay 50% of all seismic acquisition costs, including processing and interpretive costs in order to own a joint share in the data. Should the non-proposing party elect to go non-consent in the seismic acquisition, that party shall forfeit all drilling participation rights related to wells which may be proposed within 5,000 feet of any seismic line acquired under the proposal. The non-consenting party may earn the right to participate in wells within the above stated distance from any seismic line provided that party reimburses the consenting party 100% of the actual acquisition, processing and interpretive costs incurred in such seismic program.

     18. PREFERENTIAL RIGHT TO PURCHASE AND/OR MARKET GAS: FARMOR, or its designee, shall have the preferential right and option to purchase and/or market all or any part of the gas produced from or allocated to the Farmout Acreage upon the same terms (or on terms the monetary equivalent thereof) as those under which FARMEE proposes to sell or otherwise dispose of same, or FARMOR may designate the purchaser of such gas under said terms. FARMEE shall notify FARMOR in writing of each proposed sale or other disposition of the gas, which notice shall include all the terms and conditions of each bona fide offer by a prospective purchaser who is ready, willing and able to purchase the gas, or any part thereof, and FARMOR shall have thirty (30) days after receiving said written notice in which to notify FARMEE of its election either to exercise or waive its preferential right and option. No contract for the sale or other disposition of the gas, or any part thereof, shall ever be made by FARMEE until FARMOR shall have first either exercised or waived in writing its herein described preferential right and option with respect to the gas. FARMOR shall have a continuing separate right and option with respect to each and every proposed sale or other disposition of the gas, or part thereof. If FARMOR exercised its option to purchase or designate a purchaser for the gas, FARMEE agrees that, upon request, FARMEE will execute an appropriate gas sales contract. Further, if FARMOR does not exercise its option to purchase or designate a purchaser for the gas, FARMEE agrees that any subsequently executed gas sales contract made by FARMEE will describe this Agreement and will indicate that FARMEE is not authorized and does not intend to dedicate that share of the gas production owned by FARMOR. It is understood and agreed that the right to purchase hereby reserved may be assigned by FARMOR any time, at all times and from time to time-without limitation. Nothing herein contained shall require FARMOR to purchase such gas from the Farmout Acreage or to provide a purchaser or market therefor.

     19. ELECTION TO CONSTRUCT GATHERING SYSTEM: FARMOR shall have a continuing right and election, but not the obligation, to construct any gas gathering lines necessary to gather and transport any or all of the gas produced within the AOI. Should FARMOR elect to construct any such gathering lines, it shall charge FARMEE its pro-rata share of a tariff that results in an 18% rate of return (Before Tax) on any capital which is employed to construct such gathering system.

     20. DEFAULT: In the event for any reason that actual drilling of the Exploratory Deep Well is not commenced by the date herein provided (including FARMEE's failure to timely drill and/or complete the exploratory deep wells in the Dingus Prospect and Carter Prospect Farmout Agreements), or it is timely drilled but Subsequent Well(s) provided for hereunder are not timely drilled, the penalty to FARMEE shall be automatic termination of this Agreement and loss of the ability to further develop the Farmout Lands and earn leasehold rights in the Farmout Acreage not already earned by FARMEE in accordance with the terms hereof. Except as provided herein, if FARMEE fails to comply with any provisions of this Agreement, FARMOR may at any time notify FARMEE in writing giving the particulars concerning such noncompliance, whereupon FARMEE will then have thirty (30) days after receipt of such notice to satisfy FARMOR that it is in compliance with all the terms and provisions hereof. In the event of such failure by FARMEE to demonstrate compliance and reply to FARMOR's letter within the thirty (30) day time period, this Agreement will automatically terminate in its entirety, or as to any unearned portion thereof, provided that in so doing, FARMOR shall not waive or otherwise be precluded from exercising any other rights or remedies, at law, or in equity, which it may have for the breach of this Agreement by FARMEE or for FARMEE's failure to perform under this Agreement in whole or in part.

     21. NOTICE: All notices and information to be given or supplied hereunder pursuant to the provisions of this Agreement shall be given at the following addresses unless stipulated otherwise in Exhibit B:

                                     FARMOR:
                  EQUITABLE PRODUCTION - EASTERN STATES, INC.
                             Contact: Lester Zitkus
                       Address: 17 10 Pennsylvania Avenue
                              Charleston, WV 25302
                            Phone No: l-304-343-9566
                            Fax No:   l-304-343-7133

                                     FARMEE
                              HAY EXPLORATION, INC.
                               Contact: Monte Hay
                           Address: 4353 Willard Drive
                                Ashland, KY 41102
                            Phone No: l-606-324-7971
                            Fax No:   l-606-324-6340

     22. EFFECT OF AGREEMENT: The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assigns. The said terms, covenants and conditions contained herein shall be covenants running with the Farmout Acreage covered hereby and with each transfer or assignment of said Farmout Acreage. This Agreement is not intended to create and nothing contained herein shall be construed to create an association, trust, joint venture, mining partnership, or other partnership or entity of any kind, nor to constitute FARMEE the agent of FARMOR.

     23. APPLICATION OF LAWS: FARMEE agrees to abide by Equal Opportunity Rules and Regulations along with all valid, applicable federal, state and local laws, rules, orders and regulations of any duly constituted federal, state or local regulatory body or authority having jurisdiction thereof and all development and operations hereunder shall be conducted in conformity therewith. FARMEE also warrants and agrees to conduct all activities under this Agreement in compliance with all certificates, authorizations, permits or licenses issued to FARMEE or FARMOR for activities to be performed hereunder.

     24. PREFERENTIAL RIGHT TO PURCHASE/CONSENT TO ASSIGN: Should FARMEE desire to sell or convey all or any part of its interest in and to this Agreement, FARMEE shall first offer FARMOR the opportunity to purchase such interest. If FARMOR elects to purchase the interest, the parties hereto agree to negotiate in good faith for the purchase and sale of the interest. In the event FARMOR elects not to purchase the interest, FARMEE shall have the right to sell the interest to a third party, subject to the written consent of FARMOR. FARMEE, when requesting consent, will provide the names and addresses of the intended assignees and the interest to be assigned to each. Once the conveyance of properties has been finalized, FARMEE must provide FARMOR with a recorded copy of said conveyance within sixty (60) days of execution of said conveyance. This Agreement shall ipso facto terminate upon any such conveyance being made contrary to the provisions of the clause. In addition, should FARMEE decide to sell any of its interest in this Agreement to any other party, it shall not be free to do so until after securing the written consent of the FARMOR in advance of such transaction

     25. INDEMNIFICATION: All operations associated with and contemplated to be conducted by FARMEE on the Farmout Acreage (or acreage pooled therewith) shall be conducted at its sole risk and liability and at no cost to FARMOR. FARMEE agrees to indemnify and hold FARMOR harmless from any claims, liability, charges, or expense arising directly or indirectly out of any and all operations conducted herewith.

     26. CONFIDENTIALITY: Without FARMOR's prior written consent, FARMEE shall not divulge any information obtained from operations hereunder to any third party, other than to a party owning an interest under this Agreement or to a governmental authority having jurisdiction, and only to the extent required by such jurisdiction.

     27. CONFLICT: In the event there is a conflict between the terms contained in this Farmout Agreement and the terms contained in the Operating Agreement attached hereto as Exhibit D, the terms of this Farmout Agreement shall be controlling

     28. ARBITRATION: On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim, or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to, or in connection with this Agreement ("Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

     Any arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

     Any arbitration shall be conducted before one (1) arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Kentucky who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants, or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

     To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within thirty (30) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Kentucky. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion OF any arbitration proceeding, the arbitrator shall make specific findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

     All fees of the arbitrator and any engineer, accountant, or other consultant engaged by the arbitrator, shall be paid by Buyer and Seller equally unless otherwise awarded by the arbitrator.

     This Agreement shall be governed and construed in accordance with the laws of the State of Kentucky, without giving effect to any principles of conflicts of laws. The validity of the various conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The representations and warranties contained in such conveyances and the remedies available because of a breach of such representations and warranties shall be governed by and construed in accordance with the laws of the State of Kentucky without giving effect to the principles of conflicts of laws.

     29. EXECUTION OF AGREEMENT: This Agreement shall be null and void at the option of FARMOR if one (1) fully executed copy is not returned to FARMOR within fifteen (15) days from the date of execution below.

     This Farmout Agreement shall supersede and replace that certain Farmout Agreement entered into by Eastern States Oil & Gas, Inc., predecessor by name change of FARMOR, and FARMEE dated February 10, 2000, except as to any obligation of FARMEE to reimburse FARMOR for rental payments made prior to the date of this Agreement.

Executed this 22 day of August, 2000.
EQUITABLE PRODUCTION - EASTERN STATES, INC.                  WITNESS

By: /s/ Lester A. Zitkus                              /s/ Michele L. Weber
   ----------------------------------------       ------------------------------
   Lester A. Zitkus
   Attorney-In-Fact


Executed this 28 day of August, 2000.
HAY EXPLORATION, INC.                                        WITNESS

By: /s/ Monte Hay                                    /s/ Michele L. Weber
   ----------------------------------------       ------------------------------
   Monte Hay
   President

                                    EXHIBIT B
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000

                      DRILLING AND GEOLOGICAL REQUIREMENTS

Any well drilled pursuant to the terms and conditions hereinafter stated and of the agreement to which this exhibit is attached, shall be located and drilled in compliance with all federal and state laws, executive orders, rules and regulations of any legally constituted regulatory body of the state in which operations are being performed and any other governing body having jurisdiction thereof.

MINIMUM COMPLETION STANDARDS
Casing shall be properly set and the well tested and such other preparations made as necessary to conduct satisfactory tests of the showing(s). FARMEE, or its operator, shall properly test each prospective oil or gas horizon and, upon encountering such horizon in the drilling of any well, shall notify FARMOR when such horizon is to be tested to allow FARMOR sufficient time to have a representative present when such horizon is tested. FARMEE also agrees to notify FARMOR in ample time to have a representative present when conducting electrical wireline surveys. If the information from any electrical wireline survey, made either before or after contract depth has been reached, and considered by itself or in conjunction with other indications or evidence from cuttings, cores or showings should make the formation appear promising of being a prospective oil or gas horizon, FARMEE shall properly test such horizon if it was not adequately tested at the time it was penetrated.

REPORTS TO BE FORWARDED TO;
EQUITABLE PRODUCTION - EASTERN STATES, INC.
Attn:     Lester Zitkus & Barbara Hubbard
Address:  17 10  Pennsylvania Avenue
          Charleston, WV 25302
Phone:    l-304-343-9566
FAX:      I-304-343-7133 & l-304-343-7870
o Daily drilling reports including, but not limited to, the drilling progress, formations encountered and tops, oil or gas shows, surveys and tests. Reports to be verbally conveyed or faxed by 1O:OO am for activity current through 8:00 am the same day.
o    Well test and stimulation reports
o    Well completion and recompletion reports
o    Application for AGPA well category determination
o    Plug and Abandon reports
o    Monthly reports filed with regulatory authority
o    Monthly reports of oil and gas production


REPORTS, LOGS & SAMPLES TO BE FORWARDED TO:
EQUITABLE PRODUCTION - EASTERN STATES, INC.

Attn:    __________________________________

Address: __________________________________

         __________________________________

Phone:   __________________________________

FAX:     __________________________________ (regular pages)

         __________________________________ (continuous log sections)

o Daily updated mudlog pages, when drilling through intervals being mudlogged, to be faxed by 10:00 am
o    Fax copies for all open-hole logs obtained at Total Depth
o Copies of all drill stem tests, core analyses, fluid analyses, paleontological reports and all other tests, analyses or third party reports, if made, on wells drilled
o Samples collected no less than every ten (10) feet from base of surface casing to total depth, if requested by FARMOR
o    Representative samples of fluid recovered on formation tests

                                                                       Exhibit B
                                                                          Page 2

o Allow FARMOR, if requested, to examine and take chips of all cores cut and recovered from such well

o Within twenty-four (24) hours (exclusive of weekends and holidays) after completion of the logging, supply FARMOR with one (1) large-scale copy of a bulk density log to the total depth of the hole and of a resistivity log through all formations of interest

o Upon completion of any well drilled hereunder, FARMEE shall furnish FARMOR with four (4) copies of all final wireline logs including, but not limited to, the following:

     Log                    From (Depth)      To (Depth)             Scale
     ---                    ------------      ----------             -----
     Gamma Ray              Total Depth       Surface                2" = 100'
     Gamma Ray Density      Total Depth       Base Intermediate      5" = 100'
     Induction-Caliper                        Casing

o Upon FARMOR request, agree to make the hole available to FARMOR before running production casing, and at FARMOR'S expense (including cost of service and rig time), for its exclusive use in taking sidewall cores or running a photo-electric (PE) survey, a velocity survey or a dipmeter survey if FARMEE declines to run same

OTHER INFORMATION:
Upon request by FARMOR, furnish such additional information as it may reasonably require relative to any phase of the operations conducted pursuant to this Agreement. FARMOR shall have access to and copies of any and all geophysical data or seismic surveys that are conducted on or across the lease acreage during the term of this Agreement. FARMOR shall have free access during customary business hours to all records relative to such operations.

                                    EXHIBIT C
                   TO FARMOUT AGREEMENT DATED AUGUST 22, 2000

                                    INSURANCE

FARMEE shall provide, at its expense and in its name, and maintain in full force and effect at all times during which operations are conducted by FARMEE on the Farmout Acreage, insurance by a duly licensed insurance company or companies of the kinds and in the minimum amounts as set forth below.

Prior to beginning any operations on the Farmout Acreage, FARMEE shall furnish certificates of insurance by FARMEE's insurers in a form satisfactory to FARMOR under all such policies as evidence that all such insurance is carried, and providing that not less than ten (10) days prior, written notice of material change in or cancellation of such insurance, or any part thereof, will be given to FARMOR.

o    Workmen's Compensation and Employer's Liability

     FARMEE shall provide insurance covering FARMEE's employees engaged in operations on the lands subject to this Agreement in compliance with the laws of the state in which said lands are situated and Employers Liability Insurance of not less than $1,000,000.00 for injuries or death to any one employee and $100,000.00 for injuries or death of more than one employee resulting from any one accident;

o    General Public Liability and Property Damage Insurance

     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder with bodily injury and death limit of not less than $100,000.00 for injuries to or death of any one person resulting from any one accident, not less than $300,000.00 for injuries or death of more than one person resulting from any one accident, and property damage limit of not less than $100,000.00 per accident; $300,000.00 aggregate. Provided further than such property damage insurance shall not exclude FARMOR's liability for loss of or damage to property of or above the surface of the earth arising from a blowout or cratering of a gas well or an oil well; and,

o    Automobile Public Liability and Property Damage Insurance

     FARMEE shall provide insurance in connection with all operations conducted by FARMEE hereunder (including coverage on owned and non-owned automobile equipment) with bodily injury or death limit of not less than $100,000.00 for injuries to or death of more than one person resulting from any one accident, and property damage limit of not less than $25,000.00 per accident.

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT



                                    EXHIBIT D
                    TO FARMOUT AGREEMENT DATED AUGUST 2, 2000






                               OPERATING AGREEMENT

                                      DATED

                          ____________________, 2000,
                                                year

OPERATOR       HAY EXPLORATION, INC.
               -----------------------------------------------------------------

CONTRACT AREA  BURKE PROSPECT - AREA OF INTEREST
               -----------------------------------------------------------------
               CONTAINING 4,500 GROSS ACRES, MORE OR LESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COUNTY OR PARISH OF ELLIOTT, STATE OF KENTUCKY





                      COPYRIGHT 1989 - ALL RIGHTS RESERVED
                        AMERICAN ASSOCIATION OF PETROLEUM
                        LANDMEN, 4100 FOSSIL CREEK BLVD.
                    FORT WORTH, TEXAS, 76 137, APPROVED FORM.

                             A.A.P.L. NO. 610 - 1989

                                TABLE OF CONTENTS

Article                                 Title                               Page
-------                                 -----                               ----
I.        DEFINITIONS..........................................................1
II.       EXHIBITS.............................................................1
III.      INTERESTS OF PARTIES.................................................3
          A.   OIL AND GAS INTERESTS:..........................................9
          B.   INTERESTS OF PARTIES IN COSTS AND PRODUCTION....................2
          C.   SUBSEQUENTLY CREATED INTERESTS..................................9
IV.       TITLES...............................................................2
          A.   TITLE EXAMINATION...............................................9
          B.   LOSS OR FAILURE OF TITLE........................................3
               1.   Failure of Title...........................................3
               2.   Loss by Non-Payment or Erroneous Payment of Amount Due.....3
               3.   Other Losses...............................................3
               4.   Curing Title...............................................3
V.        OPERATOR.............................................................4
          A.   DESIGNATION AND RESPONSIBILITIES OF OPERATOR....................4
          B.   RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:..4
               1.   Resignation or Removal of Operator.........................4
               2.   Selection of Successor Operator............................4
               3.   Effect of Bankruptcy.......................................4
          C.   EMPLOYEES AND CONTRACTORS:......................................4
          D.   RIGHTS AND DUTIES OF OPERATOR:..................................4
               1.   Competitive Rates and Use of Affiliates....................4
               2.   Discharge of Joint Account Obligations.....................4
               3.   Protection from Liens......................................4
               4.   Custody of Funds...........................................5
               5.   Access to Contract Area and Records........................5
               6.   Filing and Furnishing Governmental Reports.................5
               7.   Drilling and Testing Operations............................5
               8.   Cost Estimates.............................................5
               9.   Insurance..................................................5
VI.       DRILLING AND DEVELOPMENT.............................................5
          A.   INITIAL WELL....................................................5
          B.   SUBSEQUENT OPERATIONS:..........................................5
               1.   Proposed Operations........................................5
               2.   Operations by Less Than All Parties........................6
               3.   Stand-By Costs.............................................7
               4.   Deepening..................................................8
               5.   Sidetracking...............................................8
               6.   Order of Preference of Operations..........................8
               7.   Conformity to Spacing Pattern..............................9
               8.   Paying Wells...............................................9
          C.   COMPLETION OF WELLS; REWORKING AND PLUGGING BACK................9
               1.   Completion.................................................9
               2.   Rework, Recomplete or Plug Back............................9
          D.   OTHER OPERATIONS................................................9
          E.   ABANDONMENT OF WELLS............................................9
               1.   Abandonment of Dry Holes...................................9
               2.   Abandonment of Wells That Have Produced...................10
               3.   Abandonment of Non-Consent Operations.....................10
          F.   TERMINATION OF OPERATIONS......................................10
          G.   TAKING PRODUCTION IN KIND......................................10
               (Option 1) Gas Balancing Agreement.............................10
               (Option 2) No Gas Balancing Agreement..........................11
VII.      EXPENDITURES AND LIABILITY OF PARTIES...............................11
          A.   LIABILITY OF PARTIES:..........................................11
          B.   LIENS AND SECURITY INTERESTS...................................11
          C.   ADVANCES.......................................................12
          D.   DEFAULTS AND REMEDIES..........................................12
               1.   Suspension of Rights......................................13
               2.   Suit for Damages..........................................13
               3.   Deemed Non-Consent........................................13
               4.   Advance Payment...........................................13
               5.   Costs and Attorneys' Fees.................................13
          E.   RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES...........13
          F.   TAXES..........................................................13
VIII.     ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST....................14
          A.   SURRENDER OF LEASES............................................14
          B.   RENEWAL OR EXTENSION OF LEASES.................................14
          C.   ACREAGE OR CASH CONTRIBUTIONS..................................14

                                TABLE OF CONTENTS

          D.   ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:...................15
          E.   WAIVER OF RIGHTS TO PARTITION*.................................15
          F.   PREFERENTIAL RIGHT TO PURCHASE.................................15
IX.       INTERNAL REVENUE CODE ELECTION......................................15
X.        CLAIMS AND LAWSUITS.................................................15
XI.       FORCE MAJEURE.......................................................16
XII.      NOTICES.............................................................16
XIII.     TERM OF AGREEMENT...................................................16
XIV.      COMPLIANCE WITH LAWS AND REGULATIONS................................16
          A.   LAWS, REGULATIONS AND ORDERS...................................16
          B.   GOVERNING LAW..................................................16
          C.   REGULATORY AGENCIES............................................16
XV.       MISCELLANEOUS.......................................................17
          A.   EXECUTION:.....................................................17
          B.   SUCCESSORS AND ASSIGNS*........................................17
          C.   COUNTERPARTS...................................................17
          D.   SEVERABILITY...................................................17
XVI.      OTHER PROVISIONS....................................................17

                              OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between HAY EXPLORATION, INC. hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:
     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.
     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.
     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."
     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.
     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.
     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.
     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.
     H. The term "initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.
     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.
     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.
     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.
     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.
     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.
     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.
     O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.
     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.
     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.
     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.
     S. The term "Paying Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting the lessor's royalty burden on such production, exceed the well's operating expenses (not including drilling or other capital costs), regardless of how small the margin, over a small period of time, not to exceed 12 consecutive months.
     T. The term "Commercial Quantities" shall mean, with respect to any well, quantities of Oil and/or Gas production, the revenues attributable to which, after deducting all burdens on such production including without limitation, the lessor's royalty burden, overriding royalties, and production payment, make the well profitable, taking into account the total costs associated with the well over its entire life, including, without limitation, drilling costs and other capital costs and operating expenses.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singu1ar, and any gender includes the masculine, feminine, and neuter. It shall also mean legal entities such as corporations, partnerships, joint ventures, sole proprietorships, etc.

                                   ARTICLE II.
                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

   X      A.   Exhibit "A," shall include the following information:
-------        (1)  Description of lands subject to this agreement,
               (2)  Restrictions, if any, as to depths, formations, or
                    substances,
               (3)  Parties to agreement with addresses and telephone numbers for notice purposes,
               (4)  Percentages or fractional interests of parties to this agreement,
               (5)  Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
               (6)  Burdens on production.

          B.   Exhibit "B," Form of Lease.
-------
   X      C.   Exhibit "C," Accounting Procedure.
-------

   X      D.   Exhibit "D," Insurance.
-------
   X      E.   Exhibit "E," Gas Balancing Agreement.
-------
   X      F.   Exhibit "F," Non-Discrimination and Certification of
-------        Non-Segregated Facilities.

          G.   Exhibit "G," Tax Partnership.
-------
   X      H.   Other: WELL INFORMATION REQUIREMENTS
-------

     If any provision, any exhibit, except Exhibits "E," "F" and "G," is, consistent with any provision contained in the body of this agreement, revisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B.   INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C.   SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest."

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES

A.   TITLE EXAMINATION:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B.   LOSS

     Losses: All losses of Leases or Interests committed to this agreement, shall be joint Bosses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

                                   ARTICLE V.
                                    OPERATOR


A.   DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

     HAY EXPLORATION, INC. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B.   RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

     1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement. Good Cause shall mean the failure or refusal on the part of the Operator to carry out its duties hereunder as acts or omissions committed by Operator that constitute gross negligence or willful misconduct.

     Subject to Article VII.D.I., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A." in the event operator plans to file for bankruptcy, Operator agrees to notify all Non-Operators by mail at least ten
(10) days in advance of that filing. Failure of Operator to so notify the Non-Operators as stated above shall cause this agreement to automatically terminate.

C.   EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D.   RIGHTS AND DUTIES OF OPERATOR:

     1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator, the cost of which shall be billed to the Joint Account, shall be performed or supplied at competitive rates.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from


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